As filed with the Securities and Exchange Commission on March 27, 2003
                                                     Registration No. 333-103670

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------


                              PEOPLES BANCORP INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                      Ohio
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


                                     522110
            --------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)


                                   31-0987416
                      ------------------------------------
                      (I.R.S. Employer Identification No.)


                                138 Putnam Street
                                  P.O. Box 738
                               Marietta, OH 45750
                                 (740) 373-3155
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                   Charles R. Hunsaker, Esq., General Counsel
                              Peoples Bancorp Inc.
                                138 Putnam Street
                                  P.O. Box 738
                              Marietta, Ohio 45750
                                 (740) 374-6109
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           --------------------------

                                   Copies to:

   Charles S. DeRousie, Esq.                     Joseph M. Ford
   Vorys, Sater, Seymour and Pease LLP           Bracewell & Patterson L.L.P.
   52 East Gay Street                            111 Congress Ave., Suite 2300
   Columbus, Ohio 43215                          Austin, Texas 78701
   (614) 464-6339                                (512) 494-3606

       Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effective date of the Registration Statement and upon the effective date of the merger of Kentucky Bancshares Incorporated with and into the Registrant, pursuant to the Agreement and Plan of Merger described in the enclosed proxy statement/prospectus included as Part I of this Registration Statement.

       If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:[ ]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]


                     ---------------------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

----------------------------------      -----------------------------------
       PEOPLES BANCORP INC.
            Prospectus                   KENTUCKY BANCSHARES INCORPORATED
            For up to                           Proxy Statement
     609,348 common shares of                        For
       Peoples Bancorp Inc.                   Special Meeting of
    to be issued in connection                  Shareholders of
       with the merger of                Kentucky Bancshares Incorporated
 Kentucky Bancshares Incorporated           to be held on May 5, 2003
    into Peoples Bancorp Inc.                     at 9:00 a.m.
----------------------------------      ----------------------------------

         The boards of directors of Kentucky Bancshares and Peoples have each unanimously approved the Agreement and Plan of Merger and the related Plan of Merger. If the merger is completed, the shareholders of Kentucky Bancshares will receive cash, Peoples common shares or a combination of cash and Peoples common shares, as calculated in accordance with the merger agreement. The merger considertation received by Kentucky Bancshares shareholders will have an approximate value of $2,575,000 per Kentucky Bancshares common share.
Following the merger, Kentucky Bancshares will no longer exist as a separate entity.

         Peoples common shares are listed on The Nasdaq National Market under the symbol "PEBO." On November 29, 2002, the last trading day prior to the joint public announcement by Peoples and Kentucky Bancshares of the proposed merger, Peoples common shares closed at $25.90 per share. On March 26, 2003, the last trading day before the date of this proxy statement/prospectus, Peoples common shares closed at $22.95 per share.

         This document is a proxy statement for use by Kentucky Bancshares in soliciting proxies for its special meeting of shareholders. It is also a prospectus for Peoples relating to the issuance of Peoples common shares in connection with the merger. This document provides detailed information about the merger and includes copies of the Agreement and Plan of Merger and the related Plan of Merger. We urge you to read the entire document before deciding how to vote. You should carefully consider the risk factors relating to the merger, which are described beginning on page 14.

         Adoption of the Agreement and Plan of Merger and the related Plan of Merger requires the affirmative vote of at least a majority of the issued and outstanding common shares of Kentucky Bancshares. As of March 26, 2003, the directors and executive officers of Kentucky Bancshares and their respective affiliates in the aggregate beneficially owned 10,895, or approximately 92.1% of the oustanding Kentucky Bancshares common shares. Pursuant to a Stockholder Voting Agreement dated November 29, 2002, each of these directors and executive officers of Kentucky Bancshares has agreed to vote his or hers Kentucky Bancshares common shares "for" the adoption of the Agreement and Plan of Merger and the related Plan of Merger. Thus, the Agreement and Plan of Merger and the related Plan of Merger will be adopted if the directors and executive officers of Kentucky Bancshares vote their shares in accordance with the Stockholder Voting Agreement.

         Any shareholder of Kentucky Bancshares has the right to dissent from the merger and demand to be paid in cash the fair value of the shareholder's Kentucky Bancshares common shares upon complying in full with the provisions of Sections 271B.13-010 to 271B.13-310 of the Kentucky Revised Statutes. A copy of the provisions of Sections 271B.13-010 to 271B.13-310 of the Kentcky Revised Statues are attached to this proxy statement/prospectus as Appendix D.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Peoples common shares to be issued in connection with the merger or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


         This proxy statement/prospectus is dated March 27, 2003, and is first being mailed to shareholders of Kentucky Bancshares on or about April 2, 2003.

                      REFERENCES TO ADDITIONAL INFORMATION

         This proxy statement/prospectus incorporates important business and financial information about Peoples from documents that Peoples has filed with the Securities and Exchange Commission, but has not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents related to Peoples that are incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from:

                   Peoples Bancorp Inc.
                   138 Putnam Street
                   Marietta, Ohio 45750
                   Attention: Charles R. Hunsaker, General Counsel
                   (740) 374-6109

         Any request for documents should be made by April 28, 2003 to ensure timely delivery of the documents prior to the special meeting. If you request any documents, Peoples will mail the documents to you by first class mail, or another equally prompt means, by the next business day after your request is received.

         See "Where You Can Find More Information" on page 62 for more information about the documents referred to in this proxy statement/prospectus.

                        Kentucky Bancshares Incorporated
                               900 Diederich Blvd.
                             Russell, Kentucky 41169
                            -------------------------

                    Notice of Special Meeting of Shareholders

         A special meeting of shareholders of Kentucky Bancshares Incorporated, a Kentucky corporation, will be held at the offices of Kentucky Bancshares, located at 900 Diederich Blvd., Russell, Kentucky 41169, on May 5, 2003, at 9:00 a.m., local time, for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger dated as of November 29, 2002, by and between Kentucky Bancshares and Peoples Bancorp Inc., as amended as of March 6, 2003, and the related Plan of Merger dated as of March 24, 2003. Subject to the terms and conditions of the merger agreement, at the effective time of the merger, the outstanding common share of Kentucky Bancshares will be converted into the right to receive cash, Peoples common shares, or a combination of cash and Peoples common shares, as calculated in accordance with the merger agreement. The merger consideration received by Kentucky Bancshares shareholders will have an approximate value of $2,575.00 per Kentucky Bancshares common share.

2. To transact such other business as may properly come before the special meeting or any adjournment of the special meeting.

         The Board of Directors of Kentucky Bancshares unanimously recommends that you vote "for" the proposal to adopt the Agreement and Plan of Merger and the related Plan of Merger.

         Any shareholder of Kentucky Bancshares has the right to assert dissenters' rights under Sections 271B.13-010 to 271B.13-310 of the Kentucky Revised Statutes in connection with the merger. A copy of Sections 271B.13-010 to 271B.13-310 of the Kentucky Revised Statutes is attached as Appendix D to the enclosed proxy statement/prospectus.

         Only shareholders of record as of the close of business on March 26, 2003 will be entitled to vote at the special meeting and any adjournment of the special meeting.

         Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and promptly return it in the accompanying envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time before it is voted at the special meeting by delivering a later dated executed proxy card or a written notice of revocation to Kentucky Bancshares or by voting in person at the special meeting. Your attendance at the special meeting will not, in and of itself, constitute a revocation of your proxy.

                                      By Order of the Board of Directors,

                                  /s/ SANDRA F. TILTON

Russell, Kentucky                     Sandra F. Tilton, Secretary
April 2, 2003

                                TABLE OF CONTENTS

Description                                                              Page
-----------                                                              ----

Questions and Answers About the Merger......................................1
Summary.....................................................................4
    Parties to the Merger...................................................4
    Kentucky Bancshares Special Meeting.....................................5
    The Merger..............................................................5
        Reasons for the Merger..............................................5
        Opinion of Alex Sheshunoff & Co. Investment Banking, L.P............6
        Exchange of Kentucky Bancshares Common Shares;
                Merger Consideration........................................7
        Fractional Shares...................................................8
        Exchange of Certificates............................................8
        Accounting Treatment................................................8
        Federal Income Tax Consequences.....................................8
        Stockholder Voting Agreement........................................8
        Interests of Persons in Merger......................................9
        Resale of Peoples Common Shares.....................................9
        Regulatory Approvals................................................9
    The Merger Agreement....................................................9
        Representations and Warranties; Covenants..........................10
        Conditions; Effective Time.........................................10
        Amendment and Termination..........................................10
        Recommendation of the Board of Directors...........................11
    Rights of Dissenting Shareholders......................................11
    Comparison of Rights of Holders of Peoples Common
                Shares and of Kentucky Bancshares Common Shares............11
Peoples Selected Financial Data............................................12
Risk Factors...............................................................14
The Special Meeting........................................................16
    Matters to be Considered at the Special Meeting........................16
    Voting at the Special Meeting; Record Date.............................16
Principal Shareholders of Kentucky Bancshares..............................17
The Merger.................................................................18
    Background.............................................................18
    Reasons for the Merger.................................................20
    Opinion of Alex Sheshunoff & Co. Investment Banking L.P................21
    Exchange of Kentucky Bancshares Common Shares..........................24
        Exchange of Common Shares..........................................24
        Merger Consideration...............................................25
        Election Procedures................................................26
        Allocation Procedure...............................................26
        No Fractional Peoples Common Shares to Be Issued...................27
    Closing of Kentucky Bancshares Share Transfer Books;
                Exchange of Certificates...................................27
    Rights of Holders of Kentucky Bancshares Share Certificates
                Prior to Surrender.........................................27
    Lost Share Certificates................................................28
    Accounting Treatment of the Merger.....................................28
    Federal Income Tax Consequences of the Merger..........................28
    Interests of Persons in the Merger.....................................29
    Resale of Peoples Common Shares Received in the Merger.................30
    Regulatory Approvals...................................................31
    Existing Relationship between Peoples and Kentucky Bancshares..........31
The Merger Agreement.......................................................31
    The Merger.............................................................31
    Conversion of Shares...................................................32
    Representations and Warranties.........................................32
    Conduct of Business Pending the Merger.................................34
    Conditions to the Consummation of the Merger...........................39
    Effective Time of the Merger...........................................42
    Amendment and Termination..............................................42
    Costs and Expenses; Indemnification....................................43
    Recommendation and Vote................................................44
Rights of Dissenting Shareholders..........................................44
Business of Peoples........................................................46
    General................................................................46
    Additional Information.................................................48
Management of Peoples......................................................48
    Directors and Executive Officers.......................................48
Business of Kentucky Bancshares............................................50
Comparison of Rights of Holders of Peoples Common Shares and Holders
                of Kentucky Bancshares Common Shares.......................51
    General................................................................51
    Authorized Capital Stock...............................................52
    Board of Directors.....................................................52
    Nominations............................................................52
    Director Qualifications................................................53
    Removal and Filling of Vacancies.......................................53
    Voting Rights..........................................................54
    Payment of Dividends...................................................54
    Special Meetings of Shareholders.......................................54
    Shareholder Action Without a Meeting...................................55
    Pre-Emptive Rights.....................................................55
    Mergers and Consolidations.............................................55
    Other Corporate Transactions...........................................56
    Amendment of Articles..................................................57
    Anti-Takeover Statutes.................................................57
    Director and Officer Liability and Indemnification.....................58
Legal Matters..............................................................61
Experts....................................................................61
Cautionary Statement Regarding Forward-Looking Information.................61
Where You Can Find More Information........................................62
    SEC Filings............................................................62
    Registration Statement.................................................62
    Documents Incorporated by Reference....................................62


                               LIST OF APPENDICES
                               ------------------

Appendix A  Agreement and Plan of Merger, dated as of November 29, 2002, between
            Peoples Bancorp Inc. and Kentucky Bancshares Incorporated as amended as of March 6, 2003............................................... A

Appendix B  Plan of Merger, dated as of March 24, 2003, between Peoples Bancorp
            Inc. and Kentucky Bancshares Incorporated......................... B

Appendix C  Opinion of Alex Sheshunoff & Co. Investment Banking, L.P.......... C

Appendix D  Sections 271B.13-010 to 271B.13-310 of the Kentucky Revised Statutes
            governing dissenters' rights of Kentucky Bancshares shareholders.. D

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. What will Kentucky Bancshares shareholders receive for their Kentucky Bancshares common shares in the merger?

A. When the merger is completed, Kentucky Bancshares shareholders will receive cash, Peoples common shares, or a combination of cash and Peoples common shares, as calculated in accordance with the merger agreement. The merger consideration received by Kentucky Bancshares shareholders will have an approximate value of $2,575.00 per Kentucky Bancshares common share. Kentucky Bancshares shareholders will have the opportunity to elect whether to receive cash, Peoples common shares or a combination of cash and Peoples common shares. That election, however, may be adjusted under the terms of the merger agreement so that the amount of cash consideration paid by Peoples to Kentucky Bancshares shareholders constitutes approximately 50% of the total merger consideration. As a result, Kentucky Bancshares shareholders cannot be sure of the exact combination of cash or Peoples common shares that they will receive in the merger at the time that they vote their common shares.

     In addition, the market price of the Peoples common shares may change from day to day. As a result, Kentucky Bancshares shareholders cannot be sure of the market value of the Peoples common shares that they will receive in the merger at the time they vote their common shares. The closing price of a Peoples common share on November 29, 2002, the last trading day before the announcement of the merger, was $25.90. The closing price of a Peoples common share on March 26, 2003, the last trading day before the date of this proxy statement/prospectus, was $22.95.


Q. How do I make an election to receive cash, Peoples common shares or a combination of cash and Peoples common shares?

A. Peoples will cause an election form and other appropriate transmittal materials to be mailed to you within five business days after the closing of the merger. The election materials will permit you to make an election with respect to the consideration you will receive for your Kentucky Bancshares common shares in the merger. You also may choose to make no election by indicating that choice on the election forms that you receive. The election materials will specify the manner in which they are to be completed, the agent to whom the forms should be returned and the deadline for submitting the forms to the agent. The agent will count only those elections which are made in accordance with the instructions contained in the election materials and which are received by the indicated deadline. The election materials will be mailed only if the merger is closed following adoption of the merger agreement by the Kentucky Bancshares shareholders.

Q. What happens if I make no election as to whether to receive cash, Peoples common shares or a combination of cash and Peoples common shares?

A. We will convert all Kentucky Bancshares common shares with respect to which no election has been made in accordance with formulas specified in the merger agreement. Those formulas give priority to converting Kentucky Bancshares common shares with respect to which an election has been made in accordance with the specification.

Q.   What happens to my future Kentucky Bancshares dividends?

A. Kentucky Bancshares paid a cash dividend of $30.00 per share on January 2, 2003. Under the terms of the merger agreement, Kentucky Bancshares may not declare or pay any other dividends prior to the consummation of the merger.

Q. What vote is required to adopt the merger agreement and the related plan of merger?

A. In order for us to complete the merger, the holders of at least a majority of the issued and outstanding Kentucky Bancshares common shares must vote to adopt the merger agreement and the related plan of merger. As of March 26, 2003, the directors and executive officers of Kentucky Bancshares and their respective affiliates in the aggregate beneficially owned 10,895, or approximately 92.1%, of the outstanding Kentucky Bancshares common shares. Pursuant to a Stockholder Voting Agreement dated November 29, 2002, each of these directors and executives officers of Kentucky Bancshares has agreed to vote his or her Kentucky Bancshares common shares "for" the adoption of the merger agreement and the related plan of merger. Thus, the merger agreement and the related plan of merger will be adopted if the directors and executive officers of Kentucky Bancshares vote their shares in accordance with the Stockholder Voting Agreement.

     The board of directors of Kentucky Bancshares unanimously recommends voting "for" the adoption of the merger agreement and the related plan of merger.


Q. What will happen if the shareholders of Kentucky Bancshares do not adopt the merger agreement and the related plan of merger?

A. If the shareholders of Kentucky Bancshares do not adopt the merger agreement and the related plan of merger, management and the board of directors will continue to operate Kentucky Bancshares as before, and may consider other strategic alternatives. If, however, the Board of Directors of Kentucky Bancshares elects to terminate the merger agreement as a result of another acquisition proposal, then Kentucky Bancshares will have to pay Peoples a termination fee in the amount of $1,500,000.

Q.   What do I need to do now?

A. After you have carefully read this document, please indicate on the enclosed proxy card how you want to vote. Sign and date the proxy card and mail it in the enclosed prepaid return envelope marked "Proxy" as soon as possible, so that your Kentucky Bancshares common shares may be represented and voted at the special meeting.


Q.   What happens if I do not send in my proxy card or if I abstain from voting?

A. If you do not send in your proxy card or if you abstain from voting, it will have the same effect as a vote "against" adoption of the merger agreement and the related plan of merger.

Q.   Can I change my vote after I have mailed my signed proxy card?

A. Yes. You can change your vote at any time before your proxy is voted at the special meeting. Just send in a later dated, signed proxy card or a written notice of revocation to Sandra F. Tilton, the Secretary of Kentucky Bancshares, before the special meeting or attend the special meeting and vote in person. Your attendance at the special meeting, in and of itself, will not revoke your proxy.

Q.   When do you expect to complete the merger?

A. We are working toward completing the merger as quickly as possible. We anticipate completing the merger shortly after the special meeting is held, assuming that the Kentucky Bancshares shareholders adopt the merger agreement and the related plan of merger.

Q.   Should I send in my Kentucky Bancshares stock certificates now?

A. No. After the merger is completed, you will receive written instructions from the exchange agent on how to exchange your Kentucky Bancshares stock certificates for the merger consideration. Please do not send in your stock certificates with your proxy.

Q.   If I do not favor the transaction, what are my rights?

A. If you deliver a written objection to the merger prior to the special meeting, do not vote "for" adoption of the merger agreement and the related plan of merger at the special meeting and comply with the other prescribed statutory procedures, you will be entitled to the payment of cash equal to the fair value of your Kentucky Bancshares common shares, as determined in accordance with Sections 271B.13-010 to 271B.13-310 of the Kentucky Revised Statutes, in lieu of the Peoples common shares or cash you would otherwise be entitled to receive in accordance with the merger agreement.

Q.   Where can I find more information about Peoples?

A. Peoples files reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the Internet site the SEC maintains at www.sec.gov, which may be accessed from Peoples' website at www.peoplesbancorp.com (each of these uniform resource locators (URLs) is an inactive textual reference only and is not intended to incorporate the website into this prospectus). You can also request copies of these documents from Peoples.

Q.   Who can answer any other questions I may have?

A.   If you have questions, you may contact us at:


Peoples Bancorp Inc.             Kentucky Bancshares Incorporated
138 Putnam Street                900 Diederich Blvd.
P.O. Box 738                     Russell, Kentucky 41169
Marietta, Ohio 45750             Attention: C. Ronald Christmas, President & CEO
Attention: Charles R. Hunsaker  (606) 836-1510
           General Counsel
(740) 374-6109

                                     SUMMARY

         This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that you may consider important. We urge you to read carefully the entire document and the other documents referred to in this document to fully understand the proposed merger.

         We propose a merger between Kentucky Bancshares and Peoples. If the holders of at least a majority of the issued and outstanding Kentucky Bancshares common shares adopt the merger agreement and the related plan of merger, and if all other conditions to the consummation of the merger are satisfied, Kentucky Bancshares will merge with and into Peoples. Following the merger, Peoples will continue its existence under the laws of the State of Ohio as the surviving corporation of the merger, and Kentucky Bancshares' banking subsidiary, Kentucky Bank & Trust, will be merged with and into Peoples' banking subsidiary, Peoples Bank, National Association - (Peoples Bank).

PARTIES TO THE MERGER

Peoples Bancorp Inc. (See page 46)
138 Putnam Street
P.O. Box 738 Marietta, Ohio 45750 (740) 373-3155


         Peoples is a financial holding company organized in 1980, with origins in the Mid-Ohio Valley dating back to 1902. Peoples' wholly-owned subsidiaries include Peoples Bank, Peoples Investment Company, PEBO Capital Trust I and PEBO Capital Trust II. Peoples Bank also owns an insurance agency subsidiary and an asset management subsidiary. Peoples Investment Company also owns a capital management subsidiary.

         Peoples' principal operating subsidiary, Peoples Bank, is a full-service community bank that provides financial products and services through 45 financial service locations and 30 automated teller machines (ATMs) in Ohio, West Virginia and Kentucky, as well as through banking by phone and internet-based banking. Peoples Bank provides an array of financial products and services that include traditional banking products, such as deposit accounts, lending products, credit and debit cards, corporate and personal trust services and safe deposit rental facilities. Peoples Bank also offers a full range of life, property and casualty insurance products through Peoples Insurance Agency, Inc., and provides customer-tailored solutions for asset management needs through its Peoples Financial Advisors division. Brokerage services are offered through an unaffiliated registered broker/dealer located at Peoples Bank offices.

         At December 31, 2002, Peoples had 462 full-time equivalent employees, total assets of $1.4 billion, total loans of $850.9 million, total deposits of $955.9 million, and total stockholders' equity of $147.2 million. Peoples Bank held trust assets with an approximate market value of $500 million at December 31, 2002. Peoples common shares are traded on The Nasdaq National Market under the symbol "PEBO."


Kentucky Bancshares Incorporated (See page 50)
900 Diederich Blvd.
Russell, Kentucky 41169
(606) 836-9000



         Kentucky Bancshares, Inc. is a one-bank holding company organized in 1993. It holds 100% of the outstanding capital stock of Kentucky Bank & Trust, a Kentucky-chartered banking association which was originally chartered in 1976 as the Greenup County Bank.

         Kentucky Bank & Trust is a full service community bank that offers a full range of financial products and services through five banking offices located in Russell, South Shore, Greenup, Flatwoods and Ashland, Kentucky. The majority of Kentucky Bancshares's business is generated from customers whose businesses or residences are located in Greenup and Boyd Counties, Kentucky. The principal services offered by Kentucky Bancshares include deposit accounts, lending products, credit and debit cards, internet banking, automated teller machines (ATMs), corporate and personal trust services and safe deposit rental facilities. Kentucky Bancshares' primary business involves the attraction of deposits from the general public and the use of such deposits, together with borrowed funds, to originate loans secured by residential and commercial real estate and, to a lesser extent, consumer and commercial business loans.

         At December 31, 2002, Kentucky Bancshares had 41 full-time equivalent employees, total assets of $126.7 million, total loans of $77.6 million, total deposits of $98.7 million, and total stockholders' equity of $16.7 million. There is no established public trading market for Kentucky Bancshares' common stock.


KENTUCKY BANCSHARES SPECIAL MEETING (SEE PAGE 16)

         Kentucky Bancshares will hold a special meeting of shareholders on May 5, 2003, at 9:00 a.m., local time, at the offices of Kentucky
Bancshares, 900 Diederich Blvd., Russell, Kentucky 41169. Only the holders of record of the issued and outstanding Kentucky Bancshares common shares at the close of business on March 26, 2003 will be entitled to notice of, and to vote at, the special meeting and any adjournment of the special meeting. As of the record date, there were 11,832 common shares issued and outstanding, each of which will be entitled to one vote on each matter properly submitted for vote to the shareholders at the special meeting.


         At the special meeting, Kentucky Bancshares will ask you to consider and vote upon:

          o a proposal to adopt the merger agreement and the related plan of merger, and

          o the transaction of any other business that properly comes before the special meeting or any adjournment of the special meeting.

         The affirmative vote of the holders of at least a majority of the issued and outstanding Kentucky Bancshares common shares, voting in person or by proxy, is required to adopt the merger agreement and the related plan of merger. If you abstain from voting or fail to return your properly executed proxy card, the effect will be a vote "against" adoption of the merger agreement and the related plan of merger. As of March 26, 2003, the directors and executive officers of Kentucky Bancshares (12 persons) and their respective affiliates in the aggregate beneficially owned 10,895, or approximately 92.1% of the outstanding Kentucky Bancshares common shares. Pursuant to a Stockholder Voting Agreement dated November 29, 2002, each of these directors and executive officers of Kentucky Bancshares has agreed to vote his or her Kentucky Bancshares common shares "for" the adoption of the merger agreement and the related plan of merger at the special meeting. Thus, the merger agreement and the related plan of merger will be adopted if the directors and executive officers of Kentucky Bancshares vote their shares in accordance with the Stockholder Voting Agreement.



         If you return your properly executed proxy card prior to the special meeting and do not revoke it prior to its use, the Kentucky Bancshares common shares represented by that proxy card will be voted at the special meeting, or any adjournment of the special meeting. The Kentucky Bancshares common shares will be voted as specified on the proxy card or, in the absence of specific instructions to the contrary, will be voted "for" adoption of the merger agreement and the related plan of merger.

         If you return a proxy card which has been voted "against" adoption of the merger agreement and the related plan of merger, your proxy will not be used to vote to adjourn the special meeting so that Kentucky Bancshares may solicit further support for adoption of the merger agreement and the related plan of merger.


THE MERGER (SEE PAGE 18)

REASONS FOR THE MERGER (SEE PAGE 20)


         The board of directors of Kentucky Bancshares believes that the merger with Peoples is fair and in the best interests of Kentucky Bancshares and its shareholders. In reaching its determination to approve the merger agreement and to recommend adoption of the merger agreement by the Kentucky Bancshares shareholders, the Kentucky Bancshares board of directors consulted with Kentucky Bancshares management, legal counsel and industry and financial consultants, including the firm of Alex Sheshunoff & Co. Investment Banking, L.P. The board of directors of Kentucky Bancshares considered the following material factors, among others, in making its decision to approve the merger agreement and the merger:

          o Kentucky Bancshares' business, operations, earnings, prospects, financial condition and market for its common shares;

          o the business, operations, earnings, prospects and financial condition of Peoples, as well as the enhanced opportunities for operating efficiencies that could result from the merger;

          o the commitment of Peoples to provide the opportunity for continued employment to employees of Kentucky Bancshares;

          o    Peoples' record of successful acquisitions;

          o alternatives to the merger, including remaining independent and growing internally or remaining independent for a period of time and then selling, and competitive problems and risks that Kentucky Bancshares was likely to encounter as an independent bank;

          o the market prices at which Peoples common shares have been trading in recent periods and the substantially more liquid market available for Peoples common shares compared to the market for Kentucky Bancshares common shares;

          o    the terms of the merger agreement;

          o the expectation that the merger will be a tax-free transaction to Kentucky Bancshares and generally will be a tax-free transaction to its shareholders proportionate to the consideration received in the form of Peoples common shares;

          o the apparent absence of any significant problems in obtaining regulatory approvals for the merger; and

          o the opinion of Alex Sheshunoff & Co. Investment Banking, L.P. that the consideration provided for in the merger agreement was fair to Kentucky Bancshares shareholders from a financial point of view.

          Peoples' interest in acquiring Kentucky Bancshares is based on the opportunity to:

               o provide additional financial service locations in Boyd and Greenup Counties in northern Kentucky;

               o offer additional products and services to the Kentucky Bancshares customers;

               o acquire and expand the deposit and funding base provided by Kentucky Bancshares; and

               o integrate Kentucky Bancshares' trust and investment relationships with Peoples' Financial Advisors unit.

OPINION OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING, L.P.  (SEE PAGE 21)

         On November 29, 2002, Alex Sheshunoff & Co. Investment Banking, L.P. rendered its oral opinion that, as of such date, the merger consideration was fair, from a financial point of view, to the shareholders of Kentucky Bancshares. Alex Sheshunoff & Co. rendered its written fairness opinion as of March 3, 2003. The opinion is not a recommendation to any shareholder of Kentucky Bancshares as to how to vote. A complete copy of the opinion is included as Appendix C to this proxy statement/prospectus.


EXCHANGE OF KENTUCKY BANCSHARES COMMON SHARES; MERGER CONSIDERATION
(SEE PAGE 24)


         At the effective time of the merger, all Kentucky Bancshares common shares that are owned by Kentucky Bancshares as treasury shares or directly or indirectly by Peoples will be canceled and retired, and no Kentucky Bancshares common shares or other consideration will be delivered in exchange for those shares. Each remaining issued and outstanding Kentucky Bancshares common share, other than those as to which the holders have properly exercised dissenters' rights, will be converted into the right to receive, at the election of the holder and subject to the allocation and proration procedures set forth in the merger agreement and described elsewhere in this proxy statement/prospectus, either:

          o    a cash amount equal to $2,575.00; or

          o the number of Peoples common shares equal to $2,575.00 divided by the average share price of Peoples common shares, or expressed as a fraction:

                                    $2,575.00
                -------------------------------------------------
                the average share price of Peoples' common shares

         The average share price of Peoples common shares will be determined by the average daily closing price of Peoples common shares, as reported on The Nasdaq National Market, for the thirty consecutive trading days ending at the close of business on the day which is five trading days prior to the consummation of the merger. The merger agreement, however, imposes a $25.00 floor and a $33.00 ceiling on the average share price. Thus, if the average daily closing price of Peoples common shares is equal to or less than $25.00, then the average share price will be deemed to be $25.00. Similarly, if the average daily closing price of Peoples common shares is equal to or greater than $33.00, then the average share price will be deemed to be $33.00.

         The following table sets forth examples of the number of Peoples common shares that a Kentucky Bancshares shareholder may receive depending on the average closing price of Peoples common shares during the relevant thirty-trading-day period:



                                                                          Number of Peoples common
Assumed average share price          Relevant exchange ratio            shares received in exchange
  of Peoples common shares        ($2,575.00 divided by assumed         for each Kentucky Bancshares
                                       average share price)                   common share (1)
-----------------------------     -------------------------------      -------------------------------
         $25.00                             103.00                                103.00

         $29.00                              88.79                                 88.79

         $33.00                              78.03                                 78.03
-----------------------------

(1) Peoples will not issue certificates or scrip representing fractional interests in Peoples common shares in the merger. If a Kentucky Bancshares shareholder is entitled to a fractional Peoples common share, the shareholder will receive cash in an amount equal to the fractional share interest multiplied by the average share price of Peoples common shares.

         Kentucky Bancshares shareholders will have the opportunity to elect whether to receive cash, Peoples common shares, or a combination of cash and Peoples common shares. However, the ability of any Kentucky Bancshares shareholder to receive either all cash, all stock, or a particular percentage of cash or stock is subject to a requirement in the merger agreement that the aggregate cash consideration to be paid in exchange for Kentucky Bancshares common shares may not exceed 50% of the total merger consideration. In the event that the total cash elections made by Kentucky Bancshares shareholders are greater or less than the maximum aggregate cash consideration, appropriate allocations and prorations, as described in the merger agreement, will be made to so that the total cash consideration paid by Peoples in the merger is as close as possible to the maximum aggregate cash consideration.

         The form of merger consideration ultimately received by each Kentucky Bancshares shareholder will depend upon the election, allocation and proration procedures set forth in the merger agreement and described elsewhere in this proxy statement/prospectus. Accordingly, no guarantee can be given that the choice of any Kentucky Bancshares shareholder will be honored.


FRACTIONAL SHARES (SEE PAGE 27)


         Peoples will not issue certificates or scrip representing fractional interests in Peoples common shares in the merger. In lieu of fractional interests, Peoples will pay to each holder of Kentucky Bancshares common shares who otherwise would be entitled to receive a fraction of a Peoples common share, an amount in cash determined by multiplying the fractional share interest by the average share price of the Peoples common shares.


EXCHANGE OF CERTIFICATES (SEE PAGE 27)


         No later than five business days following the consummation of the merger, Peoples Bank, as exchange agent for the merger, will advise each Kentucky Bancshares shareholder of the merger by letter accompanied by a letter of transmittal and election form and instructions for surrendering the certificate or certificates evidencing the shareholder's Kentucky Bancshares common shares to Peoples Bank. Certificates for Kentucky Bancshares common shares should NOT be sent to Peoples Bank until after receipt of the letter of transmittal and election form and should NOT be returned to Kentucky Bancshares with the enclosed proxy card.


ACCOUNTING TREATMENT (SEE PAGE 28)


         The merger will be accounted for as a purchase for financial accounting and reporting purposes.


FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 28)


         The consummation of the merger is conditioned upon Kentucky Bancshares' receipt of the opinion of Vorys, Sater, Seymour and Pease LLP, legal counsel to Peoples, to the effect that:

          o the merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code;

          o no gain or loss will be recognized by Kentucky Bancshares shareholders who exchange their Kentucky Bancshares common shares solely for Peoples common shares, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests, and the tax basis of the shareholders in their Kentucky Bancshares common shares will be carried over for tax purposes to the Peoples common shares received in exchange therefore;

          o Kentucky Bancshares shareholders who receive solely cash in exchange for their Kentucky Bancshares common shares will be treated as having received such payments as distributions in redemption of their Kentucky Bancshares common shares, subject to the provisions and limitations of Section 302 of the Internal Revenue Code; and

          o gain will be recognized by shareholders of Kentucky Bancshares who receive both Peoples common shares and cash in exchange for their Kentucky Bancshares common shares, but not in excess of the amount of cash received.

         Neither the opinion of counsel nor the discussion of federal income tax consequences in this proxy statement/prospectus is binding upon the Internal Revenue Service. We urge you to consult your own tax advisor concerning the specific tax consequences of the merger to you.


STOCKHOLDER VOTING AGREEMENT (SEE PAGE 29)

         In conjunction with the execution of the merger agreement, the directors and executive officers of Kentucky Bancshares entered into a Stockholder Voting Agreement, dated as of November 29, 2002, with Peoples. Pursuant to the Stockholder Voting Agreement, the directors and executive officers of Kentucky Bancshares have agreed to vote their Kentucky Bancshares common shares in favor of the adoption of the merger agreement at the special meeting. As of March 26, 2003, the directors and executive officers of Kentucky Bancshares (12 persons) and their respective affiliates in the aggregate beneficially owned 10,895, or approximately 92.1% of the outstanding Kentucky Bancshares common shares. Thus, the merger agreement and the related plan of merger will be adopted if the directors and executive officers of Kentucky Bancshares vote their shares in accordance with the Stockholder Voting Agreement.

INTERESTS OF PERSONS IN THE MERGER (SEE PAGE 27)

         Peoples agreed to indemnify each of the officers, directors and employees of Kentucky Bancshares and Kentucky Bank & Trust to the full extent Kentucky Bancshares or Kentucky Bank & Trust would have been required to indemnify that person under Kentucky law and the governing documents of Kentucky Bancshares or Kentucky Bank & Trust. The merger agreement also provides for the continuation of director and officer liability insurance for the directors and officers of Kentucky Bancshares for a period of three years.

         In conjunction with the execution of the merger agreement, C. Ronald Christmas, President and Chief Executive Officer of Kentucky Bancshares, entered into an Employment Agreement with Peoples Bank, dated as of November 29, 2002, and an amendment to his existing employment agreement with Kentucky Bank & Trust dated as of July 12, 1991. These agreements provide, among other things, for Mr. Christmas to be employed by Peoples Bank for a term of eighteen months following the merger, and for Mr. Christmas to receive an aggregate of $550,000 in cash payments in connection with the merger.

         Prior to or upon the closing of the merger, Kentucky Bancshares intends to redeem all of the Kentucky Bancshares common shares owned by Mr. Christmas for $2,575.00 per share.

         Prior to the merger, Sandra F. Tilton, Secretary of Kentucky Bancshares and Senior Vice President of Kentucky Bank & Trust, will receive $55,000 as payment of the retention benefit under her contract with Kentucky Bank & Trust. In addition, employees of Kentucky Bancshares and Kentucky Bank & Trust, excluding C. Ronald Christmas, Sandra Tilton and the directors, who do not continue as employees of Peoples or one of its subsidiaries may receive from Kentucky Bancshares, if announced for the employees and accrued by Kentucky Bancshares prior to the merger, a lump sum severance benefit described in
Section 6.03 of the merger agreement.


RESALE OF PEOPLES COMMON SHARES (SEE PAGE 30)


         The Peoples common shares to be issued upon consummation of the merger have been registered with the SEC under the Securities Act of 1933 and will be freely transferable, except for Peoples common shares received by any person who may be deemed to be an affiliate of Kentucky Bancshares. The term "affiliate" generally will include executive officers and directors of Kentucky Bancshares and Kentucky Bank & Trust. Affiliates of Kentucky Bancshares and Kentucky Bank & Trust may not sell their Peoples common shares, except pursuant to an effective registration statement under the Securities Act of 1933 covering the Peoples common shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act of 1933.


REGULATORY APPROVALS (SEE PAGE 31)


         Consummation of the merger is subject to prior receipt by Peoples and Kentucky Bancshares of all necessary regulatory approvals. The principal regulatory approvals required to be obtained are from the Office of the Comptroller of the Currency and from the Federal Reserve Bank of Cleveland under delegated authority from the Federal Reserve Board. An application under the Bank Merger Act was filed with the Office of the Comptroller of the Currency on or about December 20, 2003, relating to the proposed merger of Kentucky Bank & Trust into Peoples Bank immediately following the merger of Kentucky Bancshares into Peoples. Peoples received approval of the merger with Kentucky Bank & Trust from the Office of the Comptroller of the Currency on February 5, 2003, which approval is conditioned upon the delivery of a signed copy of the merger agreement and other documents to the Office of the Comptroller of the Currency prior to the closing. The required notice filing with the Federal Reserve Bank of Cleveland was made on or about February 10, 2003, and Peoples received a letter from the Federal Reserve Bank of Cleveland on February 24, 2003 stating that the Federal Reserve Bank of Cleveland did not object to the consummation of the merger without the filing of a formal application.


THE MERGER AGREEMENT (SEE PAGE 31)

REPRESENTATIONS AND WARRANTIES; COVENANTS (SEE PAGES 32 AND 34)


         In the merger agreement, Kentucky Bancshares and Peoples each have made representations and warranties to each other. In addition, the parties each have made covenants, including covenants related to the conduct of business between the date of the merger agreement and the effective time of the merger.


CONDITIONS; EFFECTIVE TIME (SEE PAGES 39 AND 42)


         The consummation of the merger is subject to satisfaction or waiver of a number of conditions. These include, among others:

          o adoption of the merger agreement by the Kentucky Bancshares shareholders;

          o    absence of legal prohibitions against the merger;

          o material compliance by Peoples and Kentucky Bancshares with their respective obligations under the merger agreement;

          o receipt of all required regulatory approvals and expiration of all applicable waiting periods;

          o receipt of all necessary consents and approvals from third parties;

          o the truth and correctness of the representations and warranties of Peoples and Kentucky Bancshares in all material respects;

          o the holders of less than 10% of the issued and outstanding Kentucky Bancshares common shares have exercised dissenters' rights in accordance with Kentucky law; and

          o approval of the Peoples common shares to be issued in the merger for listing on The Nasdaq National Market.

         Where the law permits, Peoples or Kentucky Bancshares could decide to complete the merger even though one or more conditions has not been satisfied. As soon as possible after the satisfaction or waiver of all conditions, Peoples and Kentucky Bancshares will execute and file a certificate of merger with the Ohio Secretary of State and articles of merger with the Kentucky Secretary of State. Peoples and Kentucky Bancshares presently anticipate that the merger will be completed during May of 2003.


AMENDMENT AND TERMINATION  (SEE PAGE 42)


         Peoples and Kentucky Bancshares may agree in writing to terminate the merger agreement at any time prior to consummation of the merger, even after the Kentucky Bancshares shareholders have approved it. In addition, either Peoples or Kentucky Bancshares may decide to terminate the merger agreement, at any time:

          o after June 30, 2003, if the merger has not been completed on or before that date for reasons other than the breach by the terminating party;

          o if the shareholders of Kentucky Bancshares do not approve the merger agreement at the special meeting or any adjournment of the special meeting;

          o    if a regulatory authority fails to approve the merger;

          o upon specified breaches of the merger agreement by the other party; and

          o if a representation and warranty of a material nature by the other party becomes untrue and is not cured within thirty days of notice of the breach.

         Kentucky Bancshares has an exclusive right to terminate the merger agreement if the average daily closing price of Peoples common shares, as reported on The Nasdaq National Market, for the thirty consecutive trading days ending at the close of business on the day which is five trading days prior to the consummation of the merger, is less than $21.00 per share. Similarly, Peoples has an exclusive right to terminate the merger agreement if the average daily closing price of Peoples common shares during the same thirty-trading-day period is greater than $35.00 per share.

         In the event that the board of directors of Kentucky Bancshares elects to terminate the merger agreement as a result of another acquisition proposal from a third party, then Kentucky Bancshares must pay to Peoples a termination fee in the amount of $1,500,000. This termination fee could discourage other companies from trying to acquire Kentucky Bancshares before the merger.

         Prior to the effective time of the merger, Kentucky Bancshares and Peoples may amend the merger agreement in writing, if their boards of directors each vote to approve the amendment. However, after adoption of the merger agreement by the Kentucky Bancshares shareholders at the special meeting, Peoples and Kentucky Bancshares may not make any amendment which by law requires further approval by the Kentucky Bancshares shareholders unless that further approval is obtained.


RECOMMENDATION OF THE BOARD OF DIRECTORS (SEE PAGE 44)


         The board of directors of Kentucky Bancshares believes that consummation of the proposed merger is in the best interest of Kentucky Bancshares and its shareholders. Accordingly, the Board of Directors of Kentucky Bancshares recommends that you vote "for" adoption of the merger agreement and the related plan of merger.


RIGHTS OF DISSENTING SHAREHOLDERS (SEE PAGE 44)

         Any shareholder of Kentucky Bancshares has the right to dissent from the merger and demand to be paid in cash the fair value of the shareholder's Kentucky Bancshares common shares upon complying in full with the provisions of Sections 271B.13-010 to 271B.13-310 of the Kentucky Revised Statutes. A copy of the provisions of Sections 271B.13-010 to 271B.13-310 of the Kentucky Revised Statutes are attached to this proxy statement/prospectus as Appendix D. Failure to follow such provisions precisely may result in the loss of dissenters' rights.

         A Kentucky Bancshares shareholder who desires to dissent from the merger must deliver a written objection to the merger to Kentucky Bancshares before the vote on the merger at the special meeting and must not vote the shareholder's common shares in favor of adoption of the merger agreement at the special meeting. Written objections should be sent to Kentucky Bancshares, 900 Diederich Blvd., Russell, Kentucky 41169, Attention: Sandra F. Tilton, Secretary. Consummation of the merger is subject to the condition that the holders of less than 10% of the issued and outstanding Kentucky Bancshares common shares have exercised dissenters' rights in accordance with Kentucky law.


COMPARISON OF RIGHTS OF HOLDERS OF PEOPLES COMMON SHARES AND OF KENTUCKY BANCSHARES COMMON SHARES (SEE PAGE 51)


         Peoples is a corporation organized under the laws of the State of Ohio, while Kentucky Bancshares is a corporation organized under the laws of the Commonwealth of Kentucky. The rights of Kentucky Bancshares shareholders have been governed by the Kentucky Business Corporation Act and the Articles of Incorporation and Bylaws of Kentucky Bancshares. Upon the completion of the merger, each Kentucky Bancshares shareholder who receives Peoples common shares will be governed by the Ohio General Corporation Law and the Articles of Incorporation and Code of Regulations of Peoples. Several differences exist between the Ohio General Corporation Law and the Kentucky Business Corporation Act, and between the Articles of Incorporation and Code of Regulations of Peoples and the Articles of Incorporation and Bylaws of Kentucky Bancshares, which affect the rights of the shareholders of the two corporations. Examples of differences include the qualifications of directors, the manner of nominating, electing and removing directors, voting rights, payment of dividends, approval of corporate transactions and approval of amendments to the articles of incorporation.

                         PEOPLES SELECTED FINANCIAL DATA

         The selected financial data presented below as of or for each of the years in the five-year period ended December 31, 2002, have been derived from People's audited consolidated financial statements. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto incorporated by reference in this proxy statement/prospectus from People's Annual Report on Form 10-K for the year ended December 31, 2002. See "Where You Can Find More Information" on page __ for more information about the documents incorporated by reference in this proxy statement/prospectus.


                                                                      At or For the Year Ended December 31,
                                                    ------------------------------------------------------------------------
(Dollars in Thousands, except Per Share Data)           2002           2001           2000           1999           1998
                                                    ------------  -------------  -------------  -------------  -------------
Operating Data For the year ended:
Total interest income                               $    82,968   $     86,107   $     85,129   $     72,346   $     63,645
Total interest expense                                   32,970         42,974         44,839         34,258         30,497
Net interest income                                      49,998         43,133         40,290         38,088         33,148
Provision for loan losses                                 4,067          2,659          2,322          1,878          2,325
Gains (losses) on securities transactions                   216             29             10           (104)           418
Other income exclusive of securities transactions        15,020         10,621          8,900          7,478          6,806
Goodwill and other intangible asset amortization            646          2,347          2,284          2,639          2,093
Other expense                                            35,321         31,065         28,760         25,403         21,169
Net income                                          $    18,752   $     12,335   $     11,126   $     10,718   $     10,045

------------------------------------------------------------------------------------------------------------------------------

Balance Sheet Data
At year end:
Total assets                                        $ 1,394,361   $  1,193,966   $  1,135,834   $  1,075,450   $    880,284
Total intangible assets                                  30,738         17,010         17,848         20,154         22,117
Investment securities                                   412,100        330,364        330,521        328,306        235,569
Net loans                                               837,805        760,499        726,035        649,569        558,408
Total deposits                                          955,877        814,368        757,621        728,207        714,168
Long-term borrowings                                    203,829        192,448        138,511        150,338         40,664
Guaranteed preferred beneficial interest in
     junior subordinated debentures                      29,090         29,056         29,021         28,986              -
Stockholders' equity                                    147,183         93,854         83,194         72,874         86,014
Tangible assets (1)                                   1,363,623      1,176,956      1,117,986      1,055,296        858,167
Tangible equity (2)                                 $   116,445   $     76,844   $     65,346   $     52,720   $     63,897

------------------------------------------------------------------------------------------------------------------------------

Significant Ratios
Return on average assets                                   1.46 %         1.06 %         1.02 %         1.09 %         1.20 %
Return on average stockholders' equity                    17.69          13.60          14.92          13.27          12.21
Net interest margin (3)                                    4.37           4.11           4.08           4.35           4.47
Non-interest income leverage ratio (4)                    42.73          34.53          31.32          29.92          32.20
Efficiency ratio (5)                                      52.95          56.53          57.14          54.11          50.38
Average stockholders' equity to average assets             8.23           7.80           6.84           8.20           9.90
Average loans to average deposits                         92.63          92.93          94.37          85.12          80.88
Allowance for loan losses to total loans                   1.54           1.60           1.48           1.56           1.67
Risk-based capital ratio                                  16.79          14.21          14.21          14.30          11.95
Dividend payout ratio                                     24.91 %        33.08 %        33.06 %        31.78 %        30.38 %

------------------------------------------------------------------------------------------------------------------------------

(1) Total assets less goodwill and other intangible assets.
(2) Total stockholders' equity less goodwill and other intangible assets.
(3) Fully-tax equivalent net interest income divided by average earning assets.
(4) Non-interest income (less securities and asset disposal gains) as a percentage of non-interest expense (less intangible amortization).
(5) Non-interest expense (less intangible amortization) as a percentage of fully-tax equivalent net interest income plus non-interest income.


                                                                      At or For the Year Ended December 31,
                                                    ------------------------------------------------------------------------
(Dollars in Thousands, except Per Share Data)           2002           2001           2000           1999           1998
                                                    ------------  -------------  -------------  -------------  -------------
Per Share Data(6)
Net income per share - Basic                         $     2.36   $       1.56   $       1.41   $       1.29   $       1.19
Net income per share - Diluted                             2.30           1.54           1.39           1.26           1.16
Cash dividends paid                                        0.59           0.51           0.46           0.41           0.36
Book value at end of period                               15.72          12.00          10.59           9.14          10.24
Tangible book value at end of period (7)             $    12.44   $       9.82   $       8.32   $       6.61   $       7.61
Weighted average shares outstanding:
     Basic                                            7,932,485      7,882,890      7,893,808      8,283,746      8,440,947
     Diluted                                          8,150,087      8,003,593      7,986,194      8,498,944      8,695,806

Common shares outstanding at end of period:           9,361,871      7,822,014      7,852,502      7,971,156      8,401,177

----------------------------------------------------------------------------------------------------------------------------

(6) Adjusted for all stock dividends and splits.
(7) Tangible book value per share reflects capital calculated for banking regulatory requirements and excludes balance sheet impact of intangible assets acquired through purchase accounting for acquisitions.

                                  RISK FACTORS

         You should consider the following matters in deciding how to vote. You also should consider the other information included or incorporated by reference in this document.

Shareholders of Kentucky Bancshares will not know whether they will receive cash, Peoples common shares or a combination of cash and Peoples common shares, as the merger consideration, at the time they vote their common shares.

         The merger agreement provides that shareholders of Kentucky Bancshares may elect to receive cash, Peoples common shares, or a combination of cash and Peoples common shares, as calculated in accordance with the merger agreement. The elections made by Kentucky Bancshares shareholders, however, will be subject to adjustment in accordance with the allocation and proration procedures set forth in the merger agreement. Accordingly, a shareholder of Kentucky Bancshares cannot be sure, at the time the shareholder votes on whether to adopt the merger agreement, of the exact consideration the shareholder will receive in exchange for the shareholder's Kentucky Bancshares common shares.

Shareholders of Kentucky Bancshares cannot be sure of the market value of the Peoples common shares they will receive in the merger.

         At the time the merger is completed, each Kentucky Bancshares common share will be converted into cash, Peoples common shares or a combination of cash and Peoples common shares. If you are allocated any Peoples common shares in exchange for your Kentucky Bancshares common shares, the number of Peoples common shares you will receive upon the consummation of the merger will be calculated by dividing $2,575.00 by the average daily closing price of Peoples common shares, as reported on The Nasdaq National Market, for the thirty consecutive trading days ending at the close of business on the day which is five trading days prior to the consummation of the merger. Because the value of the Peoples common shares to be received for each Kentucky Bancshares common share has been fixed at $2,575.00, higher closing prices for the Peoples common shares during the thirty-trading-day period will result in a reduction in the number of Peoples common shares you receive and, therefore, a reduction in the percentage of the total outstanding Peoples common shares you will receive.

         The market value of the Peoples common shares you receive may also be reduced below $2,575.00 for each Kentucky Bancshares common share by the time you actually receive the Peoples common shares. Due to the procedures for making your election and surrendering your Kentucky Bancshares certificates, you will not receive your Peoples common shares immediately upon closing. The market price of Peoples common shares may be substantially higher or lower before the date of the special meeting, during the thirty-trading-day period over which the exchange ratio will be determined and between the effective date of the merger and the time you receive your Peoples common shares. The market price of Peoples common shares is subject to change at all times based on the financial condition and operating results of Peoples, market conditions and other factors. If the average daily closing price of Peoples common shares over the thirty-trading-day period is higher than the market price of Peoples common shares on the date on which you receive your Peoples common shares, then the total market value of the Peoples common shares you actually receive in exchange for each of your Kentucky Bancshares common shares will be less than $2,575.00 on the date you receive your Peoples common shares. To the extent that the average daily closing price is higher than the market price of Peoples common shares on the date on which Peoples common shares are actually received, shareholders of Kentucky Bancshares who receive Peoples common shares will be adversely affected.

         If you are allocated any Peoples common shares in exchange for your Kentucky Bancshares common shares, the market value of the Peoples common shares you receive also may be reduced below $2,575.00 as a result of the $21.00 floor on the average share price used in calculating the exchange ratio in the merger agreement. If the average daily closing price of Peoples common shares over the thirty-trading-day period used in determining the average share price is less than $25.00, the number of Peoples common shares you will receive in exchange for your Kentucky Bancshares common shares will be less than the number of Peoples common shares you would have received if the actual average daily closing price was used to calculate the exchange ratio, and the total market value of the Peoples common shares you receive in exchange for each of your Kentucky Bancshares common shares will be less than $2,575.00. To the extent that the average daily closing price of Peoples common shares is less than $25.00, shareholders of Kentucky Bancshares who receive Peoples common shares will be adversely affected.


         The closing price of a Peoples common share on November 29, 2002, the last trading day before the announcement of the merger, was $25.90. The closing price of a Peoples common share on March 26, 2003, the last trading day before the date of this proxy statement/prospectus, was $22.95.


We cannot assure you that Peoples and Kentucky Bancshares will successfully integrate their businesses.

         The merger will require integration of the management and operations of Peoples and Kentucky Bancshares, including the integration of the management and operations of Peoples Bank and Kentucky Bank & Trust. This involves a number of risks, including the possible loss of key management personnel and additional demands on management resulting from the increase in the consolidated size of Peoples and Peoples Bank after the merger.

The termination fee may discourage other companies from trying to acquire Kentucky Bancshares even if the other acquisition could offer higher immediate value to Kentucky Bancshares shareholders.

         Kentucky Bancshares has agreed to pay Peoples a termination fee of $1,500,000 in the event that the board of directors of Kentucky Bancshares elects to terminate the merger agreement as a result of another acquisition proposal with a third party. This could discourage other companies from trying to acquire Kentucky Bancshares. Other acquisitions might be superior to the merger for Kentucky Bancshares shareholders. In addition, if this termination fee were to be paid, Kentucky Bancshares would experience a negative impact on its financial condition and results of operations.

Directors and executive officers of Kentucky Bancshares may have interests that are different from or in addition to your interests as a shareholder of Kentucky Bancshares.

         When considering the recommendations of the board of directors of Kentucky Bancshares, you should be aware that some members of the Kentucky Bancshares' board of directors and some executive officers of Kentucky Bancshares may have interests in the merger that are different from, or in addition to, your interests as shareholders. Some of these interests are described below:

          o After the merger, Peoples will indemnify each of the officers, directors and employees of Kentucky Bancshares from and against specific liabilities arising out of the fact that the individual is or was an officer, director or employee of Kentucky Bancshares at or prior to the effective time of the merger. The merger agreement also provides for the continuation of director and officer liability insurance for Kentucky Bancshares's directors and officers for a period of three years.

          o C. Ronald Christmas, President and Chief Executive Officer of Kentucky Bancshares, has entered into an Employment Agreement, dated as of November 29, 2002, and an amendment to his existing employment agreement with Kentucky Bank & Trust dated as of July 12, 1991. These agreements provide, among other things, for Mr. Christmas to be employed by Peoples Bank for a term of eighteen months following the merger, and for Mr. Christmas to receive an aggregate of $550,000 in cash payments in connection with the merger.

          o Prior to or upon the closing of the merger, Kentucky Bancshares intends to redeem all of the Kentucky Bancshares common shares owned by Mr. Christmas for $2,575.00 per share.

          o Prior to the merger, Sandra F. Tilton, Secretary of Kentucky Bancshares and Senior Vice President of Kentucky Bank & Trust, will receive $55,000 as payment of the retention benefit under her contract with Kentucky Bank & Trust. In addition, employees of Kentucky Bancshares and Kentucky Bank & Trust, excluding C. Ronald Christmas, Sandra F. Tilton and the directors, who do not continue as employees of Peoples or one of its subsidiaries may receive from Kentucky Bancshares, if announced to the employees and accrued by Kentucky Bancshares prior to the merger, a lump sum severance benefit described in Section 6.03 of the merger agreement.


                               THE SPECIAL MEETING


         This proxy statement/prospectus is furnished to the shareholders of Kentucky Bancshares in connection with the solicitation on behalf of the Kentucky Bancshares board of directors of proxies for use at the special meeting to be held at the offices of Kentucky Bancshares, 900 Diederich Blvd., Russell, Kentucky 41169, on May 5, , 2003, at 9:00 a.m., local time, or any adjournment of the special meeting. This proxy statement/prospectus and the accompanying form of proxy card were first mailed to Kentucky Bancshares shareholders on or about April 2, 2003.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         At the special meeting, Kentucky Bancshares shareholders will be asked to consider and vote upon the adoption of the merger agreement and the related plan of merger. Kentucky Bancshares shareholders also will consider and vote upon any other business that properly comes before the special meeting.

         The Kentucky Bancshares board of directors has unanimously approved the merger agreement and related plan of merger, and recommends that you vote "for" adoption of the merger agreement and the related plan of merger.

VOTING AT THE SPECIAL MEETING; RECORD DATE


         Only holders of record of Kentucky Bancshares common shares at the close of business on March 26, 2003, will be entitled to notice of, and to vote at, the special meeting. As of that date, there were 11,832 Kentucky Bancshares common shares issued and outstanding. Each Kentucky Bancshares common share entitles the holder to one vote on each matter to be submitted to the Kentucky Bancshares shareholders at the special meeting. A majority of the issued and outstanding Kentucky Bancshares common shares constitutes a quorum for the special meeting.


         Kentucky Bancshares common shares represented by signed proxy cards or voting instructions that are returned to Kentucky Bancshares will be counted toward the quorum in all matters even though they are marked as "abstain" or "against" or they are not marked at all. Because the affirmative vote of the holders of at least a majority of the issued and outstanding Kentucky Bancshares common shares is required to adopt the merger agreement and the related plan of merger, the effect of an abstention is the same as a vote "against" adoption of the merger agreement and the related plan of merger.

         If you properly sign and return the accompanying proxy card to Kentucky Bancshares prior to the special meeting and do not revoke it, your proxy will be voted in accordance with the instructions contained on the proxy card. If you do not give any instructions, the persons designated as proxies in the accompanying proxy card will vote "for" adoption of the merger agreement and related plan of merger.

         The proxies of the Kentucky Bancshares board of directors may not vote Kentucky Bancshares common shares represented by your proxy card which have been voted "against" adoption of the merger agreement and the related plan of merger to adjourn the special meeting for the purpose of soliciting further support for adoption of the merger agreement and the related plan of merger.

         The board of directors of Kentucky Bancshares is not currently aware of any matters other than those referred to above which will come before the special meeting. If any other matter should be presented at the special meeting for action, the persons named in the accompanying proxy card will vote your common shares in their own discretion.

         You may revoke your proxy at any time before it is actually voted at the special meeting by delivering written notice of revocation to the Secretary of Kentucky Bancshares, Sandra F. Tilton, by submitting a later dated proxy, or by attending the special meeting and voting in person. Your attendance at the special meeting will not, in and of itself, constitute a revocation of your proxy.

         Peoples and Kentucky Bancshares will pay their own costs in connection with the preparation of this proxy statement/prospectus. Peoples and Kentucky Bancshares will share equally the cost of printing and mailing the proxy materials to the Kentucky Bancshares shareholders. Proxies may be solicited personally or by telephone, mail or telegraph. Officers or employees of Kentucky Bancshares may assist with personal or telephone solicitation and will receive no additional compensation for doing so.


                  PRINCIPAL SHAREHOLDERS OF KENTUCKY BANCSHARES


         The following table provides information regarding the beneficial ownership of Kentucky Bancshares common shares as of March 26, 2003, for each of the current directors of Kentucky Bancshares, each of the executive officers of Kentucky Bancshares and all directors and executive officers of Kentucky Bancshares as a group. To the knowledge of Kentucky Bancshares, no other person is the beneficial owner of more than 5% of the outstanding Kentucky Bancshares common shares. As of March 26, 2003, none of the directors or executive officers of Kentucky Bancshares held Peoples common shares.



                  Amount and Nature of Beneficial Ownership (1)
                  ---------------------------------------------

                                                       Common Shares
                                                   Which Can Be Acquired
                                                           Upon
                                                    Exercise of Options
                                     Common Shares      Exercisable
Beneficial Owner                     Presently Held    Within 60 Days   Total   Percent of Class(2)
----------------                     --------------    --------------   -----   -------------------
E. Kendall Roy                       2,463  (3)              0          2,463         20.8%
Thomas J. Wolf                       2,266  (4)              0          2,266         19.1%
Christopher K. Fannin                2,239  (5)              0          2,239         18.9%
Gary R. Fannin                       2,073  (6)              0          2,073         17.5%
Richard W. Spears                      580                   0            580          4.9%
John R. McGinnis                       476  (7)              0            476          4.0%
Harry M. Zachem                        361                   0            361          3.0%
C. Ronald Christmas                    336                   0            336          2.8%
Bert G. Baker                           49  (8)              0             49           (9)
Jeffrey D. Elswick                      31 (10)              8             39           (9)
Sandra F. Tilton                        17 (11)              2             19           (9)
Jeffrey Pennington                       4                   0              4           (9)
All directors and executive
officers as a group (12 persons)    10,895                  10         10,905         92.1%
-----------------------

(1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table.


(2) The percent of class is based upon 11,832 common shares issued and outstanding on March 26, 2003, and the number of common shares as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days from March 26, 2003.


(3) Includes 232 shares held by Mr. Roy's wife and an aggregate of 396 shares held by or for the benefit of Mr. Roy's children.

(4) Includes 527 shares held by The Savannah Corp., an entity controlled by Mr. Wolf.

(5) Includes 164 shares held by Kentucky Bancshares as trustee for the benefit of Mr. Fannin.

(6)  Includes 60 shares held by Mr. Fannin's mother (Mary Opal Fannin).

(7) Includes 26 shares held in an IRA for Mr. McGinnis; 15 shares held by Mr. McGinnis and his wife; 8 shares held in trust for Mr. McGinnis' wife; and 8 shares held by Mr. McGinnis' wife and her mother.

(8)  Includes 44 shares held by Mr. Baker and his wife.

(9)  Reflects ownership of less than 1%.

(10) Includes 12 shares held in an IRA for Mr. Elswick.

(11) Includes 9 shares held in an IRA for Ms. Tilton.


                                   THE MERGER

         The following description summarizes the material terms of the merger. However, not every provision of the merger agreement is addressed here, and the description is qualified by reference to the merger agreement. A copy of the merger agreement, as amended as of March 6, 2003, is attached to this document as Appendix A. Peoples and Kentucky Bancshares urge you to read the merger agreement in its entirety.


         Under the terms of the merger agreement, at the effective time of the merger, Kentucky Bancshares will merge with and into Peoples and the separate existence of Kentucky Bancshares will end. At that time, each issued and outstanding Kentucky Bancshares common share will be converted into cash, Peoples common shares, or a combination of cash and Peoples common shares, as calculated in accordance with the merger agreement. All Kentucky Bancshares common shares that are owned by Kentucky Bancshares as treasury shares or directly or indirectly by Peoples will be canceled and retired, and no Peoples common shares or other consideration will be delivered in exchange for those shares. For more information, see "Exchange of Kentucky Bancshares Common Shares" on page 24. As discussed further below, the consideration to be received by the Kentucky Bancshares shareholders in the merger was determined by arm's-length negotiations between the management and boards of directors of Peoples and Kentucky Bancshares.


         Peoples has provided all information contained in this proxy statement/prospectus relating to Peoples and Peoples Bank, and Kentucky Bancshares has provided all information relating to Kentucky Bancshares and Kentucky Bank & Trust. The party providing the information is responsible for the accuracy of that information.

BACKGROUND

         The terms and conditions of the merger agreement were determined through arm's-length negotiations between the management and boards of directors of Peoples and Kentucky Bancshares. The following is a brief summary of the negotiations between the management and boards of directors of Kentucky Bancshares and Peoples.

         In recent years, the board of directors of Kentucky Bancshares, along with the senior executive officers of Kentucky Bancshares, has periodically reviewed the strategic alternatives available to Kentucky Bancshares with a view toward maximizing value for the shareholders of Kentucky Bancshares. As a consequence of the board's periodic review of strategic alternatives, in early 2000 the board began to conclude that changing competitive and regulatory conditions might make it increasingly difficult in future years for Kentucky Bancshares to continue to achieve growth and maintain return on equity at levels that would be acceptable for its shareholders.

         In March 2000, Kentucky Bancshares engaged the investment banking and financial advisory firm of Alex Sheshunoff & Co. Investment Banking, L.P. ("Sheshunoff") to advise the Board regarding the strategic choices that might be available to Kentucky Bancshares, including a possible sale of Kentucky Bancshares, and on behalf of the board authorized Sheshunoff to contact representatives of selected financial institutions to evaluate their interest in engaging in a business combination transaction with Kentucky Bancshares.

         From April through May 2000, Sheshunoff contacted approximately 20 regional and super-regional financial institutions believed by it and Kentucky Bancshares' management to be potentially interested in and financially and otherwise capable of engaging in a business combination with Kentucky Bancshares. These institutions were selected based on their suitability in light of certain characteristics including their size and location. Sheshunoff subsequently delivered a package containing information about Kentucky Bancshares to one of these financial institutions, which then made a preliminary offer to acquire Kentucky Bancshares; however, Kentucky Bancshares rejected the offer as inadequate.

         In mid-2000, Sheshunoff contacted seven additional potential bidders, and re-contacted three of the potential bidders it had originally approached. Kentucky Bancshares received a preliminary indication of interest from one financial institution which indicated that the financial institution would consider making a proposal to Kentucky Bancshares with an aggregate value of less than $20 million, which Kentucky Bancshares rejected as inadequate.

         Kentucky Bancshares authorized Sheshunoff to continue to solicit proposals from other potential bidders, and during 2001 Sheshunoff conducted informal discussions with a number of the institutions it had previously contacted. However, no substantive proposals resulted from these contacts.

         In May 2002, Kentucky Bancshares received an unsolicited $20 million cash proposal from an investor group. Sheshunoff then contacted four financial institutions, three of which reviewed a package containing information about Kentucky Bancshares. Two of the institutions made preliminary proposals to acquire Kentucky Bancshares. One of the proposals was a verbal informal proposal, and the other was a written proposal from Peoples, which the Board determined to be the most attractive proposal it had received.

         During the period from September 2002 to late November 2002, Sheshunoff conducted a due diligence review of Peoples on behalf of Kentucky Bancshares from information obtained from discussions with Peoples and additional information that was publicly available, and Peoples conducted a due diligence review of Kentucky Bancshares. On November 20, 2002, Sheshunoff received a draft of a proposed merger agreement from Peoples. Representatives of Sheshunoff and of Kentucky Bancshares and Kentucky Bancshares' legal counsel negotiated various provisions of the proposed merger agreement, and on November 27, 2002, Peoples delivered a revised draft of the proposed merger agreement to Kentucky Bancshares.

         On November 29, 2002, at a meeting of the Kentucky Bancshares Board of Directors, with representatives of Sheshunoff participating [by telephone], senior management of Kentucky Bancshares reviewed for the Kentucky Bancshares Board the discussions and contacts with Peoples to date and the terms of the transaction negotiated with Peoples. Sheshunoff reviewed the results of its due diligence investigations of Peoples, and also reviewed the terms of the merger agreement negotiated with Peoples and related matters, including proposed employment arrangements for Mr. Christmas. At the meeting, among other thing, the Kentucky Bancshares Board discussed:

           (i) the market conditions now prevailing for the sale of community banks;

          (ii) the structure of the proposed Peoples transaction, including the form of the transaction, the form of the consideration, the provisions of the merger agreement that would allow the Kentucky Bancshares Board to terminate the agreement under certain limited circumstances, the $1,500,000 termination fee that would be payable by Kentucky Bancshares to Peoples in the event that the Kentucky Bancshares Board were to exercise its limited termination right, and the likely timing of the proposed transaction;

         (iii) the financial aspects of the proposed transaction with Peoples; and

          (iv) Peoples and its operations and financials generally, including People's stock price and volume historically, comparisons of its stock price to other comparable companies, the float and liquidity of Peoples' stock and its historical financial performance.


         At the November 29, 2002 meeting, in addition to reviewing the financial terms of the proposed transaction and other matters, Sheshunoff delivered to the Kentucky Bancshares board its oral opinion (which was subsequently confirmed in writing) to the effect that, as of that date, the merger consideration offered by Peoples was fair to Kentucky Bancshares shareholders from a financial point of view. See "Opinion of Alex Sheshunoff & Co. Investment Banking, L.P." on page 21.


         Based upon the Kentucky Bancshares board's review and discussion of the definitive terms of the transaction, the opinion of Sheshunoff and other relevant factors (described below in "Reasons for the Merger"), the Kentucky Bancshares board of directors, by unanimous vote of all directors, authorized Mr. Christmas, as Chief Executive Officer of Kentucky Bancshares, to execute and deliver the merger agreement on behalf of Kentucky Bancshares, in the form approved by the board of directors of Kentucky Bancshares, and with such further changes to the merger agreement as were approved by Mr. Christmas. On November 29, 2002, Kentucky Bancshares and Peoples executed and delivered the merger agreement.

REASONS FOR THE MERGER

         The decision of the Peoples board of directors to approve the merger agreement, and the decision of the Kentucky Bancshares board of directors to approve the merger agreement and recommend that its shareholders adopt the merger agreement, are the result of each board of directors' individual assessment of the opportunities to enhance shareholder value as a result of the merger.

         The board of directors of Kentucky Bancshares believes that the merger with Peoples is fair and in the best interest of Kentucky Bancshares and its shareholders, and recommends that its shareholders vote "for" adoption of the merger agreement. In reaching its determination to approve the merger agreement and to recommend the adoption of the merger agreement by the Kentucky Bancshares shareholders, the Kentucky Bancshares board of directors consulted with Kentucky Bancshares management, legal counsel and industry and financial consultants, including Sheshunoff. The Kentucky Bancshares board of directors considered the following material factors in its decision to approve the merger agreement:

          o Kentucky Bancshares' business, operations, earnings, prospects, financial condition and market for its common shares;

          o the business, operations, earnings, prospects and financial condition of Peoples, as well as the enhanced opportunities for operating efficiencies that could result from the merger;

          o the commitment of Peoples to provide the opportunity for continued employment to employees of Kentucky Bancshares;

          o    Peoples' record of successful acquisitions;

          o alternatives to the merger, including remaining independent and growing internally or remaining independent for a period of time and then selling, and competitive problems and risks that Kentucky Bancshares was likely to encounter as an independent bank;

          o the market prices at which Peoples common shares have been trading in recent periods and the substantially more liquid market available for Peoples common shares compared to the market for Kentucky Bancshares common shares;

          o    the terms of the merger agreement;

          o the expectation that the merger will be a tax-free transaction to Kentucky Bancshares and generally will be a tax-free transaction to its shareholders proportionate to the consideration received in the form of Peoples common shares;

          o the apparent absence of any significant problems in obtaining regulatory approvals for the merger; and

          o the opinion of Sheshunoff that the consideration provided for in the merger agreement was fair to Kentucky Bancshares shareholders from a financial point of view.

         Peoples' interest in acquiring Kentucky Bancshares is based on the opportunity to:

          o provide additional financial service locations in Boyd and Greenup Counties in northern Kentucky;

          o offer additional products and services to the Kentucky Bancshares customers;

          o acquire and expand the deposit and funding base provided by Kentucky Bancshares; and

          o integrate Kentucky Bancshares' trust and investment relationship with Peoples' Financial Advisors unit.

OPINION OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING, L.P.

         Kentucky Bancshares retained Alex Sheshunoff & Co. Investment Banking, L.P. to provide its opinion of the fairness, from a financial viewpoint, of the merger consideration to be received by the shareholders of Kentucky Bancshares in connection with the merger with Peoples. As part of its investment banking business, Sheshunoff is regularly engaged in the valuation of securities in connection with mergers and acquisitions and valuations for estate, corporate, and other purposes. The board of directors of Kentucky Bancshares retained Sheshunoff based upon its experience as a financial advisor in mergers and acquisitions of financial institutions and its knowledge of financial institutions. No limitations were placed on Sheshunoff by Kentucky Bancshares with respect to the scope of its investigation, procedures followed by Sheshunoff in delivering its opinion, or otherwise.

         On November 29, 2002, Sheshunoff rendered its oral opinion that, as of such date, the merger consideration was fair, from a financial point of view, to the shareholders of Kentucky Bancshares. Sheshunoff rendered its written fairness opinion as of March 3, 2003.

         The full text of the fairness opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered, and limitations on the review undertaken, is attached as Appendix D to this proxy statement. You are urged to read Sheshunoff's fairness opinion carefully and in its entirety. The fairness opinion is addressed to the board of directors of Kentucky Bancshares, and does not constitute a recommendation to any shareholder of Kentucky Bancshares as to how such shareholder should vote at the special meeting.

         In connection with the fairness opinion, Sheshunoff:

          o    reviewed the merger agreement;

          o evaluated Kentucky Bancshares consolidated results based upon a review of its annual financial statements for the three-year period ending December 31, 2001 and the year-to-date period ending September 30, 2002;

          o reviewed Call Report information for the three years ended December 31, 2001 and the four most recent quarters ended September 30, 2002 for Kentucky Bancshares;

          o conducted conversations with executive management regarding recent and projected financial performance of Kentucky Bancshares;

          o compared Kentucky Bancshares' recent operating results with those of certain other banks in Kentucky that have recently been acquired;

          o compared Kentucky Bancshares' recent operating results with those of certain other banks located in the United States that have recently been acquired;

          o compared the pricing multiples for Kentucky Bancshares in the merger to those of certain other banks in Kentucky that have recently been acquired;

          o compared the pricing multiples for Kentucky Bancshares in the merger to those of certain other banks located in the United States that have recently been acquired;

          o analyzed the net present value of the after-tax cash flows Kentucky Bancshares could produce through the year 2006, based on assumptions provided by management; and

          o    performed such other analyses as it deemed appropriate.

         In connection with its review, Sheshunoff relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or made publicly available. Sheshunoff did not assume any responsibility for independent verification of such information. Sheshunoff assumed that internal, confidential financial projections provided by Kentucky Bancshares were reasonably prepared reflecting the best currently available estimates and judgments of the future financial performance of Kentucky Bancshares and did not independently verify the validity of such assumptions. Sheshunoff did not make any independent evaluation or appraisal of the assets or liabilities of Kentucky Bancshares nor was Sheshunoff furnished with any such appraisals. Sheshunoff did not examine any individual loan files of Kentucky Bancshares. Sheshunoff is not an expert in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for losses with respect thereto and has assumed that such allowance is, in the aggregate, adequate to cover such losses.

         With respect to Peoples, Sheshunoff did not conduct any independent evaluation or appraisal of the assets, liabilities or business prospects of Peoples, was not furnished with any evaluations or appraisals, and did not review any individual loan files of Peoples.

         Sheshunoff's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Sheshunoff as of March 3, 2003.

         In connection with delivering its opinion, Sheshunoff performed a variety of financial analyses. The preparation of an opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Consequently, the fairness opinion is not readily susceptible to partial analysis of summary description. Moreover, the evaluation of fairness, from a financial point of view, of the merger consideration is to some extent subjective, based on the experience and judgment of Sheshunoff, and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Sheshunoff believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Sheshunoff's view of the actual value of Kentucky Bancshares.

         In performing its analyses, Sheshunoff made numerous assumptions with respect to industry performance, business, and economic conditions and other matters, many of which are beyond the control of Kentucky Bancshares. The analyses performed by Sheshunoff are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses, nor are they appraisals. In addition, Sheshunoff's analyses should not be viewed as determinative of the opinion of the board of directors or the management of Kentucky Bancshares with respect to the value of Kentucky Bancshares.

         The following is a summary of the analyses performed by Sheshunoff in connection with its opinion. The following discussion contains financial information concerning Kentucky Bancshares as of September 30, 2002, and market information as of March 3, 2003.

         ANALYSIS OF SELECTED TRANSACTIONS. Sheshunoff performed an analysis of premiums paid in selected recently announced acquisitions of banking organizations in Kentucky and selected states and in the United States with comparable characteristics to the merger. Two sets of comparable transactions were analyzed to ensure a thorough comparison.

         The first set of comparable transactions consisted of a group of transactions in Kentucky, Tennessee, Ohio and West Virginia for which pricing data were available. These comparable transactions consisted of nine mergers and acquisitions of banks with assets between $100 million and $300 million that were announced between January 1, 2001 and February 26, 2003 that were not mergers of equals. The analysis yielded multiples of the purchase prices in these transactions relative to:

         1. Book value ranging from 1.2 times to 2.7 times with an average of 2.1 times and a median of 2.0 times (compared with the multiples implied in the merger of 1.8 times September 30, 2002 book value for Kentucky Bancshares);

         2. Last twelve months earnings ranging from 16.5 times to 42.9 times with an average of 22.0 times and a median of 19.6 times (compared with the multiples implied in the merger of 15.4 times last twelve months earnings as of September 30, 2002 adjusted for a one-time expense for Kentucky Bancshares);

         3. Total assets ranging between 14% and 22.7% with an average of 18.2% and a median of 17.1% (compared with the multiples implied in the merger of 24.0% of September 30, 2002 total assets for Kentucky Bancshares); and

         4. Total deposits ranging from 15.9% to 28.1% with an average of 21.2% and a median of 20.3% (compared with the multiples implied in the merger of 31.7% of deposits as of September 30, 2002 for Kentucky Bancshares).

         The second set of comparable transactions consisted of a group of banks in the United States with profitability, asset size and characteristics similar to Kentucky Bancshares for which pricing data were available. These comparable transactions consisted of thirteen mergers and acquisitions of banks in the United States with total assets between $100 million and $300 million and returns on assets for the most recent quarter greater than 1.2% that were announced between January 1, 2002 and February 26, 2003. The analysis yielded multiples of the purchase prices in these transactions relative to:

         1. Book value ranging from 1.1 times to 3.4 times with an average of 2.2 times and a median of 2.0 times (compared with the multiples implied in the merger of 1.8 times September 30, 2002 book value for Kentucky Bancshares);

         2. Last twelve months earnings ranging from 7.6 times to 26.4 times with an average of 16.6 times and a median of 16.3 times (compared with the multiples implied in the merger of 15.4 times last twelve months earnings as of September 30, 2002 adjusted for a one-time expense for Kentucky Bancshares;

         3. Total assets ranging between 8.6% and 33.9% with an average of 21.7% and a median of 20.0% (compared with the multiples implied in the merger of 24.0% of September 30, 2002 total assets for Kentucky Bancshares); and

         4. Total deposits ranging from 9.4% to 41.8% with an average of 25.5% and a median of 22.4% (compared with the multiples implied in the merger of 31.7% of deposits as of September 30, 2002 for Kentucky Bancshares).

         DISCOUNTED CASH FLOW ANALYSIS. Using discounted cash flow analysis, Sheshunoff estimated the present value of the future after-tax cash flow streams that Kentucky Bancshares could produce through the year 2006, under various circumstances, assuming that it performed in accordance with the earnings/return projections provided by management.

         Sheshunoff estimated the terminal value for Kentucky Bancshares at the end of 2006 by capitalizing the final period projected earnings by the quotient of (i) the assumed annual growth rate of the earnings of Kentucky Bancshares plus one and (ii) the difference between a range of required rates of return and the assumed annual growth rate of earnings in (i) above. Sheshunoff discounted the annual cash flow streams (defined as all earnings in excess of that required to maintain a tangible equity to asset ratio of 8.0%) and the terminal values using discount rates ranging from 12% to 14%. The range of discount rates was chosen to reflect different assumptions regarding the required rates of return of Kentucky Bancshares and the inherent risk surrounding the underlying cash flow projections. This discounted cash flow analysis indicated a range of values per diluted share of $2,265.05 to $2,429.30, compared to the value per diluted share of the merger consideration to Kentucky Bancshares shareholders of $2.522.88 as of November 2, 2002.

         The discounted cash flow analysis used by Sheshunoff is a widely-used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis does not purport to be indicative of the actual or expected values of Kentucky Bancshares common stock.

         COMPARABLE COMPANY ANALYSIS. Sheshunoff compared selected stock market results of Peoples to the publicly available corresponding data of other composites that Sheshunoff deemed to be relevant, including SNL Securities, L.P.'s (i) index of all publicly traded banks, (ii) the SNL index of banks in the Midwestern Region of the U.S. (as defined by SNL Financial, L.C.), and (iii) the S&P 500. People's common stock price has performed better than the selected indices for the period from January 1, 2002 through February 26, 2003.

         No company or transaction used in the comparable company and comparable transaction analyses is identical to Kentucky Bancshares, Peoples, or the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Kentucky Bancshares and Peoples and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

         Pursuant to an engagement letter dated March 31, 2000 between Kentucky Bancshares and Sheshunoff, Kentucky Bancshares agreed to pay Sheshunoff a transaction fee of 1.00 percent of the merger consideration to be received by Kentucky Bancshares as a result of the merger if the merger consideration was less than $33 million or 1.10 percent of the merger consideration if the merger consideration was equal to or greater than $33 million. In addition, Sheshunoff will be reimbursed for its reasonable out-of-pocket expenses. Kentucky Bancshares also agreed to indemnify and hold harmless Sheshunoff and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the negligence, violation of law or regulation or bad faith of Sheshunoff or any matter for which Sheshunoff may have strict liability.

         The fairness opinion is directed only to the question of whether the merger consideration is fair from a financial perspective and does not constitute a recommendation to any Kentucky Bancshares shareholder to vote in favor of the merger.

         Based on the results of the various analyses described above, Sheshunoff concluded that the merger consideration to be received by Kentucky Bancshares shareholders pursuant to the merger is fair from a financial point of view.

EXCHANGE OF KENTUCKY BANCSHARES COMMON SHARES

EXCHANGE OF COMMON SHARES

         At the effective time of the merger, all Kentucky Bancshares common shares that are owned by Kentucky Bancshares as treasury shares or directly or indirectly by Peoples will be canceled and retired, and no Kentucky Bancshares common shares or other consideration will be delivered in exchange for those shares.

         Each remaining issued and outstanding Kentucky Bancshares common share, other than those as to which the holders have properly exercised dissenters' rights, will be converted into the right to receive, at the election of the holder and subject to the allocation and proration procedures set forth in the merger agreement and described below, either:

          o    a cash amount equal to $2,575.00; or

          o the number of Peoples common shares equal to $2,575.00 divided by the average share price, as defined below, of Peoples common shares, or as expressed as a fraction:

                                    $2,575.00
            --------------------------------------------------------
                the average share price of Peoples common shares

         The average share price of Peoples common shares will be determined by the average daily closing price of Peoples common shares, as reported on The Nasdaq National Market, for the thirty consecutive trading days ending at the close of business on the day which is five trading days prior to the consummation of the merger. The merger agreement, however, imposes a $25.00 floor and a $33.00 ceiling on the average share price. Thus, if the average daily closing price of Peoples common shares is equal to or less than $25.00, then the average share price will be deemed to be $25.00. Similarly, if the average daily closing price of Peoples common shares is equal to or greater than $33.00, then the average share price will be deemed to be $33.00. Peoples may decide to terminate the merger agreement if the average daily closing price is greater than $35.00, and Kentucky Bancshares may decide to terminate the merger agreement if the average daily closing price is less than $21.00.

         The form of the merger consideration ultimately received by each Kentucky Bancshares shareholder will depend upon the election, allocation and proration procedures set forth in the merger agreement and described below, and the choices of other Kentucky Bancshares shareholders. Accordingly, no guarantee can be given that the choice of any Kentucky Bancshares shareholder will be honored. In addition, because the tax consequences of receiving cash in the merger will differ from the tax consequences of receiving Peoples common shares in the merger, Kentucky Bancshares shareholders are urged to read carefully the information set forth below under "Federal Income Tax Consequences of the Merger" on page 28.


MERGER CONSIDERATION

         The merger agreement provides that each holder of Kentucky Bancshares common shares will be entitled to receive for each Kentucky Bancshares common share either $2,575.00 in cash or a number of Peoples common shares determined by the exchange ratio described above. The following table sets forth examples of the number of Peoples common shares that a Kentucky Bancshares shareholder may receive depending on the average closing price of Peoples common shares during the relevant thirty-trading-day period:



                                                                          Number of Peoples common
                                     Relevant exchange ratio            shares received in exchange
Assumed average share price       ($2,575.00 divided by assumed         for each Kentucky Bancshares
  of Peoples common shares           average share price)                   common share (1)
-----------------------------     -------------------------------      -------------------------------
         $25.00                             103.00                                103.00

         $29.00                              88.79                                 88.79

         $33.00                              78.03                                 78.03
-----------------------------

(1) Peoples will not issue certificates or scrip representing fractional interests in Peoples common shares in the merger. If a Kentucky Bancshares shareholder is entitled to a fractional Peoples common share, the shareholder will receive cash in an amount equal to the fractional share interest multiplied by the average share price of Peoples common shares.


         Assuming a $25.00 average daily closing price of Peoples common shares during the thirty-trading-day period ending on the date which is five days prior to the consummation of the merger, Peoples will exchange a total of approximately 609,348 Peoples common shares and pay approximately $15,233,700 in cash.

         On November 29, 2002, the last trading day prior to the joint public announcement by Peoples and Kentucky Bancshares of the proposed merger, Peoples common shares closed at $25.90 per share. On March 26, 2003, the last trading day before the date of this proxy statement/prospectus, Peoples common shares closed at $22.95 per share. Shareholders of Kentucky Bancshares are urged to obtain current market prices for Peoples common shares in connection with voting at the special meeting and making an election decision. For a discussion of the risks associated with the fluctuation in Peoples common shares, see "Risk Factors - Shareholders of Kentucky Bancshares cannot be sure of the market value of the Peoples common shares they will receive in the merger" on page 14.


ELECTION PROCEDURES

         Kentucky Bancshares shareholders will have the opportunity to make an election as to whether they wish to receive cash, Peoples common shares or a combination of cash and Peoples common shares, as consideration for their Kentucky Bancshares common shares. The Kentucky Bancshares shareholders also may choose to make no election with respect to the merger consideration. An election form and other appropriate transmittal materials will be mailed within five business days after the closing of the merger to each Kentucky Bancshares shareholder of record on the effective date of the merger. The election materials will specify the manner in which they are to be completed, the agent to whom the forms should be returned and the deadline for submitting the forms to the agent.

         The deadline for receiving the election materials will be at 5:00 p.m., Eastern Time, on the 20th business day following, but not including, the date of mailing of the election materials, or on such other date to which Peoples and Kentucky Bancshares mutually agree. The agent will count only those elections which are made in accordance with the instructions contained in the election materials and which are received by the indicated deadline. The election materials will be mailed only if the merger is closed following adoption of the merger agreement by the Kentucky Bancshares shareholders.

         Kentucky Bancshares shareholders who have a particular preference as to the form of consideration to be received for their Kentucky Bancshares common shares are encouraged to make an election because shares as to which an election has been made will be given priority in allocating the merger consideration over shares as to which no election has been made. Neither Peoples nor the Kentucky Bancshares board of directors makes any recommendation as to whether Kentucky Bancshares shareholders should elect to receive cash, Peoples common shares, or a combination of cash and Peoples common shares in the merger.

         Kentucky Bancshares shareholders should not return their certificates representing their Kentucky Bancshares common shares with the enclosed proxy card, and certificates should not be forwarded to the designated agent until you have received the letter of transmittal and election form.

ALLOCATION PROCEDURE

         The ability of any Kentucky Bancshares shareholder to receive either cash, Peoples common shares, or a specified combination of cash and Peoples common shares is subject to a requirement in the merger agreement that the aggregate cash consideration to be paid by Peoples in exchange for Kentucky Bancshares common shares may not exceed 50% of the total merger consideration. Assuming 11,832 Kentucky Bancshares common shares are outstanding as of the effective date of the merger, the aggregate cash consideration may not exceed $15,233,700. If the total cash elections made by Kentucky Bancshares shareholders are greater or less than the maximum aggregate cash consideration, the elections will be allocated as follows so that the total cash consideration paid by Peoples is as close as possible to the maximum aggregate cash consideration:

         If the total amount of cash elected is greater than the maximum aggregate cash consideration to be paid by Peoples, then:

          o those Kentucky Bancshares shareholders who have elected to receive cash will receive cash on a pro rata basis in order to make the total cash consideration paid by Peoples equal to the maximum cash consideration required to be paid by Peoples under the merger agreement;

          o the remainder of the Kentucky Bancshares common shares for which cash was elected will be exchanged for Peoples common shares; and

          o the remainder of the Kentucky Bancshares common shares, including shares for which Peoples common shares was elected and shares with respect to which a timely election was not made, will be exchanged for Peoples common shares.

         If the total amount of cash elected is less than the maximum aggregate cash consideration to be paid by Peoples, then:

          o those Kentucky Bancshares shareholders who have elected to receive Peoples common shares will receive Peoples common shares on a pro rata basis in order to make the total consideration paid by Peoples in the form of Peoples common shares equal to the total consideration required to be paid by Peoples in the form of Peoples common shares under the merger agreement;

          o the remainder of the consideration to be paid for the Kentucky Bancshares common shares for which Peoples common shares was elected will be exchanged for cash; and

          o the remainder of the Kentucky Bancshares common shares, including shares for which cash was elected and shares with respect to which a timely election was not made, will be exchanged for cash.

NO FRACTIONAL PEOPLES COMMON SHARES TO BE ISSUED

         Peoples will not issue certificates or scrip representing fractional interests in Peoples common shares in the merger. In lieu of fractional interests, Peoples will pay the cash value of the fractional share interest to each holder of Kentucky Bancshares common shares who otherwise would have been entitled to a fraction of a Peoples share, upon surrender of the holder's certificates representing Kentucky Bancshares common shares. The shareholder will receive an amount of cash determined by multiplying the fractional share interest by the average share price of the Peoples common shares.

CLOSING OF KENTUCKY BANCSHARES SHARE TRANSFER BOOKS; EXCHANGE OF CERTIFICATES

         Kentucky Bancshares will close its share transfer books in respect of the Kentucky Bancshares common shares at the effective time of the merger.

         No later than five business days following the consummation of the merger, Peoples Bank, as exchange agent for the merger, will advise each Kentucky Bancshares shareholder of the merger by letter accompanied by a letter of transmittal and election form and instructions for surrendering the certificate or certificates evidencing the shareholder's Kentucky Bancshares common shares to Peoples Bank.

         The letter of transmittal and election form will be used to exchange Kentucky Bancshares certificates for cash and/or Peoples common shares, including cash in lieu of any fractional share interest. If any certificate representing Peoples common shares is to be issued in a name other than that in which the Kentucky Bancshares certificate surrendered for exchange is registered, the certificate so surrendered must be properly endorsed or otherwise in proper form for transfer, and the person requesting the exchange must pay to Peoples or its designated exchange agent any applicable transfer or other taxes required by reason of the issuance of the Peoples certificate. Certificates for Kentucky Bancshares common shares should not be sent to Peoples Bank until after receipt of the letter of transmittal and election form and should not be returned to Kentucky Bancshares with the enclosed proxy card.

RIGHTS OF HOLDERS OF KENTUCKY BANCSHARES SHARE CERTIFICATES PRIOR TO SURRENDER

         Upon surrender to Peoples Bank, as exchange agent, of Kentucky Bancshares certificates and a properly completed letter of transmittal and election form, the holder of the Kentucky Bancshares certificates will be entitled to receive cash and/or certificates representing Peoples common shares, and cash in lieu of any resulting fractional share interest, to which the holder is entitled under the merger agreement. Unless and until the shareholder surrenders the Kentucky Bancshares certificate(s) together with a properly completed letter of transmittal and election form, no dividend payable to holders of record of Peoples common shares as of any time after the effective time of the merger will be paid to that holder. Upon surrender of the holder's outstanding Kentucky Bancshares certificate(s) to Peoples Bank, together with a properly completed letter of transmittal and election form, the former Kentucky Bancshares shareholder will receive the dividends, without interest, that have become payable as of that time with respect to any Peoples common shares to be issued upon surrender and conversion.

LOST SHARE CERTIFICATES

         Any Kentucky Bancshares shareholder who has lost or misplaced a certificate for any of the holder's Kentucky Bancshares common shares should immediately call Sandra F. Tilton, Secretary of Kentucky Bancshares, at (606) 836-9000 for information regarding the procedures to be followed in order to obtain Peoples common shares in exchange for the holder's Kentucky Bancshares common shares.

ACCOUNTING TREATMENT OF THE MERGER

         The merger will be accounted for as a purchase for financial accounting and reporting purposes. Under this method of accounting, Peoples' purchase price will include the cash paid in the merger, the fair value of the Peoples common shares issued in the merger and all direct acquisition costs. The purchase price will be allocated to the identifiable tangible and intangible assets and assumed liabilities of Kentucky Bancshares based upon their estimated fair values at the effective time of the merger in accordance with accounting principles generally accepted in the United States. The excess of the purchase price over the estimated fair values of the identifiable net assets acquired will be recorded as goodwill. Indefinite-lived assets, including goodwill, will be tested for impairment annually and on an interim basis if events or changes in circumstances between annual tests indicate that the assets might be impaired. Finite-lived intangible assets will be amortized over their useful life using a method of amortization that reflects the pattern in which the economic benefits of the intangible assets are consumed.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         Peoples and Kentucky Bancshares will receive an opinion of Vorys, Sater, Seymour and Pease LLP, legal counsel to Peoples, dated as of the closing date of the merger to the effect that:

          o the merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code;

          o no gain or loss will be recognized by Kentucky Bancshares shareholders who exchange their Kentucky Bancshares common shares solely for Peoples common shares, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests, and the tax basis of the shareholders in their Kentucky Bancshares common shares will be carried over for tax purposes to the Peoples common shares received in exchange therefore;

          o Kentucky Bancshares shareholders who receive solely cash in exchange for their Kentucky Bancshares common shares will be treated as having received such payments as distributions in redemption of their Kentucky Bancshares common shares, subject to the provisions and limitations of Section 302 of the Internal Revenue Code; and

          o gain will be recognized by shareholders of Kentucky Bancshares who receive both Peoples common shares and cash in exchange for their Kentucky Bancshares common shares, but not in excess of the amount of cash received.

         Vorys, Sater, Seymour and Pease LLP will base its opinion on facts and representations set forth in the opinion, and will rely upon representations contained in certificates of officers of Peoples and Kentucky Bancshares, which will not have been independently investigated or verified.


         The foregoing discussion does not address the tax consequences of the merger to Kentucky Bancshares shareholders who perfect dissenters' rights. For more information, see "Rights of Dissenting Shareholders" on page 44.


         This discussion does not address the state, local or foreign tax aspects of the merger or the tax consequences of the merger to shareholders who may be subject to special rules, including, for example, foreign shareholders. This discussion is based on currently existing provisions of the Internal Revenue Code, existing and proposed treasury regulations under the Internal Revenue Code and current administrative rulings and court decisions. The opinion of counsel described above is not binding upon the Internal Revenue Service, and the parties will not seek or obtain any rulings of the Internal Revenue Service. We can provide no assurance that the Internal Revenue Service will agree with the tax consequences of the merger described above. All of the foregoing is subject to change and any change could affect the continuing validity of this discussion. The foregoing discussion may not be applicable to a Kentucky Bancshares shareholder who acquired Kentucky Bancshares common shares upon exercise of an employee stock option or otherwise as compensation. We urge you to consult your own tax advisor concerning the specific tax consequences of the merger to you, including the applicability and effect of federal, state, local and other tax laws and any proposed changes in those tax laws.

INTERESTS OF PERSONS IN THE MERGER


         Peoples has agreed to indemnify each of the officers, directors and employees of Kentucky Bancshares and Kentucky Bank & Trust to the full extent Kentucky Bancshares or Kentucky Bank & Trust would have been required to indemnify that person under Kentucky law and the governing documents of Kentucky Bancshares or Kentucky Bank & Trust. Any determination required to be made with respect to whether an indemnified person's conduct complies with the standards of Kentucky law and Kentucky Bancshares' or Kentucky Bank & Trust's governing documents will be made by the court in which the action is brought or by independent counsel selected by Peoples and reasonably acceptable to the indemnified person. The merger agreement also provides for the continuation of director and officer liability insurance for the directors and officers of Kentucky Bancshares for a period of three years. For more information, see "The Merger Agreement - Costs and Expenses; Indemnification" on page 43 and "Comparison of Rights of Holders of Peoples Common Shares and Holders of Kentucky Bancshares Common Shares - Director and Officer Liability and Indemnification" on page 58.

         In conjunction with the execution of the merger agreement, each of the directors and executive officers of Kentucky Bancshares entered into a Stockholder Voting Agreement, dated as of November 29, 2002, with Peoples pursuant to which each director has agreed, among other things, to vote his or her Kentucky Bancshares common shares in favor of adoption of the merger agreement at the special meeting. As of March 26, 2003, the directors and executive officers of Kentucky Bancshares and their respective affiliates in the aggregate beneficially owned 10,895, or approximately 92.1% of the outstanding Kentucky Bancshares common shares. Thus, the merger agreement and the related plan of merger will be adopted if the directors and executive officers of Kentucky Bancshares vote their shares in accordance with the Stockholder Voting Agreement.

         Prior to or upon the closing of the merger, Kentucky Bancshares intends to redeem all of the Kentucky Bancshares common shares owned by Mr. Christmas for $2,575.00 per share.

         Also in conjunction with the execution of the merger agreement, C. Ronald Christmas entered into an Employment Agreement with Peoples Bank dated as of November 29, 2002, and an amendment to his existing employment agreement with Kentucky Bank & Trust dated as of July 12, 1991. Under the terms of the Employment Agreement and amendment:

          o Mr. Christmas will be employed by Peoples Bank for a term of eighteen months following the merger, at an annual base salary of $125,000;

          o Mr. Christmas will receive an aggregate of $550,000 in cash payments in connection with the merger;

          o Mr. Christmas and his wife will be entitled to receive comprehensive health; and dental insurance until each of them reaches age 65;

          o Mr. Christmas has agreed for a period of three years following the effective time of the merger, not to compete, directly or indirectly, with Peoples Bank in the States of Ohio, Kentucky and West Virginia, be employed by any competitor of Peoples Bank, be employed by, solicit or do business with any customer or potential customer of Peoples Bank, or solicit, interfere with or endeavor to entice away any employee of Peoples Bank.

         The obligation of Peoples to consummate the merger is subject to the condition that Mr. Christmas' employment agreement with Peoples Bank and his employment agreement with Kentucky Bank & Trust continue to be in effect as of the closing date.

         The merger agreement requires the termination or amendment, to the satisfaction of Peoples, of each employment, consulting, severance, retention and change in control agreement to which Kentucky Bancshares or Kentucky Bank & Trust is party, except for the Employment Agreement between C. Ronald Christmas and Kentucky Bank Trust dated as of July 12, 1991, as amended. Existing employees of Kentucky Bancshares and Kentucky Bank & Trust may have the opportunity to continue as employees of Peoples or one of its subsidiaries on an "at will" basis. Employees continuing as employees of Peoples or one of its subsidiaries will continue to participate in Kentucky Bancshares' compensation and benefit plans in effect at the time of the merger, unless and until Peoples determines that those employees will participate in employee benefit plans of Peoples and that some or all of the Kentucky Bancshares compensation and benefit plans will be terminated or merged into employee benefit plans of Peoples, except that the Kentucky Bank & Trust Money Purchase Pension Plan and the Kentucky Bank & Trust 401(k) Profit Sharing Plan will be terminated prior to the effective time of the merger. Peoples has agreed to use its commercially reasonable best efforts to cause Kentucky Bancshares compensation and benefit plans to either be terminated or merged into comparable benefit plans of Peoples as expeditiously as possible following the effective time of the merger.

         Pursuant to the merger agreement, Peoples will credit employees of Kentucky Bancshares and Kentucky Bank & Trust with years of service with Kentucky Bancshares and Kentucky Bank & Trust, and their respective predecessors, for purposes of eligibility and vesting, but not for benefit accrual purposes, in the employee benefit plans of Peoples. Peoples also will not subject those employees to any exclusion or penalty for pre-existing conditions that Kentucky Bancshares's compensation and benefit plans covered immediately prior to the merger, or to any waiting period for coverage. If Peoples adopts a new plan or program for its employees or executives, then Peoples will give similarly-situated employees and executives of Kentucky Bancshares the same past service credits that Kentucky Bancshares would have credited them with.

         Prior to the merger, Sandra F. Tilton, Senior Vice President of Kentucky Bank & Trust, will receive $55,000 as payment of the retention benefit under her contract with Kentucky Bank & Trust. In addition, employees of Kentucky Bancshares, excluding C. Ronald Christmas, Sandra Tilton and the directors, who do not continue as employees of Peoples or one of its subsidiaries may receive from Kentucky Bancshares, if announced to the employees and accrued by Kentucky Bancshares prior to the merger, a lump sum severance benefit described in Section 6.03 of the merger agreement.

RESALE OF PEOPLES COMMON SHARES RECEIVED IN THE MERGER

         The Peoples common shares that Peoples will issue in the merger have been registered under the Securities Act and will be freely transferable, except for Peoples common shares received by persons, including directors and executive officers of Kentucky Bancshares, who may be deemed to be "affiliates" of Kentucky Bancshares, as that term is defined in Rule 145 under the Securities Act. Affiliates of Kentucky Bancshares may not sell their Peoples common shares acquired in the merger, except under an effective registration statement under the Securities Act or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Under Rule 145, an affiliate may resell Peoples common shares received in the merger as long as Peoples complies with specific reporting requirements and the affiliate complies with the volume and manner of sale requirements of Rule 144.

         Peoples has received an executed agreement in the form of Exhibit A to the merger agreement from each person identified by Kentucky Bancshares as an affiliate of Kentucky Bancshares under Rule 145. Persons who might be deemed affiliates of Kentucky Bancshares should consult with their legal advisors prior to making any offer or sale of Peoples common shares received in the merger.

REGULATORY APPROVALS

         Consummation of the merger is subject to prior receipt by Peoples and Kentucky Bancshares of all necessary regulatory approvals. The principal regulatory approvals required to be obtained are from the Office of the Comptroller of the Currency and from the Federal Reserve Bank of Cleveland under delegated authority from the Federal Reserve Board. An application under the Bank Merger Act was filed with the Office of the Comptroller of the Currency on or about December 20, 2003, which application relates to the proposed merger of Kentucky Bank & Trust into Peoples Bank immediately following the merger of Kentucky Bancshares into Peoples. Peoples received approval of the proposed merger with Kentucky Bank & Trust from the Office of the Comptroller of Currency on February 5, 2003, which approval is conditioned upon the delivery of a signed copy of the merger agreement and other documents prior to the closing. The required notice filing with the Federal Reserve Bank of Cleveland was made on or about February 10, 2003, and Peoples received a letter from the Federal Reserve Bank of Cleveland on February 24, 2003 stating that the Federal Reserve Bank of Cleveland did not object to the consummation of the merger without the filing of a formal application.

         Peoples will file a notification form for listing of additional shares with The Nasdaq Stock Market to notify Nasdaq as to the common shares that People will issue in the merger.

         The approval of an application means only that the regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by Kentucky Bancshares shareholders is fair. Regulatory approval does not constitute an endorsement or recommendation of the merger.

         The merger will not be completed before all requisite regulatory approvals are received, all applicable waiting periods have expired and any conditions imposed in the regulatory approvals have been complied with. There can be no guarantee that all approvals will be obtained or that those approvals will not impose conditions which would have a material adverse effect on the business, operations, assets or financial condition of Peoples and its subsidiaries, taken as a whole, or otherwise materially impair the economic value to Peoples of acquiring Kentucky Bancshares. If any regulatory approval or any other statute, rule or order, imposes this type of condition, as determined by Peoples, the merger agreement permits Peoples or Kentucky Bancshares to abandon the merger.

         There is no assurance when, or if, all necessary regulatory approvals will be obtained. If the merger is not completed by June 30, 2003, either Peoples or Kentucky Bancshares may terminate the merger agreement. For more information, see "The Merger Agreement - Amendment and Termination" on page 42.

EXISTING RELATIONSHIP BETWEEN PEOPLES AND KENTUCKY BANCSHARES

         Except in connection with the merger agreement and the transactions contemplated by the merger agreement, Kentucky Bancshares has not conducted business with, nor has it had any business relationship with, Peoples prior to the transactions described in the merger agreement. As of March 26, 2003, neither Peoples nor any of its affiliates owned any Kentucky Bancshares common shares.

                              THE MERGER AGREEMENT

THE MERGER

         The merger agreement provides that, subject to the adoption of the merger agreement by the shareholders of Kentucky Bancshares and the satisfaction or waiver of the other conditions to the merger, Kentucky Bancshares will merge with and into Peoples. Following completion of the merger, Kentucky Bancshares will no longer exist as a separate corporation, and Kentucky Bank & Trust will be merged with and into Peoples Bank. The merger agreement provides for Peoples and Kentucky Bancshares to implement the merger by filing a certificate of merger with the Ohio Secretary of State and articles of merger with the Kentucky Secretary of State, consistent with the applicable provisions of the merger agreement.

         The material provisions of the merger agreement are briefly summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the merger agreement, as amended as of March 6, 2003, which is reprinted as Appendix A to this proxy statement/prospectus and incorporated in this proxy statement/prospectus by this reference. We urge you to read the merger agreement in its entirety for a more complete description of the merger.

CONVERSION OF SHARES


         At the effective time of the merger, each Kentucky Bancshares common share outstanding immediately prior to the effective time of the merger will be converted into cash, Peoples common shares, or a combination of cash and Peoples common shares, as calculated in accordance with the merger agreement. Kentucky Bancshares shareholders will have the opportunity to elect, subject to adjustment under the merger agreement, whether to receive cash, Peoples common shares or a combination of cash and Peoples common shares. All Kentucky Bancshares common shares that are owned by Kentucky Bancshares as treasury shares will be canceled and retired, and no Peoples common shares or other consideration will be delivered in exchange for those shares. For more information, see "The Merger - Exchange of Kentucky Bancshares Common Shares" on page 24.


REPRESENTATIONS AND WARRANTIES

         In the merger agreement, Kentucky Bancshares has made representations and warranties concerning the following items:

          o due organization, good standing and authority to carry on the business of Kentucky Bancshares and Kentucky Bank & Trust;

          o    capital structure of Kentucky Bancshares;

          o    status of Kentucky Bank & Trust;

          o corporate power and authority to enter into the merger agreement and consummate the merger;

          o    enforceability of the merger agreement;

          o complete and accurate financial statements and reports of Kentucky Bancshares, and absence of undisclosed liabilities;

          o absence of any material adverse change to Kentucky Bancshares or Kentucky Bank & Trust;

          o    loans and loan documentation;

          o    allowance for loan losses;

          o regulatory reports and records filed by Kentucky Bancshares and Kentucky Bank & Trust;

          o    taxes of Kentucky Bancshares and Kentucky Bank & Trust;

          o    property of Kentucky Bancshares and Kentucky Bank & Trust;

          o legal proceedings involving Kentucky Bancshares or Kentucky Bank & Trust;

          o absence of regulatory proceedings involving Kentucky Bancshares or Kentucky Bank & Trust;

          o absence of conflicts of the merger agreement with applicable laws, material contracts and corporate documents;

          o commissions, finder's fees or similar payments payable only to Alex Sheshunoff & Co. Investment Banking, L.P.;

          o employment agreements and compliance with employment laws and absence of collective bargaining agreements and union representation;

          o employee benefit plans and compliance with the Employee Retirement Income Security Act of 1974;

          o    compliance with laws;

          o accuracy and completeness of information supplied by Kentucky Bancshares for inclusion in the Registration Statement on Form S-4 of which this proxy statement/prospectus is a part and in the proxy statement mailed to Kentucky Bancshares shareholders;

          o    insurance;

          o required governmental and third-party consents in connection with the merger;

          o    material contracts and absence of defaults;

          o    environmental matters;

          o    compliance with takeover laws;

          o    risk management instruments;

          o    complete and accurate books and records;

          o    repurchase agreements;

          o good and marketable title to investment securities held by Kentucky Bancshares and Kentucky Bank & Trust;

          o    accuracy of representations and warranties;

          o    compliance with fiduciary responsibilities by Kentucky Bank &
               Trust;

          o    compliance with the Community Reinvestment Act; and

          o    ownership of Peoples common shares.

         Peoples has made representations and warranties concerning the following items:

          o Peoples' due organization, good standing and authority to carry on its business;

          o corporate power and authority to enter into the merger agreement and consummate the merger;

          o    capitalization of Peoples;

          o    enforceability of the merger agreement;

          o absence of conflicts of the merger agreement with applicable laws, material contracts and corporate documents;

          o    compliance with takeover laws;

          o    reports and records filed by Peoples with the SEC;

          o commissions, finder's fees or similar payments payable only to RBC Dain Rausher Inc.;

          o required governmental and third-party consents in connection with the merger;

          o accuracy and completeness of information supplied by Peoples and its subsidiaries in the Registration Statement on Form S-4 of which this proxy statement/prospectus is a part;

          o    deposit insurance of Peoples Bank;

          o complete and accurate financial statements and reports, and absence of undisclosed liabilities;

          o    absence of material litigation;

          o regulatory approvals to be obtained in connection with the merger; and

          o    compliance with the Community Reinvestment Act.

         Peoples and Kentucky Bancshares believe that the representations and warranties contained in the merger agreement are customary in transactions similar in nature to the merger. For more information, see Articles Three and Four of the merger agreement, which is attached as Appendix A to this proxy statement/prospectus.

CONDUCT OF BUSINESS PENDING THE MERGER

         The merger agreement requires Kentucky Bancshares to conduct its business and the business of Kentucky Bank & Trust in the ordinary and usual course consistent with past practice. Under this covenant, the merger agreement specifically prohibits Kentucky Bancshares from:

          o taking any action which would be inconsistent with any representation or warranty of Kentucky Bancshares in the merger agreement; and

          o engaging in any lending activities other than in the ordinary course of business consistent with past practice.

         The merger agreement requires Kentucky Bancshares to send to Peoples a copy of all loan presentations made to the board of directors or loan committee of Kentucky Bancshares at the same time that those presentations are transmitted to the board of directors or loan committee, and all other proposals for each loan to an officer or director of Kentucky Bancshares or Kentucky Bank & Trust, each secured loan in excess of $200,000 and each unsecured loan in excess of $100,000. Kentucky Bancshares also is required to consult with Peoples prior to hiring any full-time officer, other than replacement employees for positions then existing, and prior to purchasing any investment securities.

         The merger agreement provides that neither Kentucky Bancshares nor Kentucky Bank & Trust may take any of the following actions without the prior written consent of Peoples:

          o selling, transferring, mortgaging, pledging, encumbering or subjecting to any lien, any of the assets of Kentucky Bancshares or Kentucky Bank & Trust, except in the ordinary course of business for full and fair consideration;

          o making any capital expenditure or capital addition or improvement which, individually, exceeds $15,000;

          o becoming bound by, entering into, or performing any material contract or commitment which is other than in the ordinary course of its business or which would cause or result in Kentucky Bancshares being unable to perform its obligations under the merger agreement;

          o declaring, paying or setting aside for payment any dividends or making any distributions on its capital shares, other than the payment of a cash dividend of $30.00 per share on January 2, 2003;

          o purchasing, redeeming, retiring or otherwise acquiring any of its capital shares (other than the redemption of the Kentucky Bancshares shares owned by Mr. Christmas);

          o issuing or granting any option or right to acquire any of its capital shares or any voting debt, or effecting any split, recapitalization, combination, exchange of shares, readjustment or other share reclassification;

          o    amending its governing documents;

          o merging or consolidating with any other person or otherwise reorganizing, except for the merger;

          o acquiring all or any portion of the assets, business, deposits or properties of any other entity, except by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in the ordinary course of business and consistent with past practice;

          o entering into, establishing, adopting or amending any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement or similar arrangement related to the plan or arrangement, in respect of any director, officer or employee of Kentucky Bancshares or Kentucky Bank & Trust. Kentucky Bancshares, however, may:

               o take any of these actions in order to satisfy either applicable law or previously disclosed contractual obligations existing as of November 29, 2002, or regular annual renewals of insurance contracts;

               o take any of these actions to cause the exercise or cancellation of all stock options to acquire common shares of Kentucky Bancshares in accordance with the merger agreement;

               o terminate or amend specified employment and severance agreements with officers and employees of Kentucky Bancshares and Kentucky Bank & Trust; and

               o terminate the Kentucky Bank & Trust Money Purchase Pension Plan and the Kentucky Bank & Trust 401(k) Profit Sharing Plan in accordance with the merger agreement;

          o paying any general wage or salary increase or bonus, other than normal pay increases consistent with past practices, or entering into or amending or renewing any employment, consulting, severance or similar agreements or arrangements with any officer, director or employee, except, in each case, for changes required by the merger agreement. The merger agreement, however, permits:

               o the advance payment to Sandra Tilton of the retention benefit under her contract with Kentucky Bank & Trust, in the amount of $55,000, and

               o the payment of employee bonuses not exceeding an aggregate of $45,000, in the discretion of the Kentucky Bancshares board of directors;

          o entering into or terminating any contract, other than a loan contract, requiring the payment or receipt of $15,000 or more or amending or modifying in any material respect any of its existing material contracts;

          o incurring any indebtedness for money borrowed or incurring any material obligation or liability other than in the ordinary course of business;

          o implementing or adopting any change in its accounting principles, practices or methods, other than as required by generally accepted accounting principles;

          o waiving or canceling any right of material value or material debts, except in the ordinary course of business consistent with past practices;

          o taking any action, except as required by law, that would result in:

          o any of its representations and warranties in the merger agreement being or becoming untrue in any material respect at or prior to the effective time of the merger,

                    o any of the conditions to the merger not being satisfied, or

                    o    a violation of any provision of the merger agreement;

          o causing any material adverse change in the amount or general composition of deposit liabilities;

          o making any material investment, except in the ordinary course of business; or

          o    entering into any agreement to do any of the foregoing.

         The merger agreement also requires Kentucky Bancshares and Kentucky Bank & Trust to:

          o use commercially reasonable efforts to maintain their properties and facilities in their present condition and working order, ordinary wear and tear excepted;

          o perform all of its obligations under all agreements relating to or affecting their properties, rights and businesses, except where nonperformance would not have a material adverse effect on Kentucky Bancshares or Kentucky Bank & Trust;

          o use commercially reasonable efforts to maintain and preserve their respective business organizations intact, retain present key employees and maintain the respective relationships of customers, suppliers and others having business relationships with them;

          o not take any action or omit to take any action which would terminate or enable any employee of Kentucky Bancshares or Kentucky Bank & Trust to terminate his employment or employment agreement without cause and thereafter to receive compensation;

          o maintain insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, were maintained by them as of September 30, 2002, and upon the renewal or termination of that insurance, use commercially reasonable best efforts to renew or replace that insurance coverage with reputable insurers in respect of the amounts, premiums, types and risks insured that were maintained by them as of September 30, 2002;

          o provide reasonable access by Peoples to information of Kentucky Bancshares and Kentucky Bank & Trust;

          o timely file all tax returns and pay any tax shown on those tax returns as due;

          o not implement or adopt any material change in its interest rate risk management and other risk management policies, procedures or practices;

          o not solicit, initiate or encourage any proposals, offers or inquiries related to any acquisition, merger, tender or exchange offer, consolidation or business combination involving Kentucky Bancshares or Kentucky Bank & Trust, and to notify Peoples of any acquisition proposal, offer or inquiry received by Kentucky Bancshares or Kentucky Bank & Trust;

          o furnish to Peoples all reports, proxy statements or other communications by Kentucky Bancshares to its shareholders generally, and all press releases relating to any transactions;

          o cooperate with Peoples and take all actions reasonably requested by Peoples to assist with obtaining all regulatory approvals necessary in connection with the proposed merger of Kentucky Bank & Trust with and into Peoples Bank immediately following the merger of Kentucky Bancshares with and into Peoples;

          o following shareholder adoption of the merger agreement at the request of Peoples, to promptly:

                    o establish and take reserves and accruals to conform Kentucky Bancshares and Kentucky Bank's loan, accrual and reserve policies to Peoples Bank's policies,

                    o establish and take accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write down of various assets and other appropriate accounting adjustments, and

                    o recognize for financial accounting purposes expenses of the merger and restructuring charges related to or to be incurred in connection with the merger, to the extent permitted by law and consistent with GAAP and with the fiduciary duties of the officers and directors of Kentucky Bancshares;

          o terminate each employment, consulting, severance, retention and change in control agreement, except for the Second Amended and Restated Employment Agreement, as amended, between C. Ronald Christmas and Kentucky Bank & Trust; and

          o terminate the Kentucky Bank & Trust Money Purchase Pension Plan and the Kentucky Bank & Trust 401(k) Profit Sharing Plan.

         The merger agreement also requires Peoples to:

          o furnish to Kentucky Bancshares all reports, proxy statements or other communications by Peoples to its shareholders generally, and all press releases relating to any transaction;

          o file a listing application with The Nasdaq Stock Market covering the Peoples common shares that it will issue in the merger, and use its best efforts to maintain the designation of the Peoples common shares as Nasdaq securities;

          o indemnify the officers, directors and employees of Kentucky Bancshares and Kentucky Bank & Trust, provide directors' and officers' liability insurance up to prescribed limits and provide specified employee benefits, as described below.

         Finally, the merger agreement requires each of Peoples and Kentucky Bancshares to:

          o use their reasonable best efforts to take all actions necessary to satisfy all of the conditions of the merger and to comply with all applicable legal requirements;

          o maintain the confidentiality of information obtained in connection with the merger and to use confidential information only for purposes related to the consummation of the merger;

          o not make any press release or other public announcement concerning the merger without the consent of the other parties to the merger agreement, except as otherwise required by law;

          o take all necessary steps to exempt the merger agreement and the merger from the requirements of any takeover law and any provisions in their respective governing documents, and to assist in any challenge to the validity or applicability to the merger of any takeover law; and

          o notify the other party in writing if it becomes aware of any fact, condition or occurrence that would:

                    o cause or constitute a breach of any representation, warranty or covenant in the merger agreement,

                    o make the satisfaction of the conditions in the merger agreement unlikely or impossible,

                    o have a material adverse effect on the company providing the notification, either individually or taken with other facts, conditions or occurrences, or

                    o in the case of Kentucky Bancshares, be required to be set forth in an amendment to the registration statement on Form S-4 or a supplement to this proxy statement/prospectus.

         Existing employees of Kentucky Bancshares and Kentucky Bank & Trust may have the opportunity to continue as employees of Peoples or one of its subsidiaries on an "at will" basis. Employees continuing as employees of Peoples or one of its subsidiaries will continue to participate in Kentucky Bancshares' compensation and benefit plans in effect at the time of the merger, unless and until Peoples determines that those employees will participate in employee benefit plans of Peoples and that some or all of the Kentucky Bancshares compensation and benefit plans will be terminated or merged into employee benefit plans of Peoples, except that the Kentucky Bank & Trust Money Purchase Pension Plan and the Kentucky Bank & Trust 401(k) Profit Sharing Plan will be terminated prior to the effective time of the merger. Peoples has agreed to use its commercially reasonable best efforts to cause Kentucky Bancshares compensation and benefit plans to either be terminated or merged into comparable benefit plans of Peoples as expeditiously as possible following the effective time of the merger.

         Pursuant to the merger agreement, Peoples will credit employees of Kentucky Bancshares and Kentucky Bank & Trust with years of service with Kentucky Bancshares and Kentucky Bank & Trust, and their respective predecessors, for purposes of eligibility and vesting, but not for benefit accrual purposes, in the employee benefit plans of Peoples. Peoples also will not subject those employees to any exclusion or penalty for pre-existing conditions that Kentucky Bancshares's compensation and benefit plans covered immediately prior to the merger, or to any waiting period for coverage. If Peoples adopts a new plan or program for its employees or executives, then Peoples will give similarly-situated employees and executives of Kentucky Bancshares the same past service credits that Kentucky Bancshares would have credited them with.

         Employees of Kentucky Bancshares, excluding C. Ronald Christmas, Sandra Tilton and the directors, who do not continue as employees of Peoples or one of its subsidiaries may receive from Kentucky Bancshares, if announced to the employees and accrued by Kentucky Bancshares prior to the merger, a lump sum severance benefit described in Section 6.03 of the merger agreement.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

         The obligation of each of Peoples and Kentucky Bancshares to consummate the merger is subject to a number of conditions, including the following:

          o the adoption of the merger agreement by the requisite vote of the shareholders of Kentucky Bancshares;

          o all necessary regulatory approvals have been obtained in connection with the merger and all statutory waiting periods have expired;

          o no regulatory approval or statute, rule or order contains any conditions, restrictions or requirements which Peoples reasonably determines would, either before or after the effective time of the merger, have a material adverse effect on Peoples and its subsidiaries taken as a whole or prevent Peoples from realizing the economic benefits of the merger and related transactions;

          o no court or other governmental or regulatory authority has enacted, issued, promulgated, enforced, threatened, commenced a proceeding with respect to, or entered, any statute, rule, regulation, judgment, decree, injunction or other order prohibiting or delaying consummation of the transactions contemplated by the merger agreement;

          o the Form S-4 Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement has been issued or proceedings for that purpose initiated or threatened by the SEC;

          o all permits and other authorizations required under state securities laws to consummate the transactions contemplated by the merger agreement and issue the common shares of Peoples to be issued in the merger have been received; and

          o the Peoples common shares to be issued in the merger have been approved for listing with Nasdaq.

         The obligation of Peoples to consummate the merger is also subject to a number of additional conditions, including the following:

          o the representations and warranties of Kentucky Bancshares contained in the merger agreement are true and correct in all material respects as of the closing of the merger, or in the case of representations and warranties made as of a specified date earlier than the closing date of the merger, on and as of that date, and Kentucky Bancshares has delivered a certificate to Peoples to that effect;

          o Kentucky Bancshares has performed in all material respects all obligations required by Kentucky Bancshares under the merger agreement, and Kentucky Bancshares has delivered a certificate to Peoples to that effect;

          o Peoples has received the opinion of Vorys, Sater, Seymour and Pease LLP stating that the merger constitutes a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code;

          o Peoples has received the opinion of Bracewell & Patterson, L.L.P., legal counsel to Kentucky Bancshares, stating that:

                    o Kentucky Bancshares is a corporation validly existing and in good standing under the laws of the Commonwealth of Kentucky,

                    o Kentucky Bank is a banking organization duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky,

                    o Kentucky Bancshares is a registered bank holding company under the Bank Holding Company Act,

                    o the merger agreement was duly approved by the Kentucky Bancshares board of directors and duly adopted by the Kentucky Bancshares shareholders,

                    o the merger agreement was duly executed by Kentucky Bancshares and, with stated exceptions, constitutes the binding obligation of Kentucky Bancshares and is enforceable in accordance with its terms against Kentucky Bancshares,

                    o the execution and delivery of the merger agreement by Kentucky Bancshares does not and will not conflict with Kentucky Bancshares' governing documents,

                    o Kentucky Bancshares has full corporate power and authority to perform its obligations under the merger agreement, and Kentucky Bancshares and Kentucky Bank & Trust have full corporate power and authority to own their properties and carry on their businesses as presently conducted,

                    o upon the filing of the certificate of merger with the Ohio Secretary of State and articles of merger with the Kentucky Secretary of State, the merger will become effective,

                    o legal counsel for Kentucky Bancshares knows of no pending or threatened actions, suits or proceedings that would prevent the consummation of the merger and the related transactions, and

                    o the Kentucky Bancshares common shares and the issued and outstanding shares of capital stock of Kentucky Bank & Trust have been duly authorized and validly issued;

          o holders of not more than 10% of the issued and outstanding Kentucky Bancshares common shares have exercised dissenters' rights in accordance with the Kentucky Business Corporation Act; and

          o Peoples has received a statement issued by Kentucky Bancshares pursuant to Section 1.897-2(h) of the regulations issued under the Internal Revenue Code certifying that the Kentucky Bancshares shares are not an U.S. real property interest.

          o Kentucky Bancshares has received the consent and approval of each person whose consent or approval is required in connection with the merger under the terms of any loan agreement or other material agreement of Kentucky Bancshares or Kentucky Bank & Trust, except for consents and approvals that would not, individually or in the aggregate, have a material adverse effect;

          o the stockholders' equity of Kentucky Bancshares as of the month-end immediately preceding the month in which the merger is completed, excluding merger-related charges and certain accounting adjustments, is not less than $17,425,000; and

          o the aggregate of all expenses, including legal and accounting fees and fees payable to Alex Sheshunoff & Co. Investment Banking, L.P., incurred by Kentucky Bancshares and Kentucky Bank & Trust relating to the merger agreement and the merger is not greater than $500,000 as of the date of the closing of the merger.

         The obligation of Kentucky Bancshares to consummate the merger is also subject to a number of additional conditions, including the following:

          o the representations and warranties of Peoples contained in the merger agreement are true and correct in all material respects as of the closing of the merger, or in the case of representations and warranties made as of a specified date earlier than the closing date of the merger, on and as of that date, and Peoples has delivered a certificate to Kentucky Bancshares to that effect;

          o Peoples has performed in all material respects all obligations required by Peoples under the merger agreement, and Peoples has delivered a certificate to Kentucky Bancshares to that effect;

          o Kentucky Bancshares has received the opinion of Vorys, Sater, Seymour and Pease LLP, legal counsel to Peoples, stating that:

                    o the merger constitutes a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code,

                    o no gain or loss will be recognized by shareholders of Kentucky Bancshares who receive sole Peoples common shares in exchange for their Kentucky Bancshares common shares, other than the gain or loss to be recognized as to cash received in lieu of fractional Peoples common share interests,

                    o shareholders of Kentucky Bancshares who receive solely cash in exchange for their Kentucky Bancshares common shares will be treated as having received those payments as distributions in redemption of their Kentucky Bancshares common shares, subject to the provisions and limitations of Section 302 of the Internal Revenue Code, and

                    o gain will be recognized by shareholders of Kentucky Bancshares who receive both Peoples common shares and cash in exchange for their Kentucky Bancshares common shares, but not in excess of the amount of cash received;

          o Kentucky Bancshares has received the opinion of Vorys, Sater, Seymour and Pease LLP, legal counsel to Peoples, stating that:

                    o Peoples is a corporation validly existing and in good standing under the laws of the State of Ohio,

                    o Peoples is a registered bank holding company under the Bank Holding Company Act,

                    o the merger agreement was duly approved by the Peoples board of directors,

                    o the execution and delivery of the merger agreement by Peoples does not and will not conflict with Peoples' governing documents,

                    o the merger agreement was duly executed by Peoples and, with stated exceptions, constitutes the binding obligation of Peoples and is enforceable in accordance with its terms against Peoples,

                    o Peoples has full corporate power and authority to perform its obligations under the merger agreement,

                    o the common shares of Peoples to be issued as consideration in the merger, when issued, will be duly authorized, fully paid and non-assessable, and

                    o upon the filing of the certificate of merger with the Ohio Secretary of State and articles of merger with the Kentucky Secretary of State, the merger will become effective; and

          o Peoples has received the consent and approval of each person whose consent or approval is required in connection with the merger under the terms of any loan agreement or other material agreement of Peoples, except for consents and approvals that would not, individually or in the aggregate, have a material adverse effect.

         Where the law permits, Peoples or Kentucky Bancshares could decide to complete the merger even though one or more conditions has not been satisfied. By law, neither Peoples nor Kentucky Bancshares can waive (1) the condition of adoption of the merger agreement by Kentucky Bancshares' shareholders or (2) any court order or law having the effect of making illegal or otherwise prohibiting the consummation of the merger. Whether any of the conditions would be waived would depend upon the facts and circumstances as determined by the reasonable business judgment of the board of directors of Peoples or Kentucky Bancshares.

EFFECTIVE TIME OF THE MERGER

         Upon satisfaction or waiver of all conditions under the merger agreement, Peoples and Kentucky Bancshares will cause a certificate of merger to be filed with the Ohio Secretary of State and articles of merger to be filed with the Kentucky Secretary of State. The merger will become effective at 5:00 p.m. on the date that the certificate of merger and articles of merger are filed, or at a time after the filing that Peoples and Kentucky Bancshares agree to in writing and state in the certificate of merger and articles of merger.

         The closing of the transactions contemplated by the merger agreement will take place on a day designated by Peoples which is not:

          o earlier than the third business day after the last of the conditions described in the merger agreement has been satisfied or waived in accordance with the terms of the merger agreement, or

          o later than the last business day of the month in which that third business day occurs.

However, the date chosen by Peoples may not be after June 30, 2003, or after the date or dates on which any regulatory authority approval or extension expires. Peoples and Kentucky Bancshares are also free to agree to close the transactions on a different date.

AMENDMENT AND TERMINATION

         Peoples and Kentucky Bancshares may amend the merger agreement at any time before or after the special meeting. However, after approval of the matters to be considered at the special meeting, there can be no amendment which by law requires further approval by the Kentucky Bancshares shareholders, unless that further approval is obtained.

         Peoples and Kentucky Bancshares may agree in writing to terminate the merger agreement at any time before completion of the merger, even after the Kentucky Bancshares shareholders have adopted it.

         Either Kentucky Bancshares or Peoples may decide to terminate the merger agreement if:

          o the merger has not been completed by June 30, 2003, unless the failure to complete the merger arises out of or results from the breach of the merger agreement by the party seeking to terminate;

          o the shareholders of Kentucky Bancshares fail to adopt the merger agreement by the requisite vote at the special meeting or any adjournment of the special meeting; or

          o    a governmental authority fails to approve the merger.

         Peoples may decide to terminate the merger agreement if:

          o Kentucky Bancshares breaches any representation and warranty in the merger agreement and does not cure the breach within 30 days following receipt of written notice of the breach or cannot cure the breach within that time, except that the breach, individually or in the aggregate, must have or be reasonably likely to have a materially adverse effect on Kentucky Bancshares or Kentucky Bank & Trust;

          o Kentucky Bancshares fails to comply in any material respect with any covenant or agreement in the merger agreement within 30 days following receipt by Kentucky Bancshares of written notice of the breach, or cannot cure the breach during that time; or

          o the daily closing price of Peoples common shares, as reported on The Nasdaq National Market, for the thirty consecutive trading days ending at the close of business on the day which is five trading days prior to the consummation of the merger, is greater than $35.00 per share.

         Kentucky Bancshares may decide to terminate the merger agreement if:

          o Peoples breaches any representation and warranty in the merger agreement and does not cure the breach within 30 days following receipt of written notice of the breach, or cannot cure the breach within that time, except that the breach, individually or in the aggregate, must have or be reasonably likely to have a materially adverse effect on Peoples and its subsidiaries taken as a whole;

          o Peoples fails to comply in any material respect with any covenant or agreement in the merger agreement within 30 days following receipt by Peoples of written notice of the breach, or cannot cure the breach during that time;

          o the Kentucky Bancshares board of directors determines, based on advice of its counsel, that termination is required for the board of directors to comply with its fiduciary duties to shareholders by reason of another acquisition proposal having been made, except that Kentucky Bancshares must not have otherwise breached its obligations to not solicit or initiate or knowingly encourage the acquisition proposal and to notify Peoples of any proposal; and

          o the daily closing price of Peoples common shares, as reported on The Nasdaq National Market, for the thirty consecutive trading days ending at the close of business on the day which is five trading days prior to the consummation of the merger, is less than $21.00 per share.

         In the event of termination, the merger agreement will become void except that provisions regarding acquisition proposals of Kentucky Bancshares, confidentiality, press releases, payment of fees and expenses and the effect of the termination of the merger agreement will survive termination. In addition, under specific circumstances, Kentucky Bancshares may be required to pay a fee to Peoples if the merger agreement is terminated. Kentucky Bancshares has agreed not to solicit or encourage the submission of any other acquisition proposal by a third party. In the event that the board of directors of Kentucky Bancshares elects to terminate the merger agreement as a result of another acquisition proposal, then Kentucky Bancshares must pay a termination fee to Peoples in the amount of $1,500,000.

COSTS AND EXPENSES; INDEMNIFICATION

         Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those costs and expenses, except that Peoples and Kentucky Bancshares will share equally all expenses incurred in connection with printing and mailing this proxy statement/prospectus, and Peoples will pay all fees due to regulatory authorities and the SEC in connection with the transactions contemplated by the merger agreement.

         Peoples has agreed to indemnify the present officers, directors and employees of Kentucky Bancshares and Kentucky Bank & Trust to the full extent Kentucky Bancshares and Kentucky Bank & Trust would have been required to indemnify that person under Kentucky law and the governing documents of Kentucky Bancshares and Kentucky Bank & Trust. In addition, for a period of three years after the merger, Peoples has agreed to use its commercially reasonable best efforts to provide directors' and officers' liability insurance on terms no less favorable than those in effect as of November 29, 2002, to indemnify the present and former officers and directors of Kentucky Bancshares and Kentucky Bank & Trust with respect to claims against those persons arising from facts or events which occurred prior to the effective time of the merger. However, Peoples will not be required to pay more than 150% of the amount spent by Kentucky Bancshares as of November 29, 2002 in order to maintain or procure that insurance, and if that limit is met, Peoples must use its commercially reasonable best efforts to maintain or obtain as much comparable insurance as can be obtained up to the 150% limit.

RECOMMENDATION AND VOTE

         The board of directors of Kentucky Bancshares believes that the consummation of the proposed merger is in the best interest of Kentucky Bancshares and its shareholders. The affirmative vote of the holders of a majority of the issued and outstanding Kentucky Bancshares common shares is required for the merger agreement and related plan of merger to be adopted. The Kentucky Bancshares Board of Directors unanimously recommends that you vote "for" the adoption of the merger agreement and related plan of merger.

                        Rights of Dissenting Shareholders
                        ---------------------------------

         The following is a description of the steps you must take to perfect dissenters' rights with respect to the merger. The description is not intended to be complete and is qualified in its entirety by reference to Sections 271B.13-010 to 271B.13-310 of the Kentucky Revised Statutes. A copy of Sections 271B.13-010 to 271B.13-310 of the Kentucky Revised Statutes is attached as Appendix C to this proxy statement/prospectus. You should consult with your own counsel if you have questions with respect to your rights under the statute.

         "Dissenters' rights" are your right to dissent from the merger and to have the "fair value" of your Kentucky Bancshares common shares determined and paid in cash. The "fair value" of Kentucky Bancshares common shares is the value of the shares immediately before the consummation of the merger. When determining fair value, any appreciation or depreciation resulting from the proposed merger is excluded, unless exclusion would be inequitable.

         Any Kentucky Bancshares shareholder who desires to dissent from the merger must:

          o before the special meeting, deliver to Kentucky Bancshares a written notice of the shareholder's intent to demand payment for the fair value of the shareholders' Kentucky Bancshares common shares if the merger is effectuated; and

          o not vote the shareholder's Kentucky Bancshares common shares "for" adoption of the merger agreement; however, the failure to vote "against" the merger will not constitute a waiver of the shareholder's dissenters' rights.

         If the merger agreement is adopted by the required vote of the Kentucky Bancshares shareholders at the special meeting, then Peoples, as the surviving corporation, must deliver a written dissenter's notice no later than ten days after the date of the special meeting to each shareholder who properly submitted a written notice of intent to demand payment and who did not vote "for" adoption of the merger agreement. The dissenters' notice must:

          o state where the shareholder must send a payment demand and where and when to deliver the shareholder's Kentucky Bancshares share certificates;

          o supply a form for the shareholder to demand payment that includes the date of the first public announcement of the terms of the merger and requires the shareholder to certify whether or not the shareholder acquired beneficial ownership of the Kentucky Bancshares common shares before that date;

          o set a date by which Peoples must receive the shareholders' payment demand, which date may not be fewer than thirty days nor more than sixty days after the dissenters' notice is delivered; and

          o include a copy of Sections 271B.13-010 to 271B.13-310 of the Kentucky Revised Statutes.

         A shareholder who is sent a dissenters' notice must demand payment, certify whether the shareholder acquired beneficial ownership of the Kentucky Bancshares common shares before the date of the first announcement of the merger and deliver the shareholder's Kentucky Bancshares share certificate(s) in accordance with the terms of the dissenters' notice delivered by Peoples. Any shareholder failing to demand payment by the date specified in the dissenters' notice, or failing to deliver the shareholder's Kentucky Bancshares share certificate(s) to the place and by the date specified in the dissenters' notice, will lose the shareholders' dissenters' rights and will be bound by the terms of the merger.

         At the effective time of the merger, or upon receipt of a payment demand, Peoples is required to pay the amount that it estimates to be the fair value of the shares, plus accrued interest, to each shareholder who complied with the requirements described above. The payment must be accompanied by Kentucky Bancshares' financial statements for the year ended December 31, 2002, a statement of Peoples' estimate of the fair value of the Kentucky Bancshares common shares, an explanation of how interest was calculated and a statement of the dissenting shareholder's right to demand payment if dissatisfied with the payment. However, Peoples may elect to withhold payment from any dissenting shareholder who became the beneficial owner of the Kentucky Bancshares common shares after the date of the first announcement of the merger on December 2, 2002, in which case Peoples must send an offer to pay the fair value of the Kentucky Bancshares common shares, together with a statement of Peoples' estimate of the fair value of the Kentucky Bancshares common shares, an explanation of how the interest was calculated and a statement of the dissenting shareholders' right to demand payment if dissatisfied with the offer.

         A dissenting shareholder may notify Peoples in writing of the dissenting shareholder's own estimate of the fair value of the shares and the amount of interest due, and demand payment of the dissenting shareholder's estimate, less any payment already received, or in the case of a dissenting shareholder to whom Peoples has withheld payment, reject People's offer and demand payment of the dissenting shareholder's estimate of the fair value of the shares and interest due, if:

          o the dissenting shareholder believes that the amount paid or offered by Peoples is less than the fair value of the Kentucky Bancshares common shares or that the interest due is incorrectly calculated;

          o Peoples fails to make payment within sixty days after the date set for demanding payment in the dissenters' notice delivered by Peoples; or

          o if the merger does not occur and Peoples fails to return the Kentucky Bancshares share certificate(s) which were delivered by the dissenting shareholder within sixty days after the date set in the dissenters' notice delivered by Peoples.

A dissenting shareholder waives the right to demand payment if the dissenting shareholder fails to notify Peoples in writing within thirty days after Peoples made or offered payment for the dissenting shareholder's Kentucky Bancshares common shares.

         If a dissenting shareholder's demand for payment remains unsettled, Peoples must commence a proceeding within sixty days after receiving the dissenting shareholder's payment demand in the Circuit Court of Greenup County, Kentucky, and petition the court to determine the fair value of the Kentucky Bancshares common shares and accrued interest. If Peoples fails to commence the proceeding within this sixty-day period, Peoples must pay each dissenting shareholder whose demand remains unsettled the amount the dissenting shareholder demanded. Peoples also must make all dissenting shareholders whose demands remain unsettled parties to the proceeding. Each dissenting shareholder will be entitled to judgment for the amount, if any, for which the court finds the fair value of the Kentucky Bancshares common shares, plus interest, exceeds the amount paid by Peoples, or the fair value plus accrued interest of any Kentucky Bancshares common shares for which Peoples offered to pay its estimate of the fair value of the shares.

         All costs of the court proceedings will be assessed against Peoples, except the court may assess the costs against all or some of the dissenting shareholders, in amounts the court finds equitable, to the extent the court finds the dissenting shareholders acted arbitrarily, vexatiously, or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts for the respective parties in the amount the court finds equitable,

          o against Peoples and in favor of any or all dissenting shareholders, if the court finds that Peoples did not substantially comply with the requirements of Sections 271B.13-200 to 271B.13-310 of the Kentucky Revised Statutes, or

          o against either Peoples or a dissenting shareholder, in favor of any other party, if a court finds the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith.

If the court finds that the services of counsel for any dissenting shareholder was of substantial benefit to other dissenting shareholders similarly situated and that the fees for those services should not be assessed against Peoples, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefited.


         It is a condition to Peoples' obligation to consummate the merger that the holders of less than 10% of the issued and outstanding Kentucky Bancshares common shares have exercised dissenters' rights. See "The Merger-Conditions to the Merger" on page 39. Peoples has reserved the right to waive this condition at any time.



                               Business of Peoples
                               -------------------

GENERAL

         Peoples is a financial holding company organized in 1980, with origins in the Mid-Ohio valley dating back to 1902. Peoples' wholly-owned subsidiaries include Peoples Bank, National Association, Peoples Investment Company, PEBO Capital Trust I and PEBO Capital Trust II. Peoples Bank also owns an insurance agency subsidiary and an asset management subsidiary. Peoples Investment Company also owns a capital management subsidiary. Peoples' principal executive office is located at 138 Putnam Street, Marietta, Ohio 45750, and its telephone number is (740) 373-3155. Peoples common shares are traded on The Nasdaq National Market under the symbol "PEBO."

         At December 31, 2002, Peoples had 462 full-time equivalent employees, total assets of $1.4 billion, total loans of $850.9 million, total deposits of $955.9 million, and total stockholders' equity of $147.2 million. Peoples Bank held trust assets with an approximate market value of $500 million at December 31, 2002.

SERVICES OFFERED

         Peoples' principal operating subsidiary, Peoples Bank, is a full-service community bank that provides an array of financial products and services to its customers, including a variety of interest-bearing and non-interest bearing demand deposit accounts; savings and money market accounts; certificates of deposit; commercial, installment and real estate mortgage loans (commercial and residential); credit and debit cards; corporate and personal trust services; and safe deposit rental facilities. Peoples also sells travelers checks, money orders and cashier's checks. Services are provided through Peoples' 45 financial service locations and 30 automated teller machines (ATMs) in Ohio, West Virginia and Kentucky, as well as through banking by phone and internet-based banking. Peoples Bank Peoples Bank also offers a full range of life, property and casualty insurance products through Peoples Insurance Agency, Inc., and provides customer-tailored solutions for asset management needs through its Peoples Financial Advisors division. Brokerage services are offered through an unaffiliated registered broker/dealer located at Peoples Bank offices.

CUSTOMERS AND MARKETS

         Peoples has expanded from its roots in Washington County, Ohio, where it maintains nine financial service locations, to a market area that encompasses 17 counties in southeastern Ohio and neighboring areas of Kentucky and West Virginia, focusing on non-major urban areas. The primary market area possesses a diverse economic base, with no single dominant industry or employer. Principal industries in the market area include health care, education and other social services; plastics and petrochemical manufacturing; oil, gas and coal production; and tourism, education and other service-related industries. Consequently, Peoples is not dependent upon any single industry segment for its business opportunities, and Peoples' management believes that its market area is largely insulated from some of the fluctuations of national economic cycles as a result of the diverse economic base.

         Peoples Bank originates various types of loans, including commercial and commercial real estate loans, residential real estate loans, home equity lines of credit, real estate construction loans and consumer loans, including loans to individuals, credit card loans and indirect loans. In general, Peoples Bank retains the majority of loans it originates; however, Peoples Bank has originated and sold a limited number of fixed rate mortgage loans into the secondary market. Loans are spread over a broad range of industrial classifications.

         Peoples' management believes that it has no significant concentrations of loans to borrowers in the same or similar industries and no loans to foreign entities. The lending market areas served are primarily concentrated in southeastern Ohio, northeastern Kentucky and northwestern West Virginia. In addition, loan production offices and a full-service banking office in Licking and Fairfield Counties in central Ohio provide opportunities to serve customers in that economic region.

COMPETITION

         Peoples Bank experiences significant competition in attracting depositors and borrowers. Competition in lending activities comes principally from other commercial banks, savings associations, insurance companies, governmental agencies, credit unions, brokerage firms and pension funds. The primary factors in competing for loans are interest rate and overall lending services. Competition for deposits comes from other commercial banks, savings associations, money market and mutual funds, credit unions, insurance companies and brokerage firms. The primary factors in competing for deposits are interest rates paid on deposits, account liquidity, convenience of office location and overall financial condition. Peoples believes that its size provides flexibility, which enables Peoples Bank to offer an array of banking products and services. Peoples' financial condition also contributes to a favorable competitive position in the markets Peoples serves.

         Peoples primarily focuses on non-major metropolitan markets in which to provide products and services. Peoples' management believes that Peoples has developed a niche and a certain level of expertise in serving these communities. Peoples historically has operated under a "needs-based" selling approach that management believes has proven successful in serving the financial needs of many customers. Peoples' management anticipates in future periods, Peoples will continue to increase its investment in sales training and education to assist in the development of Peoples' associates and their identification of customer service opportunities.

         It is not Peoples' strategy to compete solely on the basis of price. Peoples' management believes a focus on customer relationships and incentives that promote customers continued use of Peoples' financial products and services will lead to enhanced revenue opportunities. Peoples' management believes the integration of traditional financial products with non-traditional financial products, such as insurance and investment products, will lead to enhanced revenues through complementary product offerings.

SUPERVISION AND REGULATION

         Peoples is subject to regulation by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. As a national bank, Peoples Bank is supervised and regulated by the Office of the Comptroller of the Currency. In addition, as insurer of its deposits, the Federal Deposit Insurance Corporation has regulatory authority over Peoples Bank. The Ohio Department of Insurance also has regulatory authority over Peoples Insurance.

ADDITIONAL INFORMATION


         For additional information concerning Peoples, see "Where You Can Find More Information" on page 62.

                              Management of Peoples
                              ---------------------

DIRECTORS AND EXECUTIVE OFFICERS


         The following table lists the executive officers and directors of Peoples.

Name                        Age         Positions
----------------           -----        -----------------
Robert E. Evans             62          President, Chief Executive Officer and a Director of Peoples and
                                        Chairman and Chief Executive Officer of Peoples Bank

John (Jack) W. Conlon       57          Chief Financial Officer and Treasurer of Peoples and Peoples Bank

David B. Baker              55          Executive Vice President of Peoples

Mark F. Bradley             33          Chief Integration Officer and a Director of Peoples and
                                        President, Chief Operating Officer and a Director of Peoples Bank

Larry E. Holdren            55          Executive Vice President of Peoples

Carol A. Schneeberger       46          Executive Vice President/Operations of Peoples and Peoples Bank

Joseph S. Yazombek          48          Executive Vice President/Lending of Peoples and Executive Vice
                                        President/Chief Lending Officer of Peoples Bank

Carl Baker, Jr.             40          Director

George W. Broughton         45          Director

Frank L. Christy            55          Director

Wilford D. Dimit            67          Director

Rex E. Maiden               67          Director

Robert W. Price             39          Director

Paul T. Theisen             71          Director

Thomas C. Vadakin           70          Director

Joseph H. Wesel             73          Director


         Provided below is certain biographical information regarding our executive officers and directors. References to positions held with Peoples Bank include positions held with The First National Bank of Southeastern Ohio, Peoples Bank FSB or The Peoples Banking and Trust Company, each of which merged in March 2002 to form Peoples Bank.

         Robert E. Evans has served Peoples as President, Chief Executive Officer and a Director since 1980. Mr. Evans has also served Peoples Bank as Chief Executive Officer since 1987, as Chairman of the Board since 1999 and as President from 1987 until July 2002.

         John (Jack) W. Conlon has served Peoples as Chief Financial Officer since April 1991 and Treasurer since April 1999. Mr. Conlon has also served Peoples Bank as Chief Financial Officer since 1991 and Treasurer since 1985. Mr. Conlon previously served as Controller of Peoples Bank from 1982 until 1991.

         David B. Baker became Executive Vice President of Peoples in 1999. In February 2000, Mr. Baker was appointed President of Peoples Bank's Investment and Insurance Services. Mr. Baker previously served as President of Peoples Bank's Investment and Business Division, beginning January 1998, and President of the Investment and Trust Division of Peoples Bank, a position he held between 1991 and 1998. Mr. Baker has held various positions in the Investment and Trust Division for Peoples Bank since 1974.

         Mark F. Bradley became Chief Integration Officer of Peoples in January 2001, and was elected a Director of Peoples in January 2003. Mr. Bradley was appointed President, Chief Operating Officer and a Director of Peoples Bank in July 2002. Previously, Mr. Bradley held the positions of Controller of Peoples from January 1997 to May 2001 and Controller of Peoples Bank from March 1997 to May 2001. Mr. Bradley was also Manager of Accounting and External Reporting for Peoples and Peoples Bank from February 1995 to January 1997. Prior to February 1995, Mr. Bradley served as a staff accountant for Peoples beginning in 1991.

         Larry E. Holdren became Executive Vice President of Peoples in February 1999. Mr. Holdren has also been President of the Retail and Banking Division of Peoples Bank since January 1998. Between 1982 and 1998, Mr. Holdren served as Executive Vice President/Director of Human Resources for Peoples Bank.

         Carol A. Schneeberger became Executive Vice President/Operations of Peoples in April 1999. Since February 2000, Ms. Schneeberger has also been Executive Vice President/Operations of Peoples Bank. Ms. Schneeberger served as Vice President/Operations of Peoples from October 1988 until April 1999. Prior thereto, Ms. Schneeberger was Auditor of Peoples from August 1987 to October 1988 and Auditor of Peoples Bank from January 1986 to October 1988.

         Joseph S. Yazombek was appointed Executive Vice President/Lending of Peoples in April 2000. Mr. Yazombek has also held the position of Executive Vice President/Chief Lending Officer of Peoples Bank since October 1998. Mr. Yazombek served as Executive Vice President of Peoples Bank's Consumer and Mortgage Lending areas from May 1996 to October 1998, where he also directly managed Peoples Bank's collection efforts. Mr. Yazombek joined Peoples Bank in 1983 and served as a real estate lender until May 1996.

         Carl Baker, Jr. has served as a Director of Peoples since 2000. For more than five years, Mr. Baker has been President and Chief Executive Officer of B & N Coal, Inc., a mining, reclamation and construction concern in Southeastern Ohio; co-owner of Sharon Stone Company, a limestone and slag producer in Noble and Washington Counties, Ohio; and owner of Dexter Hardwoods, Inc., a hardwood sawmill located in Noble County, Ohio. Mr. Baker has been a partner in Belpre Sand & Gravel Company, a sand and gravel operation located in Little Hocking, Washington County, Ohio, since December 2001.

         George W. Broughton has served as a Director of Peoples since 1994. Since September 1999, Mr. Broughton has been President of GWB Sales, Inc., Marietta, Ohio, an ice cream, frozen food and coffee service distributor; President of Broughton Commercial Properties, LLC, a commercial properties rental company; Chairman of Broughton Foundation and Broughton Park; and President and Controller of George Broughton Family LLC, an asset management company. Mr. Broughton also serves as a Director of Peoples Bank.

         Frank L. Christy has served as a Director of Peoples since 1999. For more than five years, Mr. Christy has been President and owner of Christy & Associates, Inc., a business development company located in Marietta, Ohio.

         Wilford D. Dimit has served as a Director of Peoples since 1993. For more than five years, Mr. Dimit has been President of First Settlement, Inc., Marietta, Ohio, a retail clothing store, shoe store and restaurant. Mr. Dimit also serves as a Director of Peoples Bank.

         Rex E. Maiden has served as a Director of Peoples since 1996. For more than five years, Mr. Maiden has been Chairman of the Board of Maiden & Jenkins Construction Co., Nelsonville, Ohio, a contractor for bridges and highways, and commercial, industrial and educational buildings; Treasurer and Director of Sunday Creek Coal Co., Nelsonville, Ohio, a holding company for land and minerals (coal and oil); President and Chairman of the Board of Nelsonville Consulting and Construction Co., Nelsonville, Ohio, a design consulting firm; Chairman of the Board of Black Top Contracting, Nelsonville, Ohio, a paving contractor; and Chairman of the Board of B T Materials, Nelsonville, Ohio, a sand and gravel mining operation and ready-mix concrete plant. Mr. Maiden also serves as a Director of Peoples Bank.

         Robert W. Price has served as a Director of Peoples since 2000. For more than five years, Mr. Price has been President of each of Smith Concrete Company, a ready-mix concrete company; Chesterhill Stone Company, a sand, limestone and gravel company; and Price Inland Terminal Company, an off-river terminal service providing offloading and dry bulk storage of raw material.

         Paul T. Theisen has served as a Director of Peoples since 1980. For more than 40 years, Mr. Theisen, Attorney at Law, was a litigator and is currently active as a mediator and arbitrator. Mr. Theisen has been Of Counsel to the law firm of Theisen Brock, LPA in Marietta, Ohio since January 1998. Mr. Theisen also serves as a Director of Peoples Bank. Mr. Theisen is the brother-in-law of Thomas C. Vadakin.

         Thomas C. Vadakin has served as a Director of Peoples since 1989. Mr. Vadakin served as a Director of The Airolite Company, Marietta, Ohio, a manufacturer of ventilation louvers, from 1994 to 2002. Mr. Vadakin also serves as a Director of Peoples Bank. Mr. Vadakin is the brother-in-law of Paul T. Theisen.

         Joseph H. Wesel has served as Chairman of the Board of Peoples since 1991 and as a Director since 1980. Mr. Wesel is President of W.D.A., Inc., Marietta, Ohio, a real estate holding company. Mr. Wesel also serves as a Director of Peoples Bank.


                         Business of Kentucky Bancshares
                         -------------------------------

GENERAL

         Kentucky Bancshares is a one-bank holding company organized in 1993. It holds 100% of the outstanding capital stock of Kentucky Bank & Trust, a Kentucky-chartered banking association which was originally chartered in 1976 as the Greenup County Bank. The principal executive offices of Kentucky Bancshares are located at 900 Diederich Blvd., Russell, Kentucky 41169, and its telephone number is (606) 836-9000. There is no established public trading market for Kentucky Bancshares' common stock.

         At December 31, 2002, Kentucky Bancshares had 41 full-time equivalent employees, total assets of $126.7 million, total loans of $77.6 million, total deposits of $98.7 million, and total stockholders' equity of $16.7 million.

SERVICES OFFERED

         Kentucky Bank & Trust offers a full range of products and services at five banking offices located in Russell, South Shore, Greenup, Flatwoods and Ashland, Kentucky. The principal services offered by Kentucky Bank & Trust include deposit accounts, lending products, credit and debit cards, internet banking, automated teller machines (ATMs), corporate and personal trust services and safe deposit rental facilities. Kentucky Bank & Trust's primary business involves the attraction of deposits from the general public and the use of such deposits, together with borrowed funds, to originate loans secured by residential and commercial real estate and, to a lesser extent, consumer and commercial business loans. Kentucky Bank & Trust's deposit accounts are insured by the FDIC up to the maximum amount allowed by law.

         At December 31, 2002, commercial and consumer loans accounted for approximately 6% and 26%, respectively, of Kentucky Bank & Trust's loan portfolio, and loans on commercial and residential real estate accounted for the remaining 33% and 35%, respectively, of the loan portfolio. At December 31, 2002, Kentucky Bank & Trust had participation loans of approximately $26.4 million, of which approximately $18.8 million had been sold to area participating banks.

MARKET AREA

         Kentucky Bancshares' primary market area includes Greenup and Boyd Counties in Kentucky. This primary market area is an industrial river community. Historically, the regional economy has been based on coal, oil and railroad industries, and dependent upon a small number of large employers. Providers of medical services have also had a significant presence in the primary market area.

         The economy of Kentucky Bancshares' primary market area is in a period of transition from a primarily industrial based economy to a service and retail based economy. In the past five years, Kentucky Bancshares' primary market area has experienced significant increases in the retail and service sectors, which have substantially offset the impact of the loss of jobs and consolidations in the heavy industry sector.

COMPETITION

         The banking business is highly competitive, and Kentucky Bancshares' profitability depends primarily on its ability to compete in its markets. Kentucky Bancshares competes with other commercial banks, savings banks, savings and loan associations, credit unions, financial companies, mutual funds, insurance companies, brokers and investment banking firms, governmental organizations and non-financial entities. Many of Kentucky Bancshares' competitors have greater financial strength, marketing capability and name recognition than Kentucky Bancshares does, and many operate on a statewide, regional or nationwide basis. Many of these competitors have legal loan limits substantially in excess of those applicable to Kentucky Bancshares.

SUPERVISION AND REGULATION

         Kentucky Bancshares is subject to regulation by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. As a state-chartered commercial bank, Kentucky Bank & Trust is subject to extensive regulation by the Kentucky Department of Financial Institutions and the FDIC. Kentucky Bank & Trust files reports with the Kentucky Department of Financial Institutions and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions.

LEGAL PROCEEDINGS

         Kentucky Bancshares from time to time is a party to or otherwise involved in legal proceedings arising in the normal course of business. Management does not believe that there is any pending or threatened proceeding against Kentucky Bancshares that, if determined adversely, would have a material adverse effect on Kentucky Bancshares' business, financial condition or results of operations.

OTHER MATTERS

         During Kentucky Bancshares' two most recent fiscal years and all subsequent interim periods, no independent accountant who was engaged as the principal accountant to audit Kentucky Bancshares' financial statements has resigned or been dismissed.


            Comparison of Rights of Holders of Peoples Common Shares
                and Holders of Kentucky Bancshares Common Shares

GENERAL

         Peoples is a corporation organized under the laws of the State of Ohio, while Kentucky Bancshares is a corporation organized under the laws of the Commonwealth of Kentucky. The rights of Kentucky Bancshares shareholders have been governed by the Kentucky Business Corporation Act and the Articles of Incorporation and Bylaws of Kentucky Bancshares. Upon completion of the merger, each Kentucky Bancshares shareholder who receives Peoples common shares will become a shareholder of Peoples and, accordingly, will be governed by the Ohio General Corporation Law and the Articles of Incorporation and Code of Regulation of Peoples.

         The following is a summary of the differences, as well as certain important similarities, between Ohio and Kentucky corporate law, and between the Articles of Incorporation and Bylaws of Kentucky Bancshares and the Articles of Incorporation and Code of Regulations of Peoples. This summary is not intended to be a complete statement of the differences affecting the rights of Kentucky Bancshares' shareholders, but rather describes the more significant differences affecting the rights of such shareholders and certain important similarities. This summary is qualified in its entirety by reference to the Articles of Incorporation and Code of Regulations of Peoples, the Articles of Incorporation and Bylaws of Kentucky Bancshares and applicable laws and regulations.

AUTHORIZED CAPITAL STOCK


         As of FMarch 26, 2003, Peoples' authorized capital stock consisted of 12,000,000 Peoples common shares, of which 9,553,517 were outstanding. An additional 581,573 Peoples common shares were subject to options outstanding as of March 26, 2003. At the Annual Meeting of Shareholders to be held on April 10, 2003, the shareholders of Peoples will consider and vote upon an amendment to Peoples' Articles of Incorporation to increase the number of authorized common shares to 24,000,000. Peoples common shares are traded on The Nasdaq National Market under the symbol "PEBO."

         Kentucky Bancshares' authorized capital stock consists of 15,000 common shares, of which 11,832 common shares were outstanding on March 26, 2003. An additional [12] Kentucky Bancshares common shares were subject to options outstanding as of March 26, 2003, which options will be exercised or cancelled prior to the merger in accordance with the terms of the merger agreement.


BOARD OF DIRECTORS

         The Code of Regulations of Peoples provides for a classified board of directors consisting of twelve directors, divided into three classes and elected for three-year terms. The number of directors may be fixed or changed at a meeting of the shareholders upon the approval of a majority of the voting power of Peoples, unless the proposal is affirmatively voted against by three members of the Peoples board of directors, in which case the proposal must be approved by 75% of the voting power of Peoples entitled to vote thereon. The number of directors may also be fixed or changed by the Peoples board of directors by the affirmative vote of a majority of the authorized number of directors; however, the Peoples board of directors may not increase the number of directors to more than fifteen or reduce the number to fewer than nine.

         Classification of directors makes it more difficult for shareholders to change the composition of the board of directors. Generally, two annual meetings, instead of one, are required to change the composition of more than one-half of the board of directors. Should a shareholder attempt to force a proxy contest, a tender or exchange offer or other extraordinary corporate transaction, this classification and extra time period would allow the board sufficient time to review the proposal and any available alternatives in order to act in what it believes to be the best interests of the shareholders. The classification provisions, however, also may discourage a third party from initiating a proxy context, making a tender offer or otherwise attempting to obtain control of Peoples. As a result, Peoples may miss an opportunity to enter into a transaction that could be beneficial to Peoples and its shareholders.

         The Bylaws of Kentucky Bancshares provide for a board of directors consisting of not less than five nor more than ten directors, with the exact number to be determined by the directors from time to time. The Kentucky Bancshares board of directors currently consists of 10 directors. All directors hold office for a period of one year and until their successors are elected and qualified, or until removed in accordance with the Bylaws.

NOMINATIONS

         The Code of Regulations of Peoples provides that shareholder nominations for election to the Peoples Board of Directors must be made in writing and must be delivered or mailed to the Secretary of Peoples not less than fourteen days, nor more than fifty days, prior to any meeting of shareholders called for the purpose of electing directors. However, if Peoples provides less than twenty-one days' notice of the meeting to shareholders, then the nomination must be delivered or mailed to the Secretary of Peoples not later than the close of business on the seventh day following the day on which Peoples mailed the notice of the meeting. The notification must contain the following information to the extent known by the notifying shareholder:

          o the name, age, business address and residence address of each proposed nominee;

          o    the principal occupation or employment of each proposed nominee;

          o the total number of Peoples common shares beneficially owned by each proposed nominee and the notifying shareholder; and

          o any other information required to be disclosed with respect to a nominee for election as a director of Peoples in proxy solicitations pursuant to Section 14(a) of the Securities Exchange Act of 1934.

         In addition, a written consent of the proposed nominee to serve, if elected, must accompany the notification. Peoples may disregard nominations which the chairman of the meeting determines are not made in accordance with the Code of Regulations.

         Neither the Articles of Incorporation nor the Bylaws of Kentucky Bancshares provide for a nomination procedure similar to that described for Peoples.

DIRECTOR QUALIFICATIONS

         The Peoples Code of Regulations provides that no person will be eligible to be elected as a Peoples director unless he or she is a shareholder of Peoples and, except for a person elected as an initial director of the corporation,

          o is in the position of chief executive officer or active leadership within his or her business or professional interest which must be located within the geographic area in which Peoples or any of its subsidiaries operate or do business; or

          o serves as an executive officer of Peoples or one of its subsidiaries.

A director will not be eligible for nomination and re-election as a director of Peoples following the fifth anniversary of the termination of such person's qualifying executive or leadership position. This five-year limitation, however, is inapplicable to a person who retires as Chairman of the Board or Chief Executive Officer of Peoples. When a person's eligibility to serve as a director of Peoples terminates, such person must submit his or her resignation as a director effective at the pleasure of the Board and may not be nominated and re-elected as a Peoples director.

         There are no similar provisions in either the Articles of Incorporation or Bylaws of Kentucky Bancshares.

REMOVAL AND FILLING OF VACANCIES

         A director or directors of Peoples may be removed from office, only for cause, by the affirmative vote of the holders of at least 75% of the voting power of Peoples entitling them to elect directors in place of those to be removed. The Peoples shareholders may vote to elect a new director at the time of removal for the unexpired term of the director removed. If the shareholders fail to elect a new director at that time, then a vacancy will exist on the board.

         The Peoples board of directors, acting by a majority vote of the directors then in office, though less than a majority of the whole authorized number of directors, may fill any vacancy in the board of directors for the unexpired term. A vacancy exists if the shareholders increase the authorized number of directors, but fail at the time of the increase to elect the additional directors provided for, or if the shareholders fail, at any time, to elect the whole authorized number of directors.

         A director of Kentucky Bancshares may be removed by the shareholders with or without cause only at a meeting called for the purpose of removing the director, and the meeting notice must state that one of the purposes of the meeting is removal of the director. If a director is elected by a voting group of the Kentucky Bancshares shareholders, however, only the shareholders of that voting group may vote to remove the director. In addition, no director may be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal.

         The Bylaws of Kentucky Bancshares provide that, if any vacancy occurs on the board of directors, the board is required to fill the vacancy. If the directors remaining in office constitute less than a quorum of the board of directors, the vacancy may be filled by the affirmative vote of a majority of the directors remaining in office.

VOTING RIGHTS

         Each Peoples common share entitles the holder thereof to one vote for the election of directors and for all other matters submitted to the shareholders of Peoples for their consideration. Peoples shareholders are not entitled to exercise cumulative voting in the election of directors.

         Each Kentucky Bancshares common share entitles the holder thereof to one vote on each matter voted on at a shareholders' meeting. Shares that are entitled to vote as a voting group may take action on a matter only if a quorum of those shares exists with respect to that matter, and a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of the voting group on that matter. If a quorum exists, action on any matter by a voting group, other than the election of directors, will be approved if the votes cast within the voting group in favor of the action exceed the votes cast in opposition to the action, unless a greater number of votes is required by law. Kentucky Bancshares shareholders are entitled to exercise cumulative voting in the election of directors.

PAYMENT OF DIVIDENDS

         Peoples can pay dividends on its outstanding common shares in accordance with the terms of the Ohio General Corporation Law. The Ohio General Corporation Law generally provides that Peoples' board of directors may declare and pay dividends to its shareholders, provided that the dividend does not exceed the combination of the surplus of Peoples, which is defined generally as the excess of Peoples' assets plus stated capital over its liabilities, and is not in violation of the rights of the holders of shares of any other class. In addition, no dividend may be paid when Peoples is insolvent or there is reasonable ground to believe that by payment of the dividend Peoples would be rendered insolvent.

         Kentucky Bancshares can pay dividends if, as and when declared by its board of directors, subject to compliance with limitations which are imposed by law. Under the Kentucky Business Corporation Act, no distribution or dividend may be made if, after giving effect to the dividend, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be necessary, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to rights of the shareholders receiving the distribution.

SPECIAL MEETINGS OF SHAREHOLDERS

         The Code of Regulations of Peoples contains a provision pursuant to which special meetings of shareholders may only be called by the chairman of the board, the president or, in the case of the president's absence, death or disability, the vice president authorized to exercise the authority of the president, the secretary, the directors by action in a meeting, or a majority of the directors acting without a meeting or the holders of at least a majority of all shares outstanding and entitled to vote at the meeting.

         The Bylaws of Kentucky Bancshares provide that special meetings of the shareholders may be called by the chief executive officer or the board of directors, and a special meeting is required to be called by the chief executive officer at the demand of the holders of at least one-third of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting if the requisite number of shareholders sign, date and deliver to the secretary one or more written demands describing the purpose or purposes for which the special meeting is to be held.

SHAREHOLDER ACTION WITHOUT A MEETING

         The Code of Regulations of Peoples provides that any action permitted to be taken by the shareholders at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the shareholders entitled to vote.

         The Articles of Incorporation of Kentucky Bancshares provide that any action required or permitted to be taken at a shareholders' meeting, except for the election of directors, may be taken without a meeting if shareholders representing at least 80% of the votes entitled to be cast at such meeting consent to such action in writing in compliance with the Kentucky Business Corporation Act. The election of directors may be effected without a meeting only if shareholders representing 100% of the votes entitled to be cast consent in writing.

PRE-EMPTIVE RIGHTS

         Neither the shareholders of Peoples nor the shareholders of Kentucky Bancshares have pre-emptive rights.

MERGERS AND CONSOLIDATIONS

         Under the Ohio General Corporation Law, the directors of each Ohio corporation in a merger or consolidation must approve the agreement of merger or consolidation. The agreement also must be adopted by the shareholders of an Ohio corporation, if that corporation does not survive the merger, by the vote of at least two-thirds of the corporation's voting power, or a different proportion, but not less than a majority, as provided in the articles of the corporation. The agreement of merger or consolidation also must be approved by the shareholders and directors of any foreign corporation in the merger, as required by the laws of the state of its incorporation. The Articles of Incorporation of Peoples provide that a majority of the voting power of Peoples may adopt an agreement of merger or consolidation, unless the proposal is voted against by three member of the board of directors, in which case the merger agreement must be adopted by 75% of the voting power of Peoples.

         Under the Ohio general corporation law, in the case of a merger, the shareholders of the surviving Ohio corporation also must adopt the merger agreement by a similar vote as that described in the preceding paragraph, if one or more of the following conditions exist:

          o the articles or regulations of the surviving corporation then in effect require that the agreement be adopted by the shareholders or by the holders of a particular class of shares of that corporation;

          o the agreement conflicts with the articles or regulations of the surviving corporation then in effect, or changes the articles or regulations, or authorizes any action that, if it were being made or authorized apart from the merger, would otherwise require adoption by the shareholders or by the holders of a particular class of shares of that corporation;

          o the merger involves the issuance or transfer by the surviving corporation to the shareholders of the other constituent corporation or corporations of a number of shares of the surviving corporation as will entitle the holders of the shares immediately after the consummation of the merger to exercise one-sixth or more of the voting power of the corporation in the election of directors; or

          o the merger agreement makes a change in the directors of the surviving corporation as otherwise would require action by the shareholders or the holders of a particular class of that corporation.

         Under the Kentucky Business Corporation Act, a plan of merger must be approved by the directors of each corporation party to the merger and approved by each voting group of shareholders entitled to vote separately on the plan by a majority of all the votes entitled to be cast on the plan by that voting group, unless the articles of incorporation or the board of directors require a greater vote. Action by the shareholders of the surviving corporation on a plan of merger shall not be required if:

          o the articles of incorporation of the surviving corporation will not differ, except for certain enumerated amendments, from its articles before the merger;

          o each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after;

          o the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately before the merger; and

          o the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger) will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

         The Articles of Incorporation of Kentucky Bancshares do not impose any special voting requirements with respect to the approval of a plan of merger.

OTHER CORPORATE TRANSACTIONS

         Subject to certain exceptions, the approval of two-thirds of the voting power of an Ohio corporation, or a different proportion, but not less than a majority, as provided in the articles of the corporation, is required by the Ohio General Corporation Law for an Ohio corporation to take any of the following actions:

          o the consummation of combinations and majority share acquisitions involving the transfer or issuance of such number of shares as would entitle the holders thereof to exercise at least one-sixth of the voting power of the corporation in the election of directors immediately after the consummation of the transaction;

          o the disposition of all or substantially all of the corporation's assets other than in the regular course of business; and

          o    voluntary dissolutions.

         The Articles of Incorporation of Peoples provide that a majority of the voting power of Peoples may approve the transactions listed above, except where three members of the board of directors have voted against the proposal, in which case 75% of the voting power of Peoples must approve the proposal.

         Under the Kentucky Business Corporation Act, the approval of a majority of all the votes entitled to be cast, or a greater vote as provided in the articles or by the board of directors, is required for a Kentucky corporation to take either of the following actions:

          o the disposition of all or substantially all of the corporation's assets other than in the regular course of business; and

          o    voluntary dissolutions.

         The Articles of Incorporation of Kentucky Bancshares do not alter the foregoing voting requirements.

AMENDMENT OF ARTICLES

         Under the Ohio General Corporation Law, an amendment to the articles must be adopted by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the corporation on the proposal, or a different proportion, but not less than a majority, as provided in the articles of the corporation. The Articles of Incorporation of Peoples provide that a majority of the voting power of Peoples may approve a proposal to amend the Articles of Incorporation, unless three members of the board of directors vote against the proposed amendment, in which case 75% of the voting power of Peoples must approve the amendment.

         Under the Kentucky Business Corporation Act, an amendment to the articles of incorporation generally must be recommended by the board of directors and approved by the affirmative vote of a majority of all the shareholder votes entitled to be cast on the matter, unless the corporation's articles of incorporation require a greater vote. The Articles of Incorporation of Kentucky Bancshares do not impose any specific voting requirements for the approval of an amendment to the Articles of Incorporation.

ANTI-TAKEOVER STATUTES

OHIO CONTROL SHARE ACQUISITION ACT

         Section 1701.831 of the Ohio Revised Code or the "Ohio Control Share Acquisition Act" provides that notice and informational filings and special shareholder meetings and voting procedures must occur prior to consummation of a proposed "control share acquisition," which is defined as any acquisition of shares of an "issuing public corporation" that would entitle the acquirer, directly or indirectly, alone or with others, to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges:

          o    one-fifth or more but less than one-third of the voting power;

          o    one-third or more but less than a majority of the voting power;
               or

          o    a majority or more of the voting power.

         An "issuing public corporation" is an Ohio corporation with fifty or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no valid close corporation agreement exists. Assuming compliance with the notice and informational filing requirements prescribed by the Ohio Control Share Acquisition Act, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders at which at least a majority of the voting power is represented in person or by proxy, the acquisition is approved by both:

          o a majority of the voting power of the corporation represented in person or by proxy at the meeting, and

          o a majority of the voting power at the meeting exercised by shareholders, excluding:

                    o    the acquiring shareholder,

                    o directors of the corporation who are also employees and officers, and

                    o persons who acquire specified amounts of shares after the first public disclosure of the proposed control share acquisition.

         The Ohio Control Share Acquisition Act does not apply to a corporation whose articles or regulations so provide. The Ohio Control Share Acquisition Act applies to People because it has not taken any action to opt out of the Act.

OHIO MERGER MORATORIUM STATUTE

         Chapter 1704 of the Ohio Revised Code or the "Ohio Merger Moratorium Statute" prohibits certain business combinations and transactions between an "issuing public corporation" and a beneficial owner of shares representing 10% or more of the voting power of the corporation (an "interested shareholder") for at least three years after the interested shareholder becomes such, unless the board of directors of the issuing public corporation approves either (1) the transaction or (2) the acquisition of the corporation's shares that resulted in the person becoming an interested shareholder, in each case before the interested shareholder became such.

         For three years after a person becomes an interested shareholder, the following transactions between the corporation and the interested shareholder or persons related to such shareholder are prohibited:

          o    the sale or acquisition of any interest in assets,

          o    mergers and similar transactions,

          o    a voluntary dissolution,

          o the issuance or transfer of shares or any rights to acquire shares in excess of 5% of the corporation's outstanding shares,

          o a transaction that increases the interested shareholder's proportionate ownership of the corporation, and

          o any other benefit that is not shared proportionately by all shareholders.

         After the three-year period, transactions between the corporation and the interested shareholder are permitted if:

          o the transaction is approved by the holders of shares with at least 66 2/3% of the voting power of the corporation (or a different proportion specified in the corporation's articles), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder, or

          o the business combination results in shareholders, other than the interested shareholder, receiving a "fair price" for their shares determined by the method described in Section 1704.03(A)(4).

         A corporation may elect not to be covered by the Ohio Merger Moratorium Statute by the adoption of an appropriate amendment to its articles. The Ohio Merger Moratorium Statute applies to Peoples because it has not taken any action to opt out of the Statute.

DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

         The Code of Regulations of Peoples provides that Peoples will indemnify its directors or officers against expenses, including, without limitation, attorneys' fees, filing fees, court reporter's fees and transcript costs, judgments, fines and amounts paid in settlement by reason of the fact that they are or were directors, officers, employees or agents of Peoples or, at the request of Peoples, were serving another entity in a similar capacity, if the directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Peoples. With regard to criminal matters, directors and officers will be similarly indemnified by Peoples if the directors or officers had no reasonable cause to believe their conduct was unlawful. Directors or officers claiming indemnification will be presumed to have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of Peoples and, with respect to any criminal matter, to have had no reasonable cause to believe their conduct was unlawful.

                  Peoples will not indemnify any officer or director of Peoples who was a party to any completed action or suit instituted by or in the right of Peoples for any matter asserted in an action as to which the officer or director has been adjudged to be liable for acting with reckless disregard for the interests of People or misconduct, other than negligence, in the performance of his or her duty to Peoples. However, should the court in which the action was brought determine that the officer or director is fairly and reasonably entitled to indemnity, Peoples must indemnify the officer or director to the extent permitted by the court.

          Peoples will make any indemnification not precluded by Peoples' regulations only upon a determination that the director or officer has met the applicable standard of conduct. That determination may be made only:

          o    by a majority vote of a quorum of disinterested directors,

          o if a quorum, as described above, is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel,

          o    by the shareholders, or

          o    by the court, if any, in which the action was brought.

          Peoples will pay expenses incurred in defending any action, suit or proceeding in advance upon receipt of an undertaking by or on behalf of the director or officer to repay that amount if the director or officer is not entitled to that indemnification.

          Peoples' Code of Regulations states that the indemnification provided by the regulations is not exclusive of any other rights to which any person seeking indemnification may be entitled. Additionally, the Code of Regulations provides that Peoples may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Peoples, or who is or was serving another entity at the request of Peoples, against any liability asserted against him or her and incurred by him or her in that capacity whether or not Peoples would have the obligation or power to indemnify him or her under the Code of Regulations.

          Ohio has codified the directors' common law duty of care and, in part, their common law duty of loyalty. Under Ohio corporate law, a director must perform his or her duties as a director, including his or her duties as a member of any committee of the directors upon which he or she serves, in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his or her action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. This higher standard of proof must be met in any action brought against a director for breach of his or her duties, including any action involving or affecting:

          o    a change or potential change in control of the corporation,

          o a termination or potential termination of a director's service to the corporation as a director, or

          o a director's service in any other position or relationship with the corporation.

          The higher standard of proof, however, does not affect the liability of directors for unlawful loans, dividends or distributions under Section 1701.95 of the Ohio Revised Code.

          Consistent with Ohio law, the Articles of Incorporation of Peoples provide that members of the Peoples board of directors, when evaluating any offer of another party to (a) make a tender or exchange offer for any shares of Peoples, (b) merge or consolidate Peoples with another corporation or (c) purchase or otherwise acquire all or substantially all of the properties and assets of Peoples, in connection with the exercise of their judgment in determining what they reasonably believe to be in the best interest of Peoples, must consider the interests of Peoples' shareholders and, in their discretion, may consider any of the following:

          o the interests of Peoples' employees, suppliers, creditors and customers;

          o    the economy of Ohio and the nation;

          o    community and societal considerations; and

          o the long-term as well as the short-term interests of Peoples and its shareholders, including the possibility that those interests may be best served by the continued independence of Peoples.

         Pursuant to provisions of the Kentucky Business Corporation Act, the Articles of Incorporation of Kentucky Bancshares provide that a director of Kentucky Bancshares will not be personally liable to Kentucky Bancshares or any of its shareholders for monetary damages for breach of such person's duties as a director, except that this provision will not eliminate or limit the liability of a director for any of the following:

          o any transaction in which the director's personal financial interest is in conflict with the financial interests of Kentucky Bancshares or its shareholders;

          o acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be in violation of law;

          o any vote for or assent to an unlawful distribution to shareholders as prohibited under Section 271B.8-330 of the Kentucky Revised Statutes; or

          o any transaction from which the director derived an improper personal benefit.

These provisions will continue to apply with respect to any breach of duties by a director of Kentucky Bancshares after the director ceases to be a director and will inure to the personal benefit of the director's heirs, executors and administrators.

         The Articles of Incorporation of Kentucky Bancshares provide that, to the fullest extent permitted by, and in accordance with, the Kentucky Business Corporation Act, Kentucky Bancshares shall indemnify each director or officer against reasonable expenses (including reasonable attorneys' fees), judgments, taxes, penalties, fines and amounts paid in settlement, incurred by the director or officer in connection with defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, to which the director or officer is, or is threatened to be made, a party because he or she is or was a director or officer of Kentucky Bancshares, or is or was serving at the request of Kentucky Bancshares as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership joint venture, trust or other enterprise, including service with respect to employee benefit plans. The Articles of Incorporation also require Kentucky Bancshares to pay and reimburse reasonable expenses (including reasonable attorneys' fees) incurred by a director or officer who is a party to a proceeding, in advance of final disposition of the proceeding, to the fullest extent authorized or permitted by, and in accordance with, the Kentucky Business Corporation Act.

         The rights to indemnification and advancement of expenses provided by the Articles of Incorporation of Kentucky Bancshares are not exclusive of any other rights to which any director or officer may be entitled under any bylaw, agreement, action of shareholders or disinterested directors, or otherwise, and these rights will continue as to a person who ceases to be a director or officer of Kentucky Bancshares and will inure to the benefit of the person's heirs, executors and administrators. No repeal or modification of the Kentucky Bancshares Articles of Incorporation is permitted that would adversely affect any right or protection of a director or officer under the indemnification and advancement provisions with respect to any act or omission occurring prior to the time of the repeal or modification.


         Peoples has agreed to indemnify the present officers, directors and employees of Kentucky Bancshares and Kentucky Bank & Trust to the full extent Kentucky Bancshares and Kentucky Bank & Trust would have been required to indemnify that person under Kentucky law and the governing documents of Kentucky Bancshares and Kentucky Bank & Trust. The merger agreement also provides for the continuation of director and officer liability insurance for the directors and officers of Kentucky Bancshares for period of three years after the merger. For more information, see "The Merger Agreement - Costs and Expenses; Indemnification" on page 43.


                                  Legal Matters
                                  -------------

         The federal income tax consequences of the merger, along with other legal matters in connection with the merger and the issuance of cash, Peoples common shares, or a combination of cash and Peoples common shares to former Kentucky Bancshares shareholders, will be passed upon for Peoples by Vorys, Sater, Seymour and Pease LLP.

                                     Experts
                                     -------

         The consolidated financial statements of Peoples as of December 31, 2002 and 2001, and for each of the three years ended December 31, 2002, incorporated by reference in this proxy statement/prospectus from Peoples' Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein. Those consolidated financial statements are incorporated by reference in this proxy statement/prospectus in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

           Cautionary Statement Regarding Forward-Looking Information

         This document contains forward-looking statements about the merger and about Peoples' financial condition, results of operations, plans, objectives, future performance and business. This includes information relating to:

          o benefits, revenues and earnings estimated to result from the merger; and

          o    estimated costs of integrating Kentucky Bancshares.

         It also includes statements using words like "believes," "expects," "intends," "anticipates" or "estimates" or similar expressions.

         These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including those discussed under "Risk Factors" above and the following:

          o interest and non-interest income following the merger is lower than expected;

          o the costs of providing compensation and benefits to Peoples' employees increase;

          o competition increases in the banking industry or Peoples' markets;

          o costs or difficulties related to the integration of Kentucky Bancshares' business or other acquired businesses are greater than expected;

          o there are adverse changes in general economic conditions or in competitive forces;

          o technological changes are more difficult or expensive to implement than anticipated;

          o    there are adverse changes in the securities markets; and

          o    Peoples suffers the loss of key personnel.

         Because these forward-looking statements involve risks and uncertainties, actual results may differ significantly from those predicted in these forward-looking statements. You should not place undue weight on these statements. These statements speak only as of the date of this document or, in the case of any document incorporated by reference, the date of that document.

         All subsequent written and oral forward-looking statements attributable to Peoples or Kentucky Bancshares or any person acting on behalf of Peoples or Kentucky Bancshares are qualified by the cautionary statements in this section. Peoples and Kentucky Bancshares have no obligation to revise these forward-looking statements.

                       Where You Can Find More Information
                       -----------------------------------

SEC FILINGS

         Peoples files annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You can also obtain copies of filed documents by mail from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

         Peoples' SEC filings are also available to the public on the SEC's website at http://www.sec.gov, which may be accessed from Peoples' website at www.peoplesbancorp.com (each of these uniform resource locators (URLs) is an inactive textual reference only and is not intended to incorporate the website into this prospectus).

REGISTRATION STATEMENT

         Peoples has filed with the SEC a registration statement on Form S-4 to register the Peoples common shares to be issued to Kentucky Bancshares shareholders in the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Peoples and Kentucky Bancshares. This proxy statement/prospectus is part of that registration statement. The rules and regulations of the SEC allow Peoples to omit certain information included in the registration statement from this proxy statement/prospectus. This registration statement may be inspected and copied at the SEC's public reference facilities described above.

DOCUMENTS INCORPORATED BY REFERENCE

         This proxy statement/prospectus incorporates important business and financial information about Peoples from documents that Peoples has filed with the Securities Exchange Commission, but has not included in or delivered with this proxy statement/prospectus. The following documents filed with the SEC by Peoples (SEC File No. 1-13006) are incorporated by reference in this proxy statement/prospectus:

          o Peoples' Annual Report on Form 10-K for the year ended December 31, 2002;


          o Peoples' Current Reports on Form 8-K filed with the SEC on January 6, 2003, January 14, 2003, January 21, 2003, February 13, 2003 (as amended February 14, 2003), February 20, 2003, March 11, 2003, and March 13, 2003;


          o Peoples' Proxy Statement for the Annual Meeting of Shareholders to be held on April 10, 2003; and

          o the description of Peoples common shares contained in Peoples Registration Statement on Form 8-A filed with the SEC on July 20, 1993 (File No. 0-16772), including any amendments or reports filed for the purpose of updating that description.

         Peoples also incorporates by reference additional documents filed by Peoples pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/prospectus and prior to final adjournment of the special meeting. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

         Copies of documents incorporated in this proxy statement/prospectus by reference may be obtained upon oral or written request without charge by contacting Charles R. Hunsaker, Esq., General Counsel of Peoples, at the following address and telephone number:

                      Peoples Bancorp Inc.
                      138 Putnam Street
                      Marietta, Ohio 45750
                      (740) 373-3155


         Any request for documents should be made by April 28, 2003 to ensure timely delivery of the documents prior to the special meeting. If you request any documents, Peoples will mail the documents to you by first class mail, or another equally prompt means, by the next business day after your request is received.


         Peoples and Kentucky Bancshares have not authorized anyone to give any information or make any representation about the merger or the corporations party to the merger that differs from, or adds to, the information in this proxy statement/prospectus or in the reports that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

                                                                      Appendix A

                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                November 29, 2002

                                 by and between

                              PEOPLES BANCORP INC.

                                       and

                        KENTUCKY BANCSHARES INCORPORATED

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE ONE -- THE MERGER.....................................................2

   1.01.      Merger; Surviving Corporation...................................2
   1.02.      Effective Time..................................................2
   1.03.      Effects of the Merger...........................................2

ARTICLE TWO -- CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES.................3

   2.01.      Conversion of KBI Shares........................................3
   2.02.      Election and Exchange Procedures................................4
   2.03.      KBI Shareholders' Dissenter's Rights............................9
   2.04.      Anti-Dilution Provisions........................................9
   2.05.      Peoples Shares.................................................10

ARTICLE THREE -- REPRESENTATIONS AND WARRANTIES OF KBI.......................10

   3.01.      Representations and Warranties of KBI..........................10

ARTICLE FOUR -- REPRESENTATIONS AND WARRANTIES OF PEOPLES....................27

   4.01.      Representations and Warranties of Peoples......................27

ARTICLE FIVE -- FURTHER COVENANTS OF KBI.....................................31

   5.01.      Operation of Business..........................................31
   5.02.      Notification...................................................35
   5.03.      Shareholder Approval...........................................35
   5.04.      Acquisition Proposals..........................................36
   5.05.      Delivery of Information........................................36
   5.06.      Affiliates Compliance with the Securities Act..................36
   5.07.      Takeover Laws..................................................37
   5.08.      Cooperation in Bank Merger.....................................37
   5.09.      Accounting Policies............................................37
   5.10.      Termination of Employment Agreements...........................37
   5.11.      Termination of Plans...........................................37

ARTICLE SIX -- FURTHER COVENANTS OF PEOPLES..................................38

   6.01.      Access to Information..........................................38
   6.02.      Opportunity of Employment; Employee Benefits...................38
   6.03.      Severance Benefit..............................................39
   6.04.      Nasdaq Listing.................................................39
   6.05.      Takeover Laws..................................................39
   6.06.      Notification...................................................39
   6.07.      Officers' and Directors' Indemnification.......................40

ARTICLE SEVEN -- FURTHER OBLIGATIONS OF THE PARTIES..........................41

   7.01.      KBI Stock Options..............................................41
   7.02.      Cooperative Action.............................................41
   7.03.      Satisfaction of Conditions.....................................41
   7.04.      Confidentiality................................................41
   7.05.      Press Releases.................................................42
   7.06.      Registration Statements........................................42
   7.07.      Regulatory Applications........................................43
   7.08.      Supplemental Assurances........................................44

ARTICLE EIGHT -- CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES......44

   8.01.      Conditions to the Obligations of Peoples.......................44
   8.02.      Conditions to the Obligations of KBI...........................47
   8.03.      Mutual Conditions..............................................48

ARTICLE NINE -- CLOSING......................................................49

   9.01.      Closing........................................................49
   9.02.      Closing Transactions Required of Peoples.......................50
   9.03.      Closing Transactions Required of KBI...........................50

ARTICLE TEN -- NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.....51

   10.01.     Non-Survival of Representations, Warranties and Covenants......51

ARTICLE ELEVEN -- TERMINATION................................................51

   11.01.     Termination....................................................51
   11.02.     Effect of Termination..........................................53

ARTICLE TWELVE -- MISCELLANEOUS..............................................53

   12.01.     Notices........................................................53
   12.02.     Counterparts...................................................54
   12.03.     Entire Agreement...............................................54
   12.04.     Successors and Assigns.........................................54
   12.05.     Captions.......................................................55
   12.06.     Governing Law..................................................55
   12.07.     Payment of Fees and Expenses...................................55
   12.08.     Amendment......................................................55
   12.09.     Waiver.........................................................55
   12.10.     Disclosure Schedules...........................................55
   12.11.     No Third-Party Rights..........................................56
   12.12.     Waiver of Jury Trial...........................................56
   12.13.     Severability...................................................56

                            GLOSSARY OF DEFINED TERMS

         The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"Agreement"                                   --       Preamble
"Acquisition Proposal"                        --       Section 5.04
"Aggregate Cash Consideration"                --       Section 2.01(c)
"Average Share Price"                         --       Section 2.02(b)
"BHC Act"                                     --       Section 3.01(a)
"CERCLA"                                      --       Section 3.01(y)
"Cash Election Shares"                        --       Section 2.02(b)
"Christmas Employment Agreement"              --       Section 5.10
"Closing Date"                                --       Section 9.01
"Closing"                                     --       Section 9.01
"Closing Shareholders' Equity"                --       Section 8.01(h)
"Code"                                        --       Preamble
"Compensation and Benefit Plans"              --       Section 3.01(s)
"Constituent Corporations"                    --       Preamble
"Consultants"                                 --       Section 3.01(s)
"Costs"                                       --       Section 6.07(a)
"CRA"                                         --       Section 3.01(hh)
"Directors"                                   --       Section 3.01(s)
"DOL"                                         --       Section 3.01(s)
"Election Deadline"                           --       Section 2.02(c)
"Election Form"                               --       Section 2.02(b)
"Effective Time"                              --       Section 1.02
"Employees"                                   --       Section 3.01(s)
"Environmental Law"                           --       Section 3.01(y)
"ERISA"                                       --       Section 3.01(s)
"ERISA Affiliate"                             --       Section 3.01(s)
"ERISA Affiliate Plan"                        --       Section 3.01(s)
"Exchange Act"                                --       Section 3.01(s)
"Exchange Agent"                              --       Section 2.02(a)
"Exchange Ratio"                              --       Section 2.01(b)
"FDIC"                                        --       Section 2.02(f)
"Federal Reserve"                             --       Section 3.01(k)
"GAAP"                                        --       Section 3.01(f)
"Governmental Authority"                      --       Section 3.01(p)
"Hazardous Substances"                        --       Section 3.01(y)
"Indemnified Party"                           --       Section 6.07(a)
"Insurance Amount"                            --       Section 6.07(b)
"IRS"                                         --       Section 3.01(l)
"KBCA"                                        --       Section 1.01
"KBI"                                         --       Preamble
"KBI Balance Sheet Date"                      --       Section 3.01(f)
"KBI Certificates"                            --       Section 2.02
"KBI Disclosure Schedule"                     --       Preamble
"KBI Dissenting Share"                        --       Section 2.03
"KBI Financial Statements"                    --       Section 3.01(f)
"KBI Meeting"                                 --       Section 5.03(b)
"KBI Proxy Statement"                         --       Section 5.03(b)
"KBI Real Properties"                         --       Section 3.01(m)
"KBI Shares"                                  --       Preamble
"KBI Shareholders' Adoption"                  --       Section 11.01(b)
"KBI Stock Option Plan"                       --       Section 3.01(b)
"KBI Stock Options"                           --       Section 3.01(b)
"KBI Voting Debt"                             --       Section 3.01(b)
"KDFI"                                        --       Section 3.01(k)
"Kentucky Bank"...                            --       Preamble
"Kentucky Bank 401(k) Plan"                   --       Section 5.01(b)(x)
"Kentucky Bank Pension Plan"                  --       Section 5.01(b)(x)
"Kentucky Bank Real Estate Collateral"        --       Section 3.01(y)
"Loan Assets"                                 --       Section 3.01(i)
"Loan Documentation"                          --       Section 3.01(i)
"material adverse effect"                     --       Section 3.01(a)
"material"                                    --       Section 3.01(a)
"Merger Shares"                               --       Section 2.01(b)
"Merger"                                      --       Preamble
"No-Election Shares"                          --       Section 2.02(b)
"Officers"                                    --       Section 3.01(s)
"OGCL"                                        --       Section 1.01
"OTS"                                         --       Section 3.01(k)
"PBGC"                                        --       Section 3.01(s)
"PCBs"                                        --       Section 3.01(y)
"Pension Plan"                                --       Section 3.01(s)
"Peoples"                                     --       Preamble
"Peoples Bank"                                --       Preamble
"Peoples Disclosure Schedule"                 --       Preamble
"Peoples Financial Statements"                --       Section 4.01(l)
"Peoples Shares"                              --       Preamble
"Peoples Stock Option Plans"                  --       Section 4.01(c)
"Per Share Cash Consideration"                --       Section 2.01(a)
"Per Share Stock Consideration"               --       Section 2.01(a)
"Proxy Statement/Prospectus"                  --       Section 7.06(a)
"Reallocated Cash Shares"                     --       Section 2.02(d)
"Reallocated Stock Shares"                    --       Section 2.02(d)
"Registration Statement"                      --       Section 7.06(a)
"Regulatory Authorities"                      --       Section 3.01(o)
"Rule 145 Affiliates"                         --       Section 5.06(a)
"S-3"                                         --       Section 7.06(b)
"SEC"                                         --       Section 3.01(c)
"Securities Act"                              --       Section 3.01(u)
"Stock Election Shares"                       --       Section 2.02(b)
"Subsidiary"                                  --       Section 3.01(c)
"Surviving Corporation"                       --       Section 1.01
"Takeover Laws"                               --       Section 3.01(z)
"Tax"                                         --       Section 3.01(l)
"Tax Returns"                                 --       Section 3.01(l)
"Updated KBI Disclosure Schedule"             --       Section 5.02
"VSSP"                                        --       Section 8.01(d)

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of November 29, 2002, is made and entered into by and between Peoples Bancorp Inc., an Ohio corporation ("Peoples"), and Kentucky Bancshares Incorporated, a Kentucky corporation ("KBI") (Peoples and KBI are sometimes hereinafter collectively referred to as the "Constituent Corporations").

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of KBI and Peoples have each determined that it is in the best interests of their respective corporations and shareholders for KBI to merge with and into Peoples (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Boards of Directors of KBI and Peoples have each approved this Agreement and the consummation of the transactions contemplated hereby; and

         WHEREAS, immediately after the Merger, Kentucky Bank & Trust, a Kentucky banking corporation wholly owned by KBI ("Kentucky Bank"), will merge with and into Peoples Bank, National Association, a national banking association wholly owned by Peoples ("Peoples Bank"); and

         WHEREAS, as a result of the Merger, in accordance with the terms of this Agreement, KBI will cease to have a separate corporate existence, and shareholders of KBI will receive from Peoples in exchange for their common shares, no par value, of KBI (the "KBI Shares"), (a) a certain amount of cash, or (b) a certain number of common shares, without par value, of Peoples ("Peoples Shares"), or (c) a combination of cash and Peoples Shares, as calculated in accordance with the terms of this Agreement; and

         WHEREAS, it is the intention of KBI and Peoples that the Merger contemplated by this Agreement be accounted for as a purchase; and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger contemplated by this Agreement qualify as a "reorganization" under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, KBI has provided to Peoples a schedule disclosing additional information about KBI (the "KBI Disclosure Schedule"), and Peoples has provided to KBI a schedule disclosing additional information about Peoples (the "Peoples Disclosure Schedule");

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, KBI and Peoples, intending to be legally bound hereby, agree as follows:



                                   ARTICLE ONE
                                   THE MERGER

         1.01.....Merger; Surviving Corporation

         Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.02), KBI shall merge with and into Peoples in accordance with the General Corporation Law of the State of Ohio (the "OGCL") and the Kentucky Business Corporation Act (the "KBCA"). Peoples shall be the continuing and surviving corporation in the Merger, shall continue to exist under the laws of the State of Ohio, and shall be the only one of the Constituent Corporations to continue its separate corporate existence after the Effective Time. As used in this Agreement, the term "Surviving Corporation" refers to Peoples at and after the Effective Time. As a result of the Merger, the outstanding shares of capital stock and the treasury shares of the Constituent Corporations shall be converted in the manner provided in Article Two.

         1.02.....Effective Time

         The Merger shall become effective at 5:00 p.m. on the date that a certificate of merger is filed with the Secretary of State of the State of Ohio and articles of merger are filed with the Secretary of State of the Commonwealth of Kentucky, unless a later time is agreed to in writing by Peoples and KBI and so specified in the certificate of merger and articles of merger. The date and time at which the Merger shall become effective is referred to in this Agreement as the "Effective Time."

         1.03.....Effects of the Merger

         At the Effective Time:

          (a) the articles of Peoples in effect immediately prior to the Effective Time shall be the articles of the Surviving Corporation;

          (b) the regulations of Peoples in effect immediately prior to the Effective Time shall be the regulations of the Surviving Corporation; and

          (c) the authorized number of directors of the Surviving Corporation shall be the authorized number of directors of Peoples immediately prior to the Effective Time. At the Effective Time, each individual who is serving as a director of Peoples immediately prior to the Effective Time shall continue to be a director of the Surviving Corporation and each such individual shall serve as a director of the Surviving Corporation for the balance of the term for which such individual was elected a director of Peoples. Each director of the Surviving Corporation shall serve as such until his or her successor is duly elected and qualified in the manner provided in the articles and regulations of the Surviving Corporation or as otherwise provided by law or until his or her earlier death, resignation or removal in the manner provided in the articles and regulations of the Surviving Corporation or as otherwise provided by law;

          (d) each individual who is an officer of Peoples immediately prior to the Effective Time shall continue to be an officer of the Surviving Corporation with each such individual to hold the same office in the Surviving Corporation, in accordance with the regulations thereof, as he held in Peoples immediately prior to the Effective Time; and

          (e) the Merger shall have the effects prescribed in the OGCL and the KBCA.


                                   ARTICLE TWO
                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

         2.01.....Conversion of KBI Shares

         At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) CONVERSION OF SHARES. Subject to Sections 2.02, 2.03 and 2.04, each KBI Share issued and outstanding as of the Effective Time (other than KBI Shares to be canceled or converted to treasury shares of the Surviving Corporation in accordance with Section 2.02(d) and KBI Dissenting Shares, as defined in Section 2.03) shall be converted into the right to receive, at the election of the holder thereof:

                     (i) the number of Peoples Shares which is equal to the
                         Exchange Ratio as defined in Section 2.01(b) (the "Per Share Stock Consideration"), or

                    (ii) a cash amount equal to $2,575.00 (the "Per Share Cash
                         Consideration.

          (b)  EXCHANGE RATIO.

                     (i) The Exchange Ratio shall be equal to $2,575.00 divided by the Average Share Price (as defined in Section 2.01(b)(ii) below) or, expressed as a fraction:

                                            $2,575.00
                                     -----------------------
                                     the Average Share Price

                    (ii) For purposes of this Agreement, the "Average Share
                         Price" shall mean the average of the daily closing price per share of Peoples Shares, as reported on The Nasdaq National Market, for the 30 consecutive trading days ending at the close of business on the day which is five trading days prior to the Effective Time; provided, however, that (A) in the event that the Average Share Price, as calculated pursuant to this
                         Section 2.01(b)(ii), is equal to or greater than $33.00, then the Average Share Price shall be deemed to be $33.00 for the purpose of calculating the Exchange Ratio pursuant to Section 2.01(b)(i) (such that the Exchange Ratio would equal 78.0303 and the aggregate number of Peoples Shares issued to KBI shareholders would not be less than 461,627) and (B) in the event that the Average Share Price, as calculated pursuant to this Section 2.01(b)(ii), is equal to or less than $25.00, then the Average Share Price shall be deemed to be $25.00 for the purpose of calculating the Exchange Ratio pursuant to Section 2.01(b)(i) (such that the Exchange Ratio would be 103.0000 and the aggregate number of Peoples Shares issued to KBI shareholders would not be greater than 609,348).

                   (iii) The Exchange Ratio shall be subject to adjustment in accordance with Section 2.04.

          (c) AGGREGATE CASH CONSIDERATION. For purposes of this Agreement, the "Aggregate Cash Consideration" shall mean 50% of the number of KBI Shares (excluding any KBI Shares owned by KBI (including treasury shares) or Peoples) outstanding at the Effective Time multiplied by $2,575.00.

          (d) CANCELLATION OF TREASURY SHARES; KBI SHARES OWNED BY PEOPLES. All KBI Shares held by KBI as treasury shares shall be canceled and retired and shall cease to exist and no Peoples Shares or other consideration shall be delivered in exchange therefor. All KBI Shares, if any, that are beneficially owned by Peoples shall become treasury shares of the Surviving Corporation.

         2.02.....Election and Exchange Procedures

          (a) EXCHANGE AGENT. Peoples will designate Peoples Bank to act as agent (the "Exchange Agent") for purposes of conducting the election procedure and the exchange procedure as described in this Section 2.02.

          (b) ELECTION PROCEDURE. No later than five business days following the Effective Time, Peoples shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding KBI Shares (i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing KBI Shares shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates in exchange for the consideration set forth in
               Section 2.01(a) deliverable pursuant to this Agreement and (ii) an election form in such form as Peoples and KMI shall mutually agree ("Election Form"). Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive Peoples Shares with respect to all such holders KBI Shares, (ii) to elect to receive cash with respect to all such holder's KBI Shares, (iii) to elect to receive cash with respect to some of such holder's KBI Shares and to receive Peoples Shares with respect to such holder's other KBI Shares, or (iv) to indicate that such holder makes no such election with respect to such holder's KBI Shares ("No-Election Shares"). Any KBI Shares with respect to which the holder has elected to receive cash are hereinafter referred to as "Cash Election Shares," and any KBI Shares with respect to which the holder has elected to receive Peoples Shares are hereinafter referred to as "Stock Election Shares." Any KBI Shares with respect to which the holder thereof shall not, as of the Election Deadline (as defined in Section 2.02(c) below), have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No-Election Shares. Any KBI Dissenting Shares shall be deemed to be Cash Election Shares, and with respect to such shares the holders thereof shall in no event be classified as Reallocated Stock Shares (as defined in Section 2.02(d)(ii)(B) below).

          (c) ELECTION DEADLINE; REVOCATION OR MODIFICATION OF ELECTION. For purposes of this Agreement, the term "Election Deadline" shall mean 5:00 p.m., Eastern Time, on the 20th day following but not including the date of mailing of the Election Form, or such other date as Peoples and KBI shall mutually agree upon. Any election to receive cash, Peoples Shares or a combination of cash and Peoples Shares shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

          (d) ALLOCATION OF PEOPLES SHARES AND CASH. The Exchange Agent shall effect the allocation among holders of KBI Shares of rights to receive cash, Peoples Shares, or a combination of cash and Peoples Shares in accordance with the Election Forms as follows:

                    (i) If the number of Cash Election Shares multiplied by the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then:

                         (A)  each of the Cash Election Shares (subject to
                              Section 2.03 with respect to KBI Dissenting
                              Shares) will be converted into the right to receive the Per Share Cash Consideration,

                         (B) the Exchange Agent will select first from among the holders of No-Election Shares and then, if necessary, will allocate among the holders of Stock Election Shares (by the method of allocation described in Section 2.02(e)(i) below), a sufficient number of Stock Election Shares ("Reallocated Cash Shares") such that the product of (1) the sum of the number of Cash Election Shares, plus the number of No-Election Shares and Reallocated Cash Shares, multiplied by (2) the Per Share Cash Consideration equals the Aggregate Cash Consideration, and each of the Reallocated Cash

                         (C) the No-Election Shares and Stock Election Shares which are not Reallocated Cash Shares will be converted into the right to receive the Per Share Stock Consideration.

                    (ii) If the number of Cash Election Shares multiplied by the
                         Per Share Cash Consideration is greater than the Aggregate Cash Consideration, then:

                         (A) each of the Stock Election Shares and all No-Election Shares will be converted into the right to receive the Per Share Stock Consideration,

                         (B) the Exchange Agent will allocate among the holders of Cash Election Shares (by the method of allocation described in Section 2.02(e)(ii) below), a sufficient number of Cash Election Shares (excluding any KBI Dissenting Shares) ("Reallocated Stock Shares") such that the product of (1) the number of remaining Cash Election Shares (including KBI Dissenting Shares) multiplied by (2) the Per Share Cash Consideration equals the Aggregate Cash Consideration, and each of the Reallocated Stock Shares shall be converted into the right to receive the Per Share Stock Consideration, and

                         (C)  each of the Cash Election Shares (subject to
                              Section 2.03 with respect to KBI Dissenting
                              Shares) which are not Reallocated Stock Shares will be converted into the right to receive the Per Share Cash Consideration.

                   (iii) If the number of Cash Election Shares (including KBI
                         Dissenting Shares) multiplied by the Per Share Cash Consideration is equal to the Aggregate Cash Consideration, then subparagraphs (d)(i) and (ii) above shall not apply and all No-Election Shares and all Stock Election Shares will be converted into the right to receive Peoples Shares.

          (e)  PRO RATA ALLOCATION.

                    (i) In the event that the Exchange Agent is required pursuant to Section 2.02(d)(i)(B) to designate from among all Stock Election Shares the Reallocated Cash Shares to receive cash, each holder of Stock Election Shares shall be allocated a pro rata portion (based on each holder's Stock Election Shares relative to all Stock Election Shares) of the remainder of the total Reallocated Cash Shares less the number of No-Election Shares which are Reallocated Cash Shares.

                    (ii) In the event the Exchange Agent is required pursuant to
                         Section 2.02(d)(ii)(B) to designate from among all holders of Cash Election Shares the Reallocated Stock Shares to receive the Per Share Stock Consideration, each holder of Cash Election Shares shall be allocated a pro rata portion (based on each holder's Cash Election Shares relative to all Cash Election Shares) of the total Reallocated Stock Shares (rounded up to the next whole share).

          (f) DEPOSIT WITH EXCHANGE AGENT. At the Effective Time, Peoples shall issue to the Exchange Agent the number of Peoples Shares issuable and the amount of cash payable in the Merger, which shall be held by the Exchange Agent in trust for the holders of KBI Shares and the cash invested only in deposit accounts of a Federal Deposit Insurance Corporation ("FDIC") insured institution, direct obligations of the U.S. Government or obligations issued or guaranteed by an agency thereof which carry the full faith and credit of the United States). No later than ten days after the Election Deadline, the Exchange agent shall distribute Peoples Shares and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Peoples Shares held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

          (g) SURRENDER OF KBI CERTIFICATES. After the completion of the foregoing allocation, each holder of an outstanding certificate or certificates which prior thereto represented shares of KBI Shares ("KBI Certificate"), who surrenders such KBI Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate representing the full number of Peoples Shares or the amount of cash into which the aggregate number of KBI Shares previously represented by such KBI Certificate surrendered shall have been converted pursuant to this Agreement and, if such holder's KBI Shares have been converted into Peoples Shares, any other distribution theretofore paid with respect to Peoples Shares issuable in the Merger, in each case without interest. The Exchange Agent shall accept such KBI Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each KBI Certificate that is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of Peoples Shares or the right to receive the amount of cash into which such KBI Shares shall have been converted. After the Effective Time, there shall be no further transfer on the records of KBI of KBI Certificates representing KBI Shares and, if such KBI Certificates are presented to KBI for transfer, they shall be canceled against delivery of certificates for Peoples Shares or cash as hereinabove provided.

          (h) LOST CERTIFICATES. If there shall be delivered to the Exchange Agent by any person who is unable to produce any KBI Certificate for KBI Shares for surrender to the Exchange Agent in accordance with this Section 2.02:

                    (i) Evidence to the satisfaction of the Surviving Corporation that such KBI Certificate has been lost, wrongfully taken, or destroyed;

                    (ii) Such security or indemnity as may be requested by the
                         Surviving Corporation to save it harmless (which may include the requirement to obtain a third party bond or surety); and

                   (iii) Evidence to the satisfaction of the Surviving
                         Corporation that such person was the owner of the KBI Shares theretofore represented by each such KBI Certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present such KBI Certificate for exchange pursuant to this Agreement;

                    then the Exchange Agent, in the absence of actual notice to it that any KBI Shares theretofore represented by any such KBI Certificate have been acquired by a bona fide purchaser, shall deliver to such person the Peoples Shares (and cash in lieu of fractional Peoples Share interests) that such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed KBI Certificate.

          (i) NO FURTHER OWNERSHIP RIGHTS IN KBI SHARES. All cash and Peoples Shares issued upon conversion of KBI Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(g) or 2.02(j)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such KBI Shares, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by KBI on such KBI Shares in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

          (j)  NO FRACTIONAL PEOPLES SHARES.

                    (i) No certificates or scrip representing fractional Peoples Shares shall be issued upon the surrender for exchange of KBI Certificates evidencing KBI Shares, and such fractional Peoples Share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation.

                    (ii) Each holder of KBI Shares who would otherwise be
                         entitled to receive a fractional Peoples Share shall receive from the Exchange Agent an amount of cash equal to the product obtained by multiplying (a) the fractional Peoples Share interest to which such holder (after taking into account all KBI Shares held at the Effective Time by such holder) would otherwise be entitled by (b) the Average Share Price. No interest shall be payable with respect to such cash payment.

          (k) TERMINATION OF EXCHANGE FUND. Any portion of the Peoples Shares and cash delivered to the Exchange Agent by Peoples pursuant to
               Section 2.02(f) which remains undistributed to the shareholders of KBI for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any shareholders of KBI who have not theretofore complied with this Article Two shall thereafter look only to the Surviving Corporation for payment of the Per Share Stock Consideration, the Per Share Cash Consideration, any cash in lieu of fractional Peoples Share interest and any dividends or distributions with respect to Peoples Shares, in each case without interest.

          (l) NO LIABILITY. None of Peoples, KBI, the Exchange Agent or the Surviving Corporation shall be liable to any former holder of KBI Shares for any payment of the Per Share Stock Consideration, the Per Share Cash Consideration, any cash in lieu of fractional Peoples Share interest and any dividends or distributions with respect to Peoples Shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (m) WAIVER. The Surviving Corporation may from time to time, in the case of one or more persons, waive one or more of the rights provided to it in this Article Two to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any person.

         2.03.....KBI Shareholders' Dissenter's Rights

          Anything contained in this Agreement or elsewhere to the contrary notwithstanding, if any holder of an outstanding KBI Share shall properly exercise dissenters' rights with respect thereto in accordance with Chapter 271B.13 of the KBCA (a "KBI Dissenting Share"), then:

          (a) Each such KBI Dissenting Share shall nevertheless be deemed to be canceled and extinguished at the Effective Time as provided elsewhere in this Agreement;

          (b) Each person perfecting such dissenter's rights shall thereafter have only such rights (and shall have such obligations) as are provided in Chapter 271B.13 of the KBCA, and the Surviving Corporation shall not be required to deliver any Peoples Shares or cash payments to such person in substitution for each such KBI Dissenting Share in accordance with this Agreement; provided, however, that if any such person shall have failed to perfect or shall withdraw or lose such person's rights under Chapter 271B.13 of the KBCA, each such person's KBI Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Per Share Cash Consideration.

No holder of KBI Dissenting Shares shall be entitled to submit a letter of transmittal, and any letter of transmittal submitted by a holder of KBI Dissenting Shares shall be invalid.

         2.04.....Anti-Dilution Provisions

         The Exchange Ratio and the Per Share Stock Consideration shall be subject to appropriate adjustments in the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding Peoples Shares shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in Peoples' capitalization; provided, however, that nothing contained herein shall require any adjustment to the Exchange Ratio or the Per Share Stock Consideration as a result of the issuance of additional Peoples Shares for consideration. Nothing contained herein shall be deemed to permit any action which may be proscribed by this Agreement.

         2.05.....Peoples Shares

         All Peoples Shares, if any, that are owned directly by KBI shall become treasury shares of the Surviving Corporation. Each other Peoples Share issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and unaffected by the Merger. Each Peoples Share held by Peoples in treasury shall continue to be a treasury share of the Surviving Corporation.


                                  ARTICLE THREE
                      REPRESENTATIONS AND WARRANTIES OF KBI

         3.01.....Representations and Warranties of KBI

         KBI hereby represents and warrants to Peoples that:

          (a)  Corporate Status.

                    (i) KBI is a Kentucky corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"); is duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky; and has the full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and, subject to the required adoption of this Agreement by the KBI shareholders and the obtaining of appropriate approvals of Governmental Authorities and Regulatory Authorities, perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement. KBI is not qualified to do business in any other jurisdiction or required to be so qualified to do business in any other jurisdiction except where the failure to be so qualified would not have a material adverse effect on KBI. Copies of the articles of incorporation and bylaws of KBI and all amendments thereto have been delivered to Peoples by KBI in Section 3.01(a) of the KBI Disclosure Schedule.

                    (ii) Kentucky Bank & Trust ("Kentucky Bank") is the only
                         Subsidiary (as that term is defined in Section 3.01
                         (c)) of KBI. Kentucky Bank is a Kentucky state-chartered Bank; is duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky; and has full corporate power and authority to own its property, and to carry on its business as presently conducted. Kentucky Bank is not qualified to do business in any other jurisdiction or required to be qualified to do business in any other jurisdiction except where the failure to be so qualified would not have a material adverse effect on Kentucky Bank. Copies of the governing instruments of Kentucky Bank and all amendments thereto have been delivered to Peoples in
                         Section 3.01(a) of the KBI Disclosure Schedule.

                   (iii) As used in this Agreement, (A) any reference to any
                         event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the financial condition, properties, assets, liabilities, businesses or results of operations of such entity and its subsidiaries taken as a whole and (B) the term "material adverse effect" means, with respect to an entity, a material adverse effect on the financial condition, properties, assets, liabilities, businesses or results of operations of such entity and its subsidiaries taken as a whole or on the ability of such entity to perform without material delay its obligations under this Agreement or consummate the Merger and the other material transactions contemplated by this Agreement.

          (b)  CAPITALIZATION OF KBI.

                    (i) The authorized capital of KBI consists solely of 15,000 common shares, no par value per share, of which 11,832 KBI Shares are issued and outstanding and 500 KBI Shares are held in treasury by KBI. All outstanding KBI Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. All KBI Shares issued have been issued in compliance with all applicable federal and state securities laws. As of the date of this Agreement, 12 KBI Shares were reserved for issuance upon the exercise of outstanding stock options (the "KBI Stock Options") granted under the Kentucky Bancshares Incorporated 1993 Stock Option Plan (the "KBI Stock Option Plan"). KBI has furnished to Peoples a true, complete and correct copy of the KBI Stock Option Plan and a list of all participants therein which identifies the number of KBI Shares subject to KBI Stock Options held by each participant, the exercise price or prices of such KBI Stock Options and the dates each KBI Stock Option was granted, becomes exercisable and expires.

                    (ii) As of the date of this Agreement, except for this
                         Agreement and the KBI Stock Options, there are no options, warrants, calls, rights, commitments or agreements of any character to which KBI is a party or by which it is bound obligating KBI to issue, deliver or sell, or cause to be issued, delivered or sold, any additional KBI Shares or obligating KBI to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date of this Agreement, there are no outstanding contractual obligations of KBI to repurchase, redeem or otherwise acquire any KBI Shares except for such obligations arising under the KBI Stock Option Agreement.

                   (iii) Except as disclosed in Section 3.01(b) of the KBI
                         Disclosure Schedule, since December 31, 2001, KBI has not (A) issued or permitted to be issued any KBI Shares, or securities exercisable for or convertible into KBI Shares, other than upon exercise of the KBI Stock Options granted prior to the date hereof under the KBI Stock Option Plan; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through Kentucky Bank or otherwise, any KBI Shares; or (C) declared, set aside, made or paid to the shareholders of KBI dividends or other distributions on the outstanding KBI Shares, other than regular quarterly cash dividends on the KBI Shares at a rate not in excess of the regular quarterly cash dividends most recently declared by KBI prior to the date of this Agreement.

                    (iv) No bonds, debentures, notes or other indebtedness of
                         KBI having the right to vote on any matters on which KBI shareholders may vote ("KBI Voting Debt") are issued or outstanding.

          (c) SUBSIDIARY. Kentucky Bank is the only Subsidiary of KBI. KBI owns of record and beneficially all of the issued and outstanding equity securities of Kentucky Bank. There are no options, warrants, calls, rights, commitments or agreements of any character to which KBI or Kentucky Bank is a party or by which either of them is bound obligating Kentucky Bank to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity securities of Kentucky Bank (other than to KBI) or obligating KBI or Kentucky Bank to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments, understandings or arrangements relating to KBI's rights to vote or to dispose of the equity securities of Kentucky Bank which it owns. All of the equity securities of Kentucky Bank held by KBI are fully paid and non-assessable (except as provided under applicable state banking law) and are owned by KBI free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever. Except as disclosed in Section 3.01(c) of the KBI Disclosure Schedule, KBI does not own beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind, other than Kentucky Bank.

               For purposes of this Agreement, "Subsidiary" has the meaning ascribed to it in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC").

          (d) CORPORATE PROCEEDINGS. All corporate proceedings of KBI necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case by KBI, have been duly and validly taken, except for the adoption of this Agreement by the holders of at least a majority of the outstanding KBI Shares entitled to vote thereon (which is the only required shareholder vote thereon). The Board of Directors of KBI has recommended adoption of this Agreement by the shareholders of KBI and directed that this Agreement be submitted to the shareholders of KBI for their approval. This Agreement has been validly executed and delivered by duly authorized officers of KBI. The Board of Directors of KBI has received the written opinion of Alex Sheshunoff & Co. to the effect that as of the date hereof, the consideration to be received by the holders of KBI Shares in the Merger is fair to the holders of KBI Shares from a financial point of view.

          (e) AUTHORIZED AND EFFECTIVE AGREEMENT. This Agreement constitutes the legal, valid and binding obligation of KBI, enforceable against KBI in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. KBI has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and, subject to the required adoption of this Agreement by the KBI shareholders, the obtaining of appropriate approvals by Regulatory Authorities and Governmental Authorities and the expiration of applicable regulatory waiting periods, to perform its obligations under this Agreement.

          (f) FINANCIAL STATEMENTS OF KBI. KBI has furnished to Peoples accurate and complete copies of consolidated financial statements of KBI consisting of (i) consolidated balance sheets as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the two years ended December 31, 2001, including accompanying notes and the report thereon of Smith, Goolsby, Artis & Reams, P.S.C. and (ii) the unaudited consolidated balance sheet as of September 30, 2002 (the "KBI Balance Sheet Date"), the related unaudited consolidated statements of income for the three and nine months ended September 30, 2002 and 2001, of changes in shareholders' equity for the nine months ended September 30, 2002 and 2001, and of cash flows for the nine months ended September 30, 2002 and 2001 (collectively, all of such consolidated financial statements are referred to as the "KBI Financial Statements"). The KBI Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis and present fairly, in all material respects, the consolidated financial condition of KBI at the dates, and the consolidated results of operations and cash flows for the periods, stated therein; subject, in the case of the interim statements, to normal year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to KBI and the absence of full footnotes.

          (g)  ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in
               Section 3.01(g) of the KBI Disclosure Schedule, neither KBI nor Kentucky Bank had any debt, obligation, guarantee or liability at the KBI Balance Sheet Date, whether absolute, accrued, contingent or otherwise, that would be required to be reflected on and reserved against in the KBI Financial Statements or in the notes thereto except for debts, obligations, guarantees or liabilities which, individually or in the aggregate, do not exceed $10,000. Except as disclosed in Section 3.01(g) of the KBI Disclosure Schedule, all debts, liabilities, guarantees and obligations of KBI and Kentucky Bank incurred since the KBI Balance Sheet Date have been incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate. Except as disclosed in Section 3.01(g) of the KBI Disclosure Schedule, neither KBI nor Kentucky Bank is in default or breach of any material agreement to which KBI or Kentucky Bank is a party.

          (h) ABSENCE OF CHANGES. Except as set forth in Section 3.01(h) of the KBI Disclosure Schedule, since the KBI Balance Sheet Date: (i) there has not been any material adverse change in the business, operations, assets or financial condition of KBI and Kentucky Bank taken as a whole, and, to the knowledge of KBI, no fact or condition exists which KBI believes will cause such a material adverse change in the future; and (ii) KBI has not taken or permitted any of the actions described in Section 5.01(b) of this Agreement.

          (i) LOAN DOCUMENTATION. To the knowledge of KBI, the documentation ("Loan Documentation") governing or relating to the loan and credit-related assets ("Loan Assets") representing the loan portfolio of Kentucky Bank is legally sufficient for the purposes intended thereby and creates enforceable rights of Kentucky Bank in accordance with the terms of such Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Except as set forth in Section 3.01(i) of the KBI Disclosure Schedule, no debtor under any of the Loan Documentation has asserted any claim or defense with respect to the subject matter thereof. Except as set forth in Section 3.01(i) of the KBI Disclosure Schedule, Kentucky Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or five percent (5%) shareholder of KBI or Kentucky Bank, or any person, corporation or enterprise controlling, controlled by or under common control with either KBI or Kentucky Bank. All loans and extensions of credit that have been made by Kentucky Bank and that are subject either to Sections 22(g) or 22(h) of the Federal Reserve Act, as amended, or to 12 C.F.R. Part 215 (Regulation O), comply therewith.

          (j) ALLOWANCE FOR LOAN LOSSES. Except as set forth in Section 3.01(j) of the KBI Disclosure Schedule, there is no loan which was made by Kentucky Bank and which is reflected as an asset of Kentucky Bank on the KBI Financial Statements that (i) is 90 days or more delinquent, (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful" or "Loss," or (iii) is a loan in any bankruptcy proceeding. The allowance for loan losses reflected on the KBI Financial Statements has been determined in accordance with GAAP and in accordance with all rules and regulations applicable to KBI and Kentucky Bank and is adequate in all material respects. KBI has considered all potential losses known to KBI to the best of its knowledge in establishing the current allowance for loan losses for Kentucky Bank, other than such losses that if incurred would not have a material adverse effect on either KBI or Kentucky Bank.

          (k) REPORTS AND RECORDS. KBI and Kentucky Bank have filed all reports and maintained all records required to be filed or maintained by them under the rules and regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Kentucky Department of Financial Institutions (the "KDFI"), and the FDIC, except for such reports and records the failure to file or maintain would not reasonably be expected to have a material adverse effect on KBI or Kentucky Bank. All such documents and reports complied in all material respects with applicable requirements of law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein. None of such documents or reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (l) TAXES. Except as set forth in Section 3.01(l) of the KBI Disclosure Schedule, KBI and Kentucky Bank have timely filed all returns, statements, reports and forms (including elections, declarations, disclosures, schedules, estimates and information returns) (collectively, the "Tax Returns") with respect to all federal, state, local and foreign income, gross income, gross receipts, gains, premium, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, severance, stamp, occupancy, license, lease, environmental, customs, duties, property, windfall profits and all other taxes (including any interest, penalties or additions to tax with respect thereto, individually, a "Tax" and, collectively, "Taxes") required to be filed with the appropriate tax authority through the date of this Agreement. Such Tax Returns are and will be true, correct and complete in all material respects. KBI and Kentucky Bank have paid and discharged all Taxes due from them, other than such Taxes that are adequately reserved as shown on the KBI Financial Statements or have arisen in the ordinary course of business since the KBI Balance Sheet Date. Except as set forth in Section 3.01(l) of the KBI Disclosure Schedule, neither the Internal Revenue Service (the "IRS") nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the knowledge of KBI, is threatening to assert against KBI or Kentucky Bank any deficiency or claim for additional Taxes. There are no unexpired waivers by KBI or Kentucky Bank of any statute of limitations with respect to Taxes. The accruals and reserves for Taxes reflected in the KBI Financial Statements are adequate for the periods covered. KBI and Kentucky Bank have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by law to be withheld or collected. There are no liens for Taxes upon the assets of KBI or Kentucky Bank, other than liens for current Taxes not yet due and payable. Neither KBI nor Kentucky Bank has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code. Except as set forth in Section 3.01(l) of the KBI Disclosure Schedule, or as may be caused by any agreement entered into by Peoples, neither KBI nor Kentucky Bank is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the Code. Neither KBI nor Kentucky Bank has ever been a member of an affiliated group of corporations, within the meaning of
               Section 1504 of the Code, other than an affiliated group of which KBI is or was the common parent corporation. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

          (m) PROPERTY AND TITLE. Section 3.01(m) of the KBI Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by KBI or Kentucky Bank and used in the business of KBI or Kentucky Bank (collectively, the "KBI Real Properties"). The KBI Real Properties constitute all of the real property and interests in real property used in the businesses of KBI and Kentucky Bank. Copies of all leases of real property to which KBI or Kentucky Bank is a party have been provided to Peoples in Section 3.01(m) of the KBI Disclosure Schedule. Such leasehold interests have not been assigned or subleased. All KBI Real Properties which are owned by KBI or Kentucky Bank are free and clear of all mortgages, liens, KBI interests, defects, encumbrances, easements, restrictions, reservations, conditions, covenants, agreements, encroachments, rights of way and zoning laws, except (i) those set forth in the KBI Financial Statements or Section 3.01(m) of the KBI Disclosure Schedule; (ii) easements, restrictions, reservations, conditions, covenants, rights of way, zoning laws and other defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; and (iii) the lien of current taxes not yet due and payable. KBI and Kentucky Bank own, and are in rightful possession of, and have good title to, all of the other assets indicated in the KBI Financial Statements as being owned by KBI or Kentucky Bank, free and clear of any charge, mortgage, pledge, KBI interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever except those described in the KBI Financial Statements or Section 3.01(m) of the KBI Disclosure Schedule and except for those assets disposed of in the ordinary course of business consistent with past practices. All of the assets of KBI and Kentucky Bank are in good operating condition, except for normal maintenance and routine repairs, and are adequate to continue to conduct the businesses of KBI and Kentucky Bank as such businesses are presently being conducted.

          (n) LEGAL PROCEEDINGS. Except as set forth in Section 3.01(n) of the KBI Disclosure Schedule, there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of KBI and Kentucky Bank, threatened in any court, before any governmental agency or instrumentality or in any arbitration proceeding (i) against KBI or Kentucky Bank which would have a material adverse effect on KBI; or (ii) against or by KBI or Kentucky Bank which would prevent the consummation of this Agreement or any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof.

          (o) REGULATORY MATTERS. Except as disclosed in Section 3.01(o) of the KBI Disclosure Schedule, none of KBI, Kentucky Bank and the respective properties of KBI and Kentucky Bank is a party to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any court or federal or state governmental agency or authority, including any such agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposit (including, without limitation, the Federal Reserve, the KDFI, the SEC and the FDIC) or the supervision or regulation of KBI or Kentucky Bank (collectively, the "Regulatory Authorities"). Neither KBI nor Kentucky Bank has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (p) NO CONFLICT. Subject to the required adoption of this Agreement by the shareholders of KBI, receipt of the required approvals of Regulatory Authorities and Governmental Authorities, expiration of applicable regulatory waiting periods, and any required filings under federal and state securities laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, by KBI do not and will not (i) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of:
               (A) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any administrative agency or commission or other federal, state or local governmental authority or instrumentality (each, a "Governmental Authority") applicable to KBI or Kentucky Bank or any of their respective properties; (B) the articles of incorporation or bylaws of KBI, or the governing documents of Kentucky Bank; (C) any material agreement, indenture or instrument to which KBI or Kentucky Bank is a party or by which it or its properties or assets may be bound; or (D) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to KBI or Kentucky Bank; (ii) result in the creation or acceleration of any KBI interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of KBI or Kentucky Bank; or (iii) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by KBI or Kentucky Bank.

          (q) BROKERS, FINDERS AND OTHERS. Except for the fees paid or payable to Alex Sheshunoff & Co., there are no fees or commissions of any sort whatsoever claimed by, or payable by KBI or Kentucky Bank to, any broker, finder, intermediary, attorney, accountant or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

          (r) EMPLOYMENT AGREEMENTS. Except as disclosed in Section 3.01(r) of the KBI Disclosure Schedule, neither KBI nor Kentucky Bank is a party to any employment, change in control, severance, retention or consulting agreement not terminable at will. Neither KBI nor Kentucky Bank is a party to, bound by or negotiating, any collective bargaining agreement, nor are any of their respective employees represented by any labor union or similar organization. KBI and Kentucky Bank are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither KBI nor Kentucky Bank has engaged in any unfair labor practice.


          (s)  EMPLOYEE BENEFIT PLANS.

                     (i) Section 3.01(s)(i) of the KBI Disclosure Schedule
                         contains a complete and accurate list of all bonus, incentive, deferred compensation, pension (including, without limitation, Pension Plans defined below), retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare (including, without limitation, "welfare plans" within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last six years) by (A) KBI or Kentucky Bank and in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants"), officer or former officer (the "Officers"), or director or former director (the "Directors") of KBI or Kentucky Bank participates or to which any such Employees, Consultants, Officers or Directors either participate or are parties or (B) any ERISA Affiliate (as defined below) (collectively, the "Compensation and Benefit Plans"). Neither KBI nor Kentucky Bank has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except as otherwise contemplated by this Agreement.

                    (ii) Each Compensation and Benefit Plan has been operated
                         and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act (as defined in Section 3.01(u)), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under
                         Section 501(a) of the Code) from the IRS, and KBI is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of KBI, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither KBI nor Kentucky Bank has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject KBI or Kentucky Bank to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

                   (iii) No liability (other than for payment of premiums to
                         the Pension Benefit Guaranty Corporation ("PBGC") which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by KBI or Kentucky Bank with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate Plan") which is considered one employer with KBI under
                         Section 4001(a)(14) of ERISA or Section 414(b), (c) or
                         (m) of the Code (an "ERISA Affiliate"). None of KBI, Kentucky Bank or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA (as defined in ERISA Sections 3(37)(A) and 4001(a)(3)) at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to KBI's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. There is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL"), the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

                    (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which KBI or Kentucky Bank is a party have been timely made or have been reflected on the KBI Financial Statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of KBI, Kentucky Bank or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, KBI to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

                    (v) Except as disclosed in Section 3.01(s)(v) of the KBI Disclosure Schedule, neither KBI nor Kentucky Bank has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. Except as disclosed in Section 3.01(s)(v) of the KBI Disclosure Schedule, there has been no communication to Employees by KBI or Kentucky Bank that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                    (vi) KBI and Kentucky Bank do not maintain any Compensation and Benefit Plans covering foreign Employees.

                   (vii) With respect to each Compensation and Benefit Plan, if applicable, KBI has provided or made available to Peoples, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts;
                         (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement;
                         (E) most recent summary plan description; (F) forms filed with the PBGC within the past year (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310, Form 5310A, Form 5300 or Form 5330 filed within the past year with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including but not limited to Code Section 401(k) and 401(m) tests).

                  (viii) Except as disclosed on Section 3.01(s)(viii) of the
                         KBI Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation,
                         (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan, or
                         (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

                    (ix) Except as disclosed on Section 3.01(s)(ix) of the KBI
                         Disclosure Schedule, neither KBI nor Kentucky Bank maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                    (x) Except as disclosed on Section 3.01(s)(x) of the KBI Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Peoples, KBI or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of KBI on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (t)  COMPLIANCE WITH LAWS. EACH OF KBI AND KENTUCKY BANK:

                    (i) has been in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Federal Community Reinvestment Act, as amended, the Home Mortgage Disclosure Act, as amended, and all other applicable fair lending laws and other laws relating to discriminatory business practices, except for failures to be in compliance which, individually or in the aggregate, have not had or would not reasonably be expected to have a material adverse effect on KBI or Kentucky Bank;


                    (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to obtain any of the foregoing or to make any such filing, application or registration has not had or would not reasonably be expected to have a material adverse effect on KBI or Kentucky Bank; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and to KBI's knowledge, no suspension or cancellation of any of them is threatened; and

                   (iii) has received no notification or communication from any
                         Governmental Authority (A) asserting that KBI or Kentucky Bank is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to KBI's knowledge, do any reasonable grounds for any of the foregoing exist), which has not been resolved to the satisfaction of the Governmental Authority which sent such notification or communication.

          (u) KBI INFORMATION. None of the information supplied or to be supplied by KBI and Kentucky Bank for inclusion in (i) the Registration Statement (as defined in Section 7.06(a) below) will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the S-3 (as defined in Section 7.06(b) below) will, at the time each amendment or supplement to the S-3 that contains information concerning KBI and Kentucky Bank is filed with the SEC and at the time the S-3 becomes effective under the Securities Act, contain, as to information concerning KBI and Kentucky Bank, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the KBI Proxy Statement (as that term is defined in Section 5.03(b) below), as of the date such KBI Proxy Statement is mailed to shareholders of KBI and up to and including the date of the meeting of KBI's shareholders to which such KBI Proxy Statement relates, will contain, as to information other than that provided by or pertaining to Peoples, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that, in each case, information as of a later date shall be deemed to modify information as of an earlier date.

          (v)  INSURANCE.

                    (i) Section 3.01(v) of the KBI Disclosure Schedule sets forth all of the insurance policies, binders or bonds maintained by KBI or Kentucky Bank and a description of all claims filed by KBI or Kentucky Bank against the insurers of KBI and Kentucky Bank since December 31, 1999. KBI and Kentucky Bank are insured with reputable insurers against such risks and in such amounts as the management of KBI reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; KBI and Kentucky Bank are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

                    (ii) The deposits of Kentucky Bank are insured up to
                         applicable limits by the FDIC in accordance with the Federal Deposit Insurance Act, and Kentucky Bank has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

          (w) GOVERNMENTAL AND THIRD-PARTY PROCEEDINGS. No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by KBI or Kentucky Bank in connection with the execution, delivery or performance by KBI of this Agreement or the consummation by KBI of the transactions contemplated hereby, except for (A) filings of applications and notices, as applicable, with and the approval of certain federal and state banking authorities, (B) filings with the SEC and state securities authorities, (C) the filing of a certificate of merger with the Ohio Secretary of State and the filing of articles of merger with the Kentucky Secretary of State, and (D) the adoption of this Agreement by the KBI shareholders. As of the date hereof, KBI is not aware of any reason why the approvals set forth in
               Section 7.07 will not be received without the imposition of a condition, restriction or requirement of the type described in
               Section 7.07.

          (x) CONTRACTS. Section 3.01(x) of the KBI Disclosure Schedule sets forth a list, identifying by dates, subject matter and parties, of all contracts, agreements and instruments to which KBI or Kentucky Bank is a party or by which any of them is bound, and which involve the payment by or to KBI or Kentucky Bank of more than $20,000 in connection with the purchase of property or goods or the performance of services or which are not in the ordinary course of their respective businesses. True, complete and correct copies of all such contracts, agreements and instruments have been delivered to Peoples. Neither KBI nor Kentucky Bank, nor any other party thereto, is in default under any such contract, agreement, commitment, arrangement or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected in any way, or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (y) ENVIRONMENTAL MATTERS. Except as otherwise disclosed in Section 3.01(y) of the KBI Disclosure Schedule: (i) KBI and Kentucky Bank are and have been at all times in compliance in all material respects with all applicable Environmental Laws (as that term is defined in this Section 3.01(y)), and, to the knowledge of KBI, neither KBI nor Kentucky Bank has engaged in any activity in violation of any applicable Environmental Law; (ii)(A) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or, to the knowledge of KBI, threatened in connection with any of KBI's or Kentucky Bank's activities and any KBI Real Properties or improvements thereon, and (B) to the knowledge of KBI, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or threatened in connection with any real properties in respect of which Kentucky Bank has foreclosed or holds a mortgage or mortgages (hereinafter referred to as the "Kentucky Bank Real Estate Collateral"); (iii) to the knowledge of KBI, no claims at any time have been made or threatened by any third party against KBI or Kentucky Bank, or with respect to the KBI Real Properties or improvements thereon, or the Kentucky Bank Real Estate Collateral or improvements thereon, relating to damage, contribution, cost recovery, compensation, loss, injunctive relief, remediation or injury resulting from any Hazardous Substance (as that term is defined in this Section 3.01(y)) which have not been resolved to the satisfaction of the involved parties and which have had or are reasonably expected to have a material adverse effect on KBI or Kentucky Bank; (iv) to the knowledge of KBI, no Hazardous Substances have been integrated into the KBI Real Properties or improvements thereon or any component thereof, or the Kentucky Bank Real Estate Collateral or improvements thereon or any component thereof in such manner or quantity as may reasonably be expected to or in fact would pose a threat to human health or the value of the real property and improvements; (v) to the knowledge of KBI, no portion of the KBI Real Properties or improvements thereon, or the Kentucky Bank Real Estate Collateral or improvements thereon is located within 500 feet of (A) a release of Hazardous Substance which has been reported or is required to be reported under any Environmental Law or (B) the location of any site used, in the past or presently, for the disposal of any Hazardous Substances; and (vi) neither KBI nor Kentucky Bank has knowledge, based upon commercially reasonable inquiry, that (A) any of the KBI Real Properties or improvements thereon, or the Kentucky Bank Real Estate Collateral or improvements thereon has been used for the storage or disposal of Hazardous Substances or has been contaminated by Hazardous Substances, (B) any of the business operations of KBI or Kentucky Bank have contaminated lands, waters or other property of others with Hazardous Substances, except routine, office-generated solid waste, or (C) any of the KBI Real Properties or improvements thereon, or the Kentucky Bank Real Estate Collateral or improvements thereon have in the past or presently contain underground storage tanks, friable asbestos materials or PCB-containing equipment.

               For purposes of this Agreement, (i) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); the Resource Conservation and Recovery Act of 1976, as amended; the Hazardous Materials Transportation Act, as amended; the Toxic Substances Control Act, as amended; the Federal Water Pollution Control Act, as amended; the Safe Drinking Water Act, as amended; the Clean Air Act, as amended; the Occupational Safety and Health Act of 1970, as amended; the Hazardous & Solid Waste Amendments Act of 1984, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, as of the date of this Agreement, and (ii) "Hazardous Substances" means, at any time:
               (a) any "hazardous substance" as defined in ss.101(14) of CERCLA or regulations promulgated thereunder; (b) any "solid waste," "hazardous waste," or "infectious waste," as such terms are defined in any other Environmental Law as of the date of this Agreement; and (c) friable asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products, and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

          (z) TAKEOVER LAWS. KBI has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other anti-takeover laws or regulations of any state (collectively, "Takeover Laws") applicable to it, including, without limitation, those of the Commonwealth of Kentucky.

          (aa) RISK MANAGEMENT INSTRUMENTS. All material interest rate swaps, caps, floors, option agreements, mortgage backed securities, futures and forward contracts and other similar risk management arrangements, whether entered into for KBI's own account, or for the account of Kentucky Bank or its respective customers (all of which are listed on the KBI Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and
               (ii) with counter-parties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of KBI or Kentucky Bank, enforceable in accordance with its terms, and is in full force and effect. Neither KBI nor Kentucky Bank, nor to KBI's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

          (bb) BOOKS AND RECORDS. The books and records of KBI and Kentucky Bank have been fully, properly and accurately maintained and have been maintained in accordance with sound business practices. Such books and records fairly reflect the substance of events and transactions included therein.

          (cc) REPURCHASE AGREEMENTS. With respect to any agreement pursuant to which KBI or Kentucky Bank has purchased securities subject to an agreement to repurchase, KBI or Kentucky Bank, as the case may be, has a valid, perfected first lien or KBI interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (dd) DISCLOSURE. No representation or warranty by KBI contained in this Agreement and no statement contained in any certificate or other document (including the KBI Disclosure Schedule) furnished by KBI to Peoples pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading, in the light of the circumstances under which they were made.

          (ee) INVESTMENT SECURITIES. Each of KBI and Kentucky Bank has good and marketable title to all securities held by it (except securities sold under repurchase agreement or held in any fiduciary or agency capacity), free and clear of any charge, mortgage, pledge, KBI interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any person or persons whatsoever, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practice to secure obligations of KBI or Kentucky Bank. Such securities are valued on the books of KBI in accordance with GAAP.

          (ff) FIDUCIARY RESPONSIBILITIES. During the applicable statute of limitations period, (i) Kentucky Bank has properly administered all accounts (if any) for which it acts as a fiduciary or agent, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investor advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, and (ii) to the knowledge of KBI, neither Kentucky Bank nor any Director, Officer or Employee of Kentucky Bank acting on behalf of such Kentucky Bank has committed any breach of trust with respect to any such fiduciary or agency account, and the accountings of each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account. To the knowledge of KBI, there is no investigation or inquiry by any regulatory Authority pending or threatened against or affecting Kentucky Bank relating to the compliance by such Kentucky Bank with sound fiduciary principles and applicable regulations.

          (gg) CRA COMPLIANCE. Neither KBI nor Kentucky Bank has received any notice of non-compliance with the applicable provisions of the Federal Community Reinvestment Act, as amended ("CRA"), and the regulations promulgated thereunder, and Kentucky Bank received a CRA rating of satisfactory or better in its most recent examination. KBI knows of no fact or circumstance or set of facts or circumstances which would cause KBI or Kentucky Bank to receive any notice of non-compliance with such provisions or cause the CRA rating of KBI or Kentucky Bank to fall below satisfactory.

          (hh) OWNERSHIP OF PEOPLES SHARES. As of the date hereof, except as otherwise disclosed in Section 3.01(hh) of the KBI Disclosure Schedule, neither KBI nor, to the knowledge of KBI, any of its affiliates or associates (as such terms are defined under the Exchange Act), beneficially owns, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any Peoples Shares.


                                  ARTICLE FOUR
                    REPRESENTATIONS AND WARRANTIES OF PEOPLES

         4.01.....Representations and Warranties of Peoples

         Peoples hereby warrants and represents to KBI that:

          (a) CORPORATE STATUS. Peoples is an Ohio corporation and a bank holding company registered under the BHC Act; is duly organized, validly existing and in good standing under the laws of the State of Ohio; and has the full corporate power and authority to own its property, to carry on its business as presently conducted and to enter into and, subject to the obtaining of appropriate approvals of Governmental Authorities and Regulatory Authorities, perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement.

          (b) CORPORATE PROCEEDINGS. All corporate proceedings of Peoples necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, in each case by Peoples, have been duly and validly taken. This Agreement has been validly executed and delivered by duly authorized officers of Peoples.

          (c)  CAPITALIZATION OF PEOPLES.

                    (i) As of the date of this Agreement, the authorized capital stock of Peoples consists only of 12,000,000 common shares, without par value, of which 7,921,327 shares are issued and outstanding and 58,898 shares are held in treasury by Peoples. The outstanding Peoples Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. As of the date of this Agreement, 594,310 Peoples Shares were reserved for issuance upon the exercise of outstanding stock options granted under Peoples' stock option plans (the "Peoples Stock Option Plans") and 454,763 Peoples Shares were available for future grants of stock options under the Peoples Stock Option Plans. As of the date of this Agreement, except for the Merger Shares issuable pursuant to this Agreement and as disclosed in Section 4.01(c) of the Peoples Disclosure Schedule, Peoples has no other commitment or obligation to issue, deliver or sell any Peoples Shares.

                    (ii) The Peoples Shares to be issued in exchange for KBI
                         Shares in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

          (d) AUTHORIZED AND EFFECTIVE AGREEMENT. This Agreement constitutes the legal, valid and binding obligation of Peoples, enforceable against Peoples in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' right generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Peoples has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and, subject to the satisfaction of the requirements referred to in Section 4.01(i) and the expiration of applicable regulatory waiting periods, to perform its obligations under this Agreement.

          (e) NO CONFLICT. Subject to the satisfaction of the requirements referred to in Section 4.01(i) and the expiration of applicable regulatory waiting periods, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, by Peoples do not and will not (i) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of:
               (A) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any Governmental Authority applicable to Peoples or any of its properties; (B) the articles or regulations of Peoples; (C) any material agreement, indenture or instrument to which Peoples is a party or by which it or its properties or assets may be bound; or (D) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to Peoples; (ii) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of Peoples; or (iii) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by Peoples.

          (f) TAKEOVER LAWS. Peoples has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Laws applicable to Peoples.

          (g) SEC FILINGS. The Peoples Shares are registered with the SEC pursuant to Section 12(b) of the Exchange Act. Peoples has filed all reports and proxy materials required to be filed by it with the SEC pursuant to the Exchange Act, except for any reports or proxy materials the failure to file which would not have a material adverse effect upon Peoples and its Subsidiaries taken as a whole. All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (h) BROKERS, FINDERS AND OTHERS. Except for fees paid or payable to RBC Dain Rausher Inc., there are no fees or commissions of any sort whatsoever claimed by, or payable by Peoples to, any broker, finder, intermediary, attorney, accountant or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

          (i) GOVERNMENTAL AND THIRD-PARTY PROCEEDINGS. No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by Peoples in connection with the execution, delivery or performance by Peoples of this Agreement or the consummation by Peoples of the transactions contemplated hereby, except for (A) filings of applications or notices, as applicable, with and the approval of certain federal and state banking authorities, (B) filings with the SEC and state securities authorities, (C) the filing of a certificate of merger with the Ohio Secretary of State and the filing of articles of merger with the Kentucky Secretary of State and (E) receipt of the approvals set forth in Section 7.09. As of the date hereof, Peoples is not aware of any reason why the approvals set forth in
               Section 7.07 will not be received without the imposition of a condition, restriction or requirement of the type described in
               Section 7.07.

          (j) PEOPLES INFORMATION. None of the information relating to Peoples and its Subsidiaries to be contained in the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that, in each case, information as of a later date shall be deemed to modify information as of an earlier date. All information about Peoples and its Subsidiaries included in the Registration Statement will be deemed to have been supplied by Peoples.

          (k) DEPOSIT INSURANCE. The deposits of Peoples Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act and Peoples Bank has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

          (l) FINANCIAL STATEMENTS OF PEOPLES. Peoples has made available to KBI accurate and complete copies of consolidated financial statements of Peoples consisting of (i) consolidated balance sheets as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the two years ended December 31, 2001, including accompanying notes and the report thereon of Ernst & Young LLP and (ii) the unaudited consolidated balance sheet as of September 30, 2002, the related unaudited consolidated statements of income for the three and nine months ended September 30, 2002 and 2001, of changes in shareholders' equity for the nine months ended September 30, 2002 and 2001, and of cash flows for the nine months ended September 30, 2002 and 2001 (collectively, all of such consolidated financial statements are referred to as the "Peoples Financial Statements"). The Peoples Financial Statements were prepared in accordance with GAAP applied on a consistent basis and present fairly, in all material respects, the consolidated financial condition of Peoples at the dates, and the consolidated results of operations and cash flows for the periods, stated therein; subject, in the case of the interim statements, to normal year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to Peoples and the absence of full footnotes.

          (m) LITIGATION. There is no material private or governmental suit, claim, action, investigation or proceeding pending, nor to People's knowledge threatened, against Peoples or its Subsidiaries or against any of their directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of Peoples or its Subsidiaries. There are no judgments, decrees, stipulations or orders against Peoples enjoining it or any of its directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area of Peoples or its Subsidiaries. To the knowledge of Peoples, neither Peoples nor any of its Subsidiaries is a party to any pending or, to the knowledge of any of its officers, threatened legal, administrative or other claim, action, suit, investigation, arbitration or proceeding challenging the validity or propriety of any of the transactions contemplated by this Agreement.

          (n) UNDISCLOSED LIABILITIES. Except as set forth in Section 4.01(n) of the Peoples Disclosure Schedule, neither Peoples nor any of its Subsidiaries has any liabilities or obligations, either accrued or contingent, that are material to it and that have not been: (a) reflected or disclosed in the Peoples Financial Statements or (b) incurred subsequent to December 31, 2001 in the ordinary course of business. Peoples knows of no basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any Governmental Entity) that is likely to result in or cause a material adverse change in the business, prospects, financial condition or results of operations of Peoples that is not fairly reflected in the Peoples Financial Statements or otherwise disclosed in this Agreement.

          (o) REGULATORY APPROVALS. To the knowledge of Peoples, except as described in Section 4.01(o) of the Peoples Disclosure Schedule, Peoples has no reason to believe that all required approvals from any Governmental Entity of any application to consummate the transactions contemplated by this Agreement would not be received without the imposition of a materially burdensome condition in connection with the approval of any such application.

          (p) COMMUNITY REINVESTMENT ACT. People's bank subsidiary received a rating of "satisfactory" or better in its most recent examination or interim review with respect to the Community Reinvestment Act.


                                  ARTICLE FIVE
                            FURTHER COVENANTS OF KBI

         5.01.....Operation of Business

         KBI covenants with Peoples that throughout the period from the date of this Agreement to and including the Closing:

          (a) CONDUCT OF BUSINESS. KBI's business, and the business of Kentucky Bank, will be conducted only in the ordinary and usual course consistent with past practice. Without the written consent of Peoples, KBI shall not, and shall cause Kentucky Bank not to, (i) take any action which would be inconsistent with any representation or warranty of KBI set forth in this Agreement or which would cause a breach of any such representation or warranty if made at or immediately following such action; or (ii) engage in any lending activities other than in the ordinary course of business consistent with past practice. To the extent permitted under applicable law or regulation, KBI shall send to Peoples via facsimile transmission a copy of all loan presentations made to the Board of Directors and/or the loan committee of KBI or Kentucky Bank at the same time as such presentations are transmitted to such Board and/or loan committee and all other proposals for each loan to an Officer or Director of KBI or Kentucky Bank, each secured loan in excess of $200,000, and each unsecured loan in excess of $100,000. KBI and Kentucky Bank shall consult with Peoples prior to (x) hiring any full-time officer, other than replacement employees for positions then existing and
               (y) purchasing any investment securities.

          (b) CHANGES IN BUSINESS AND CAPITAL STRUCTURE. Except as provided for by this Agreement, or as otherwise approved expressly in writing by Peoples (which approval will not be unreasonably withheld or delayed), KBI will not, and will cause Kentucky Bank not to:

                     (i) sell, transfer, mortgage, pledge or subject to any lien or otherwise encumber any of the assets of KBI or Kentucky Bank, tangible or intangible, except in the ordinary course of business for full and fair consideration actually received;

                    (ii) make any capital expenditure or capital additions or
                         betterments which individually exceed $15,000;

                   (iii) become bound by, enter into, or perform any material contract, commitment or transaction which is other than in the ordinary course of its business or which would cause or result in its being unable to perform its obligations under this Agreement;

                    (iv) declare, pay or set aside for payment any dividends or make any distributions on its capital shares issued and outstanding, except:

                        (A) payment of KBI's regular quarterly cash dividend on or about January 1, 2003 in the amount of $15 per share, and

                        (B) payment of KBI's regular quarterly cash dividend on or about April 1, 2003 in the amount of $15 per share;

                    (v) purchase, redeem, retire or otherwise acquire any of its capital shares;

                    (vi) issue or grant any option or right to acquire any of
                         its capital shares or any Voting Debt or effect, directly or indirectly, any share split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

                   (vii) amend its articles of incorporation, constitution,
                         articles of association, bylaws, regulations or other governing documents;

                  (viii) merge or consolidate with any other person or
                         otherwise reorganize except for the Merger;

                    (ix) acquire (other than by way of foreclosures or
                         acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity;

                    (x) enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any Director, Officer or Employee of KBI or Kentucky Bank; provided, however, that KBI may (A) take such actions in order to satisfy either applicable law or contractual obligations existing as of the date hereof and disclosed in the KBI Disclosure Schedule or regular annual renewals of insurance contracts; (B) take such actions to cause the exercise or cancellation of all KBI Stock Options in accordance with Section 7.01 of this Agreement; (C) terminate or amend each employment, consulting, severance, retention and change in control agreement listed on Section 3.01(r) of the KBI Disclosure
                         Schedule in accordance with Section 5.10 of this Agreement; and (D) terminate the Kentucky Bank & Trust Money Purchase Pension Plan (the "Kentucky Bank Pension Plan") and the Kentucky Bank & Trust 401(k) Profit Sharing Plan (the "Kentucky Bank 401(k) Plan") in accordance with Section 5.11 of this Agreement;

                    (xi) except for the advance payment to Sandra Tilton of the retention benefit under her contract with Kentucky Bank in the amount of $55,000, and the payment of employee bonuses not exceeding $45,000 in the aggregate which may be allocated at the discretion of KBI's Board of Directors, make or pay any general wage or salary increase or bonus, other than normal pay increases consistent with past practices, or enter into or amend or renew any employment, consulting, severance, retention, change in control or similar agreements or arrangements with any Officer, Director or Employee, except, in each case, for changes which are required by this Agreement or as otherwise agreed to in writing by Peoples;

                   (xii) enter into or terminate any contract, other than a
                         loan contract, requiring the payment or receipt of $15,000 or more in any 12-month period or amend or modify in any material respect any of its existing material contracts;

                  (xiii) incur any indebtedness for money borrowed or incur
                         any material obligation or liability other than in the ordinary course of business;

                   (xiv) implement or adopt any change in its accounting
                         principles, practices or methods, other than as may be required by GAAP;

                    (xv) waive or cancel any right of material value or material debts, except in the ordinary course of business consistent with past practices;

                   (xvi) take any action that would result in (A) any of its
                         representations or warranties contained in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
                         (B) any of the conditions to the Merger set forth in Article Eight not being satisfied or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation;

                  (xvii) cause any material adverse change in the amount or
                         general composition of deposit liabilities;

                 (xviii) make any material investment (except in the ordinary course of business); or

                   (xix) enter into any agreement to do any of the foregoing.

          (c) MAINTENANCE OF PROPERTY. KBI and Kentucky Bank will use their commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted.

          (d) PERFORMANCE OF OBLIGATIONS. KBI and Kentucky Bank will perform all of their obligations under all agreements relating to or affecting their respective properties, rights and businesses, except where nonperformance would not have a material adverse effect on KBI or Kentucky Bank.

          (e) MAINTENANCE OF BUSINESS ORGANIZATION. KBI will, and will cause Kentucky Bank to, use their commercially reasonable efforts to maintain and preserve their respective business organizations intact; to retain present key Employees; and to maintain the respective relationships of customers, suppliers and others having business relationships with them. KBI will not, and will cause Kentucky Bank not to, take any action or omit to take any action which would terminate or enable any Employee of KBI or Kentucky Bank to terminate his employment or employment agreement without cause and continue thereafter to receive compensation.

          (f) Insurance. KBI and Kentucky Bank will maintain insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, were maintained by them at the KBI Balance Sheet Date, and upon the renewal or termination of such insurance, KBI and Kentucky Bank will use commercially reasonable best efforts to renew or replace such insurance coverage with reputable insurers, in respect of the amounts, premiums, types and risks insured or maintained by them at the Balance Sheet Date.

          (g) Access to Information. KBI will, and will cause Kentucky Bank to, take all action necessary to (i) afford the officers and designated representatives of Peoples full access during normal business hours upon reasonable notice to all of KBI's and Kentucky Bank's respective properties and, to the extent KBI or Kentucky Bank has or may provide such access, to the Kentucky Bank Real Estate Collateral (including for purposes of inspection and investigation for soil and groundwater tests), books, records, Tax Returns and reports, financial statements, contracts and commitments, and any work papers relating to any of the foregoing; (ii) furnish to Peoples any and all documents, copies of documents, and information (A) concerning compliance and/or noncompliance with Environmental Laws and with respect to the past, present or suspected future presence of Hazardous Substances on the KBI Real Properties and the Kentucky Bank Real Estate Collateral, including but not limited to environmental audit and Phase I reports, and (B) concerning KBI's and Kentucky Bank's affairs as Peoples may reasonably request; (iii) afford full access to Peoples to KBI's and Kentucky Bank's Officers, Directors, Employees and agents in order that Peoples may have full opportunity to make such investigation as it shall desire to make of the business and affairs of KBI and Kentucky Bank; and
               (iv) authorize Peoples's representatives to inquire of government agencies, and inspect the files of those agencies, with respect to the environment conditions on and about the KBI Real Properties and the Kentucky Bank Real Estate Collateral. During the period from the date of this Agreement to the Effective Time, KBI shall promptly furnish Peoples with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

          (h) Payment of Taxes. KBI shall, and shall cause Kentucky Bank to, timely file all Tax Returns required to be filed on or before the Closing Date, and pay any Tax shown on such Tax Returns to be due.

          (i) Risk Management. Except as required by applicable law or regulation, neither KBI nor Kentucky Bank shall (i) implement or adopt any material change in its interest rate risk management and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risks; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

         5.02.....Notification

         Between the date of this Agreement and the Closing Date, KBI will promptly notify Peoples in writing if KBI becomes aware of any fact or condition that (a) causes or constitutes a breach of any of KBI's representations and warranties or (b) would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the KBI Disclosure Schedule, KBI will promptly deliver to Peoples a supplement to the KBI Disclosure Schedule specifying such change ("Updated KBI Disclosure Schedule"); provided, however, that no disclosure of such change in the Updated KBI Disclosure Schedule shall be deemed to constitute a cure of any breach of any representation or warranty made by KBI pursuant to this Agreement unless consented to in writing by Peoples. During the same period, KBI will promptly notify Peoples of (i) the occurrence of any breach of any of KBI's covenants contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to KBI, to result in a material adverse effect with respect to KBI. In addition, if at any time prior to the Effective Time, any event or circumstance relating to KBI or any of its Officers or Directors should be discovered which should be set forth in an amendment to the Registration Statement or a supplement to the KBI Proxy Statement, KBI shall promptly inform Peoples.

         5.03.....Shareholder Approval

         KBI covenants that:

          (a) The Board of Directors of KBI will recommend the adoption of this Agreement and the approval of the transactions contemplated hereby to the shareholders of KBI, subject to that Board's fiduciary obligations under Kentucky law, as determined in good faith after consultation with and based upon advice of independent legal counsel.

          (b) KBI will call a meeting of its shareholders (the "KBI Meeting") to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of adopting this Agreement and approving the transactions contemplated hereby and will, subject to the provisions of Sections 5.03(a) and 5.04, use its best efforts to effect such adoption and approval. KBI will prepare appropriate proxy solicitation materials in respect of the KBI Meeting ("KBI Proxy Statement").

         5.04.....Acquisition Proposals

         From and after the date hereof, KBI will not, directly or indirectly, through any of its Officers, Directors, Employees, agents or advisors, (i) solicit or initiate or knowingly encourage, including by means of furnishing information, any proposals, offers or inquiries from any person relating to any acquisition or purchase of 10% or more of the outstanding shares of any class of voting securities of, or 10% or more of the assets or deposits of, KBI or Kentucky Bank, or any merger, tender or exchange offer, consolidation or business combination involving, KBI or Kentucky Bank (an "Acquisition Proposal") or (ii) unless the Board of directors of KBI determines in good faith that such action is required for that Board to fulfill the Board's fiduciary duties and obligations to the KBI shareholders under Kentucky law as advised by counsel to KBI and KBI gives prior notice to Peoples of such action (in which event KBI may furnish information), engage in negotiations with or disclose any nonpublic information relating to KBI or Kentucky Bank or afford access to the KBI Real Properties, or the books or records of KBI or Kentucky Bank to any person that may be considering or has made an Acquisition Proposal. KBI shall promptly (within 24 hours) notify Peoples, orally and in writing, if any such proposal, offer, inquiry or contact is made and shall, in any such notice, indicate the identity and terms and conditions of any proposal or offer, or any such inquiry or contact. KBI shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Peoples with respect to any Acquisition Proposal and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal.

         5.05.....Delivery of Information

         KBI shall furnish to Peoples promptly after such documents are available: (i) all reports, proxy statements or other communications by KBI to its shareholders generally; and (ii) all press releases relating to any transactions.

         5.06.....Affiliates Compliance with the Securities Act

          (a) In the KBI Disclosure Schedule and no later than the 15th day prior to the mailing of the KBI Proxy Statement, KBI shall deliver to Peoples a schedule of all persons whom KBI reasonably believes are, or are likely to be, as of the date of the KBI Meeting, deemed to be "affiliates" of KBI as that term is used in Rule 145 under the Securities Act and/or Accounting Series Releases 130 and 135, as amended, of the SEC (the "Rule 145 Affiliates"). Thereafter and until the Effective Time, KBI shall identify to Peoples each additional person whom KBI reasonably believes to have thereafter become a Rule 145 Affiliate.

          (b) KBI shall use its diligent efforts to cause each person who is identified as a Rule 145 Affiliate pursuant to Section 5.06(a) above (who has not executed and delivered the same concurrently with the execution of this Agreement) to execute and deliver to Peoples on or before the date of mailing of the KBI Proxy Statement, a written agreement, substantially in the form of Exhibit A attached hereto.

         5.07.....Takeover Laws

         KBI shall take all necessary steps to (a) exempt (or cause the continued exemption of) this Agreement and the Merger from the requirements of any Takeover Law and from any provisions under its articles of incorporation and bylaws, as applicable, by action of the Board of Directors of KBI or otherwise, and (b) assist in any challenge by Peoples to the validity, or applicability to the Merger, of any Takeover Law.

         5.08.....Cooperation in Bank Merger

         KBI will cooperate with Peoples and take all actions reasonably requested by Peoples to assist Peoples in securing all required regulatory approvals to merge Kentucky Bank with and into Peoples Bank and to take such corporate actions as are necessary or desirable to implement such merger, provided such actions shall be conditioned upon consummation of the Merger.

         5.09.....Accounting Policies

         After the shareholders of KBI have approved the Merger and after receipt of necessary regulatory approvals, on or before the Effective Time and at the request of Peoples, KBI shall promptly establish and take such reserves and accruals to conform KBI's and/or Kentucky Bank's loan, accrual and reserve policies to Peoples Bank's policies; KBI shall promptly establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write down of various assets and other appropriate accounting adjustments; and KBI shall promptly recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, to the extent permitted by law and consistent with GAAP and with the fiduciary duties of the Officers and Directors of KBI.

         5.10.....Termination of Employment Agreements

         Except for the Second Amended and Restated Employment Agreement, dated as of July 12, 1991, between C. Ronald Christmas and Kentucky Bank, as amended by the First Amendment dated as of November 1, 1993, the Second Amendment dated as of May 11, 1995, and the Third Amendment dated as of the date hereof (the "Christmas Employment Agreement"), each employment, consulting, severance, retention and change in control agreement listed on Section 3.01(r) of the KBI Disclosure Schedule shall be terminated or amended prior to Closing in a manner satisfactory to Peoples.

         5.11.....Termination of Plans

         KBI shall cause the Kentucky Bank 401(k) Plan and the Kentucky Bank Pension Plan to be terminated prior to the Effective Time with benefit distributions deferred until the IRS issues a favorable determination with respect to such plan's tax-qualified status upon termination, and KBI and Peoples shall cooperate in good faith to apply for such approval and to agree upon associated plan termination amendments that shall, among other things, provide for the application of all assets of a terminating plan for its participants, and allow plan participants not only to receive lump-sum distributions of their benefits but also to roll over those benefits to the pension and 401(k) plans maintained for employees of Peoples and its Subsidiaries;


                                   ARTICLE SIX
                          FURTHER COVENANTS OF PEOPLES

         6.01.....Access to Information

         Peoples shall furnish to KBI promptly after such documents are available: (i) all reports, proxy statements or other communications by Peoples to its shareholders generally; and (ii) all press releases relating to any transactions.

         6.02.....Opportunity of Employment; Employee Benefits

         The existing Employees of KBI and Kentucky Bank shall have the opportunity to continue as employees of Peoples or one of its Subsidiaries, at the Effective Time; subject, however, to the right of Peoples and its Subsidiaries to terminate any such employees "at will." It is understood and agreed that nothing in this Section 6.02 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under applicable law and said employees shall not be deemed to be third-party beneficiaries of this provision. Except for the Kentucky Bank 401(k) Plan and the Kentucky Bank Pension Plan, which plans shall be terminated prior to the Effective Time pursuant to Section 5.11, Peoples shall exert its commercially reasonable best efforts to cause the KBI Compensation and Benefit Plans in effect at the Effective Time to either be terminated or merged into comparable benefit plans of Peoples as expeditiously as possible following the Effective Time. The Employees of KBI and Kentucky Bank shall continue to participate in the KBI Compensation and Benefit Plans in effect at the Effective Time unless and until Peoples, in its sole discretion, shall determine that the Employees of KBI and Kentucky Bank shall, subject to applicable eligibility requirements, participate in employee benefit plans of Peoples and that all or some of the KBI Compensation and Benefit Plans shall be terminated or merged into certain employee benefit plans of Peoples. Notwithstanding the foregoing, each KBI Employee and Kentucky Bank Employee who becomes an employee of Peoples following the Effective Time (excluding C. Ronald Christmas) shall be entitled to participate thereafter in every Peoples benefit plan generally made available to other similarly-situated employees of Peoples and such continuing employees shall be credited with years of service with KBI and/or Kentucky Bank and, to the extent credit would have been given by KBI or Kentucky Bank for years of service with a predecessor (including any business organization acquired by KBI or Kentucky Bank), years of service with a predecessor of KBI or Kentucky Bank, for purposes of eligibility and vesting (but not for benefit accrual purposes) in the employee benefit plans of Peoples, and shall not be subject to any exclusion or penalty for pre-existing conditions that were covered under the KBI Compensation and Benefit Plans immediately prior to the Effective Time, or to any waiting period relating to such coverage. If, after the Effective Time, Peoples adopts a new plan or program for its employees or executives, then to the extent its employees or executives receive past service credits for any reason, Peoples shall credit similarly-situated employees and executives of KBI and Kentucky Bank with equivalent credit for service with KBI, Kentucky Bank or their respective predecessors, to the extent that years of service credit would have been given by KBI or the appropriate Kentucky Bank for years of service with a predecessor of KBI or Kentucky Bank. The foregoing covenants shall survive the Merger.

         6.03.....Severance Benefit

         On or before the Effective Time, Employees (excluding C. Ronald Christmas, Sandra Tilton and the Directors) of KBI who do not continue as employees of Peoples or one of its Subsidiaries at the Effective Time may receive from KBI, if announced to the Employees of KBI and accrued by KBI prior to the Effective Time, a severance benefit equal to (A) one (1) full month's salary or part time compensation equal to the average of the last three (3) months of employment service; plus (B) one (1) full month's salary or part time compensation equal to the average of the last three (3) months of employment, up to a maximum aggregate of six (6) months, for each three (3) years, on a pro-rata basis, of employment service with KBI on or before December 31, 2001. For eligibility purposes, employees of KBI must be continuously in the employ of KBI from June 30, 2002, to the Effective Time and have had a minimum of one (1) full year of employment service on December 31, 2001, and must not be a party or beneficiary of any change in control or other similar employment agreement with KBI executed on or before June 30, 2002. Payment shall be in lump sum, subject to usual and customary withholding, as soon as practical after the Effective Time.

         6.04.....Nasdaq Listing

         Peoples shall file a listing application with Nasdaq for the Peoples Shares to be issued to the former holders of KBI Shares in the Merger at the time prescribed by applicable rules and regulations of Nasdaq. In addition, Peoples will use its best efforts to maintain its listing on Nasdaq.

         6.05.....Takeover Laws

         Peoples shall take all necessary steps to (a) exempt (or cause the continued exemption of) this Agreement and the Merger from the requirements of any Takeover Law and from any provisions under its articles and regulations, as applicable, by action of the Board of Directors of Peoples or otherwise, and (b) assist in any challenge by KBI to the validity, or applicability to the Merger, of any Takeover Law.

         6.06.....Notification

         Between the date of this Agreement and the Closing Date, Peoples will promptly notify KBI in writing if Peoples becomes aware of any fact or condition that (a) causes or constitutes a breach of any of Peoples's representations and warranties or (b) would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Peoples will promptly notify KBI of (i) the occurrence of any breach of any of Peoples's covenants contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to Peoples, to result in a material adverse effect with respect to Peoples.

         6.07.....Officers' and Directors' Indemnification

          (a) Following the Effective Time, Peoples shall indemnify, defend and hold harmless the present Directors, Officers and Employees of KBI and Kentucky Bank (each, an "Indemnified Party") against costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that KBI or Kentucky Bank is required to indemnify (and advance expenses to) an Indemnified Party under the laws of the jurisdiction of formation or incorporation of KBI or Kentucky Bank, and the articles of incorporation and bylaws of KBI or the governing documents of Kentucky Bank, in each case to the extent applicable to the particular Indemnified Party, as in effect on the date hereof; provided that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the laws of the jurisdiction of formation or incorporation, the articles of incorporation and bylaws of KBI or the governing documents of Kentucky Bank, as appropriate, shall be made by the court in which the claim, action, suit or proceeding was brought or by independent counsel (which shall not be counsel that provides material services to Peoples) selected by Peoples and reasonably acceptable to such Indemnified Party.

          (b) For a period of three (3) years from the Effective Time, Peoples shall use its commercially reasonable efforts to provide that portion of directors' and officers' liability insurance that serves to reimburse the present and former Officers and Directors of KBI and Kentucky Bank (determined as of the Effective Time) with respect to claims against such Officers and Directors arising from facts or events which occurred before the Effective Time, on terms no less favorable than those in effect on the date hereof; provided, however, that Peoples may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof; provided, however that in no event shall Peoples be required to expend more than 150 percent of the current amount expended by KBI (the "Insurance Amount") to maintain or procure such directors' and officers' liability insurance coverage; provided, further that if Peoples is unable to maintain or obtain the insurance called for by this Section 6.07(b), Peoples shall use its commercially reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount; and provided, further, that Officers and Directors of KBI or Kentucky Bank may be required to make application and provide customary representations and warranties to Peoples's insurance carrier for the purpose of obtaining such insurance.

          (c)  Any Indemnified Party wishing to claim indemnification under
               Section 6.07(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Peoples thereof; provided that the failure so to notify shall not affect the obligations of Peoples under Section 6.07(a) unless and to the extent that Peoples is actually prejudiced as a result of such failure.


                                  ARTICLE SEVEN
                       FURTHER OBLIGATIONS OF THE PARTIES

         7.01.....KBI Stock Options

         Prior to the Effective Time of the Merger, KBI shall take all such actions as may be necessary to cause each unexpired and unexercised KBI Stock Option to be canceled.

         7.02.....Cooperative Action

         Subject to the terms and conditions of this Agreement, each of KBI and Peoples agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all further actions and execute all additional documents, agreements and instruments which may be reasonably required, in the opinion of counsel for KBI and counsel for Peoples, to satisfy all legal requirements of the State of Ohio, the Commonwealth of Kentucky and the United States, so that this Agreement and the transactions contemplated hereby will become effective as promptly as practicable.

         7.03.....Satisfaction of Conditions

         Each of Peoples and KBI shall use its reasonable best efforts in good faith to satisfy all of the conditions to this Agreement and to cause the consummation of the transactions described in this Agreement, including making all applications, notices and filings with Governmental Authorities and Regulatory Authorities and taking all steps to secure promptly all consents, rulings and approvals of Governmental Authorities and Regulatory Authorities which are necessary for the performance by each party of each of its obligations under this Agreement and the transactions contemplated hereby.

         7.04.....Confidentiality

         Each of KBI and Peoples agrees that it will not, and will cause it Subsidiaries and representatives not to, use any confidential information obtained pursuant to this Agreement (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Agreement (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (A) was already known to such party, (B) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (C) is disclosed with the prior written approval of the party to which such information pertains, or
(D) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto, to be returned to the party which furnished the same.

         7.05.....Press Releases

         Neither Peoples nor KBI shall make any press release or other public announcement concerning the transactions contemplated by this Agreement without the consent of the other party hereto as to the form and contents of such press release or public announcement, except to the extent that such press release or public announcement may be required by law or Nasdaq rules to be made before such consent can be obtained.

         7.06.....Registration Statements

          (a) Peoples agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (the "Registration Statement") to be filed by Peoples with the SEC in connection with the issuance of Peoples Shares in the Merger (including the KBI Proxy Statement constituting a part thereof and all related documents). KBI agrees to cooperate, and to cause Kentucky Bank to cooperate, with Peoples, its counsel and its accountants, in the preparation of the Registration Statement and the KBI Proxy Statement; and provided that KBI and Kentucky Bank have cooperated as required above, Peoples agrees to file the Registration Statement, which will include the KBI Proxy Statement and a prospectus in respect of the Peoples Shares to be issued in the Merger (together, the "Proxy Statement/Prospectus") with the SEC as promptly as reasonably practicable. Each of KBI and Peoples agrees to use all reasonable efforts to cause the Registration Statement including the Proxy Statement/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Peoples also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. KBI agrees to promptly furnish to Peoples all information concerning KBI, Kentucky Bank and the Officers, Directors and shareholders of KBI and Kentucky Bank as may be reasonably requested in connection with the foregoing.

          (b) On November 15, 2002, Peoples filed a registration statement on Form S-3 (the "S-3") with the SEC in connection with the proposed offering and sale of up to 1,380,000 Peoples Shares. KBI agrees to promptly furnish to Peoples all information concerning KBI, Kentucky Bank and the Officers, Directors and shareholders of KBI and Kentucky Bank as may be reasonably requested by Peoples for inclusion in an amendment or supplement to the S-3 to be filed with the SEC.

          (c) Each of KBI and Peoples agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, is filed with the SEC and at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, (ii) the S-3 will, at the time each amendment or supplement to the S-3 is filed with the SEC and at the time the S-3 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (iii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, as of the date such KBI Proxy Statement is mailed to shareholders of KBI and up to and including the date of the meeting of KBI's shareholders to which such KBI Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under where they were made not misleading.

          (d) Each of KBI and Peoples agrees, if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Registration Statement, the S-3 and the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Registration Statement, the S-3 and the Proxy Statement/Prospectus.

          (e) Peoples agrees to advise KBI, promptly after Peoples receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Peoples Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         7.07.....Regulatory Applications

         Peoples and its Subsidiaries shall use their respective reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement. KBI shall have the right to review in advance, and to the extent practicable, will consult with and cooperate with Peoples in the preparation of all material written information submitted to any third party or any Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement, in each case subject to applicable laws relating to the exchange of information, and KBI shall be provided such written information in advance so as to reasonably exercise its right to review the same in advance. In exercising the foregoing right, KBI agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of material matters relating to completion of the transactions contemplated hereby. Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or of its Subsidiaries to any third party or Governmental or Regulatory Authority.

         7.08.....Supplemental Assurances

          (a) On the date the Registration Statement becomes effective and on the Closing Date, KBI shall deliver to Peoples a certificate signed by its principal executive officer and its principal financial officer to the effect that, to such officers' knowledge, the information contained in the Registration Statement relating to the business, financial condition and affairs of KBI and Kentucky Bank, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          (b) On the date the Registration Statement becomes effective and on the Closing Date, Peoples shall deliver to KBI a certificate signed by its chief executive officer and its chief financial officer to the effect that, to such officers' knowledge, the Registration Statement (other than the information contained therein relating to the business, financial condition and affairs of KBI and Kentucky Bank) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.


                                  ARTICLE EIGHT
             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

         8.01.....Conditions to the Obligations of Peoples

         The obligations of Peoples under this Agreement shall be subject to the satisfaction, or written waiver by Peoples prior to the Closing Date, of each of the following conditions precedent:

          (a) The representations and warranties of KBI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except (i) that those representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date and (ii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a material adverse effect on KBI or Kentucky Bank; and Peoples shall have received a certificate, dated the Closing Date, signed on behalf of KBI by the chief executive officer and the chief financial officer of KBI to such effect.

          (b) KBI shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those relating to the Closing, and Peoples shall have received a certificate, dated the Closing Date, signed on behalf of KBI by the chief executive officer and the chief financial officer of KBI to such effect.

          (c) Holders of KBI Shares who exercise dissenters' rights in accordance with the requirements of Section 271B.13 of the KBCA shall not hold more than ten percent (10%) of the issued and outstanding KBI Shares immediately prior to the Effective Time.

          (d) Peoples shall have received the written opinion of Vorys, Sater, Seymour and Pease LLP ("VSSP"), dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. In rendering its opinion, counsel to Peoples will require and rely upon representations contained in letters from Peoples and KBI.

          (e) Peoples shall have received the written opinion of Bracewell & Patterson, L.L.P., counsel to KBI, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion: (i) KBI is a corporation validly existing and in good standing under the laws of the Commonwealth of Kentucky; (ii) Kentucky Bank is a banking corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky; (iii) KBI is a registered bank holding company under the BHCA; (iv) this Agreement has been duly approved by the Board of Directors of KBI and duly adopted by the shareholders of KBI and no further corporate proceedings are required to authorize the transactions contemplated by this Agreement; (v) this Agreement has been duly executed by KBI and constitutes a binding obligation on KBI enforceable in accordance with its terms against KBI, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles, regardless of whether enforceability is considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing; (vi) the execution and delivery of this Agreement did not, and the consummation of the Merger will not, conflict with any provision of the articles of incorporation, bylaws or other governing documents of KBI or Kentucky Bank; (vii) KBI has the full corporate power and authority to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement; (viii) KBI and Kentucky Bank have the full corporate power and authority to own their respective properties and to carry on their respective businesses as presently conducted; (ix) upon the filing of a certificate of merger with the Ohio Secretary of State and the filing of articles of merger with the Kentucky Secretary of State, the Merger shall become effective in accordance with the terms thereof; (x) such counsel knows of no pending or threatened actions, suits, proceedings, claims or investigations which would prevent the consummation of this Agreement or any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof; and (xi) the KBI Shares and the issued and outstanding shares of capital stock of Kentucky Bank have been duly authorized and validly issued, and there are no options, commitments or other agreements under which any person can cause KBI Shares or shares of capital stock of Kentucky Bank to be issued.

          (f) Peoples shall have received a copy of a statement, issued by KBI pursuant to Section 1.897-2(h) of the regulations issued under the Code, certifying that the KBI Shares are not an U.S. real property interest and dated not more than thirty days prior to the Closing Date.

          (g) KBI shall have obtained the consent or approval of each person (other than Governmental and Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of KBI or Kentucky Bank under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

          (h) The Shareholders' Equity of KBI as of the month-end preceding the month in which the Closing occurs (the "Closing Shareholders' Equity") shall not be less than $17,425,000; provided, however, that merger-related charges (including the amount of all payments to C. Ronald Christmas set forth on Section 8.01(h) of the KBI Disclosure Schedule) and FAS 115 adjustments shall be removed to determine the Closing Shareholders' Equity for purposes of this
               Section 8.01(h).

          (i) The aggregate of all expenses, including, without limitation, legal and accounting fees and fees payable to Alex Sheshunoff & Co., incurred by KBI and Kentucky Bank relating to this Agreement and the transactions contemplated hereby, shall not be greater than $500,000 as of the Closing Date.

          (j) The Employment Agreement, dated as of the date hereof, by and between C. Ronald Christmas and Peoples Bank, National Association, shall continue to be in effect as of the Closing Date.

          (k) The Christmas Employment Agreement shall continue to be in effect as of the Closing Date.

         8.02....Conditions to the Obligations of KBI

         The obligations of KBI under this Agreement shall be subject to satisfaction, or written waiver by KBI prior to the Closing Date, of each of the following conditions precedent:

          (a) The representations and warranties of Peoples set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except (i) that representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date and (ii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a material adverse effect on Peoples and its Subsidiaries taken as a whole; and KBI shall have received a certificate, dated the Closing Date, signed on behalf of Peoples by the chief executive officer and the chief financial officer to such effect.

          (b) Peoples shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those related to the Closing, and KBI shall have received a certificate, dated the Closing Date, signed on behalf of Peoples by the chief executive officer and the chief financial officer to such effect.

          (c) KBI shall have received a letter from Alex Sheshunoff & Co., dated as of the date of the KBI Proxy Statement, to the effect that, in its opinion as of such date, the consideration to be received by the KBI shareholders in the Merger is fair to the shareholders of KBI from a financial point of view.

          (d) KBI shall have received the written opinion of VSSP, dated the Closing Date, to the effect that, on the basis of facts and representations set forth in such opinion, (i) the Merger constitutes a tax-free reorganization within the meaning of
               Section 368(a)(1)(A) of the Code, (ii) no gain or loss will be recognized by shareholders of KBI who exchange their KBI Shares solely for Peoples Shares, other than the gain or loss to be recognized as to cash received in lieu of fractional Peoples Share interests, and the tax basis of such shareholders in their KBI Shares will be carried over for tax purposes to the Peoples Shares received in exchange therefor, (iii) shareholders of KBI who receive solely cash in exchange for their KBI Shares will be treated as having received such payments as distributions in redemption of their KBI Shares, subject to the provisions and limitations of Section 302 of the Code, and (iv) gain will be recognized by shareholders of KBI who receive both Peoples Shares and cash in exchange for their KBI Shares, but not in excess of the amount of cash received. In rendering its opinion, counsel to Peoples will require and rely upon representations contained in letters from KBI and Peoples.

          (e) KBI shall have received the written opinion of VSSP, counsel to Peoples, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) Peoples is a corporation validly existing and in good standing under the laws of the State of Ohio; (ii) Peoples is a registered bank holding company under the BHCA; (iii) this Agreement has been duly approved by the Board of Directors of Peoples and no further corporate proceedings of Peoples are required to authorize the transactions contemplated by this Agreement; (iv) this Agreement has been duly executed by Peoples and constitutes the binding obligation of Peoples, enforceable in accordance with its terms against Peoples, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing; (v) the execution and delivery of this Agreement did not, and the consummation of the Merger will not, conflict with any provision of the articles or regulations of Peoples; (vi) Peoples has the full corporate power and authority to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement; (vii) the Peoples Shares to be issued as Merger Shares, when issued, shall be duly authorized, fully paid and non-assessable; and (viii) upon the filing of a certificate of merger with the Ohio Secretary of State and the filing of articles of merger with the Kentucky Secretary of State, the Merger shall become effective in accordance with the terms thereof.

          (f) Peoples shall have obtained the consent or approval of each person (other than Governmental and Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

         8.03.....Mutual Conditions

         The obligations of KBI and Peoples under this Agreement shall be subject to the satisfaction, or written waiver by Peoples and KBI prior to the Closing Date, of each of the following conditions precedent:

          (a) The shareholders of KBI shall have duly adopted this Agreement by the required vote.

          (b) All approvals of Governmental Authorities and Regulatory Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals or statute, rule or order shall contain any conditions, restrictions or requirements which Peoples reasonably determines would either before or after the Effective Time (i) have a material adverse effect on Peoples and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger; or (ii) prevent Peoples from realizing the major portion of the economic benefits of the Merger and the transactions contemplated thereby which Peoples currently anticipates obtaining.

          (c) No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. No Governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, threatened, commenced a proceeding with respect to or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) prohibiting or delaying consummation of the transactions contemplated by this Agreement.

          (d) The Registration Statement shall have become effective under the Securities Act and no stop-order or similar restraining order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the SEC.

          (e) Peoples shall have received all state securities and "blue sky" permits and other authorizations and approvals necessary to consummate the Merger and the transactions contemplated hereby and no order restraining the ability of Peoples to issue Peoples Shares pursuant to the Merger shall have been issued and no proceedings for that purpose shall have been initiated or threatened by any state securities administrator.

          (f) The Peoples Shares to be issued in the Merger shall have been approved for listing on Nasdaq subject to official notice of issuance.


                                  ARTICLE NINE
                                     CLOSING

         9.01.....Closing

         The closing (the "Closing") of the transactions contemplated by this Agreement shall be held at the offices of Peoples, 138 Putnam Street, Marietta, Ohio, commencing at 10:00 a.m., local time, on (a) the date designated by Peoples, which date shall not be earlier than the third business day to occur after the last of the conditions set forth in Article Eight shall have been satisfied or waived in accordance with the terms of this Agreement (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) or later than the last business day of the month in which such third business day occurs; provided, no such election shall cause the Closing to occur on a date after that specified in Section 11.01(b)(i) of this Agreement or after the date or dates on which any Governmental or Regulatory Authority approval or any extension thereof expires, or (b) such other date to which the parties agree in writing. The date of the Closing is sometimes herein called the "Closing Date."

         9.02.....Closing Transactions Required of Peoples

         At the Closing, Peoples shall cause all of the following to be delivered to KBI:

          (a) A certificate of merger duly executed by Peoples in accordance with Section 1701.81 of the OGCL and in appropriate form for filing with the Ohio Secretary of State.

          (b)  Articles of merger duly executed by Peoples in accordance with
               Section 271B.11-050 of the KBCA and in appropriate form for filing with the Kentucky Secretary of State.

          (c)  The certificates of Peoples contemplated by Section 8.02(a) and
               (b) of this Agreement.

          (d) Copies of resolutions adopted by the directors of Peoples, approving and adopting this Agreement and authorizing the consummation of the transactions described herein, accompanied by a certificate of the secretary or assistant secretary of Peoples, dated as of the Closing Date, and certifying (i) the date and manner of adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

          (d) The opinions of counsel to Peoples contemplated by Sections 8.02(c) and 8.02(d) of this Agreement.

         9.03.....Closing Transactions Required of KBI

         At the Closing, KBI shall cause all of the following to be delivered to
Peoples:

          (a)  A certificate of merger duly executed by KBI in accordance with
               Section 1701.81 of the OGCL and in appropriate form for filing with the Ohio Secretary of State.

          (b)  A certificate of merger duly executed by KBI in accordance with
               Section 271B.11-050 of the KBCA and in appropriate form for filing with the Kentucky Secretary of State.

          (c) The certificates of KBI contemplated by Sections 8.01(a) and (b) of this Agreement.

          (d) Copies of all resolutions adopted by the directors and the shareholders of KBI approving and adopting this Agreement and authorizing the consummation of the transactions described herein, accompanied by a certificate of the secretary or the assistant secretary of KBI, dated as of the Closing Date, and certifying (i) the date and manner of the adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

          (e) The opinion of counsel to KBI contemplated by Section 8.01(e) of this Agreement.

          (f) The agreements referred to in Section 5.06 from each Rule 145 Affiliate.


                                   ARTICLE TEN
            NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         10.01.....Non-Survival of Representations, Warranties and Covenants

         The representations, warranties and covenants of Peoples and KBI set forth in this Agreement, or in any document delivered pursuant to the terms hereof or in connection with the transactions contemplated hereby, shall not survive the Closing and the consummation of the transactions referred to herein, other than covenants which by their terms are to survive or be performed after the Effective Time (including, without limitation, those set forth in Sections 6.02, 6.03, 6.07, 7.04, this Article Ten and Article Twelve); except that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Peoples (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either KBI or Peoples.


                                 ARTICLE ELEVEN
                                   TERMINATION

         11.01....Termination

         This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, whether prior to or after this Agreement has been adopted by the shareholders of KBI:

          (a) By mutual written agreement of KBI and Peoples duly authorized by action taken by or on behalf of their respective Boards of Directors;

          (b) By either KBI or Peoples upon written notification to the non-terminating party by the terminating party:

                     (i) at any time after June 30, 2003, if the Merger shall
                         not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

                    (ii) if the shareholders of KBI shall not have adopted this
                         Agreement (the "KBI Shareholders' Adoption") by reason of the failure to obtain the requisite vote upon a vote held at a KBI Meeting, or any adjournment thereof; or

                   (iii) the approval of any Governmental or Regulatory
                         Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final non-appealable action of such Governmental or Regulatory Authority.

          (c)  By Peoples by providing written notice to KBI:

                     (i) if prior to the Closing Date, any representation and
                         warranty of KBI shall have become untrue such that the condition set forth at Section 8.01(a) would not be satisfied and which breach has not been cured within 30 days following receipt by KBI of written notice of breach or is incapable of being cured during such time period;

                    (ii) if KBI shall have failed to comply in any material
                         respect with any covenant or agreement on the part of KBI contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within 30 days following receipt by KBI of written notice of such failure to comply or is incapable of being cured during such time period; or

                   (iii) If the Average Share Price is greater than $35.00.

          (d)  By KBI by providing written notice to Peoples:

                (i) if prior to the Closing Date, any representation and
                    warranty of Peoples shall have become untrue such that the condition set forth at Section 8.02(a) would not be satisfied and which breach has not been cured within 30 days following receipt by Peoples of written notice of breach or is incapable of being cured during such time period;

               (ii) if Peoples shall have failed to comply in any material respect with any covenant or agreement on the part of Peoples contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within 30 days following receipt by Peoples of written notice of such failure to comply or is incapable of being cured during such time period;

              (iii) if the Board of Directors of KBI determines in good faith, based upon advice from independent counsel, that termination of this Agreement is required for the Board of Directors of KBI to comply with its fiduciary duties to shareholders imposed by law by reason of an Acquisition Proposal having been made and provided KBI complied with its obligations under Section 5.04 and provided further that KBI's ability to terminate pursuant to this subsection (d)(iii) is conditioned upon the prior payment by KBI to Peoples of any amounts owed by KBI to Peoples pursuant to Section 11.02(b); or

               (iv) If the Average Share Price is less than $21.00.

         11.02.....Effect of Termination.

          (a) If this Agreement is validly terminated by either KBI or Peoples pursuant to Section 11.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either KBI or Peoples, except (i) that the provisions of Sections 5.04, 7.04, 7.05 and 12.07 and this Section 11.02 will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement and (iii) as provided in paragraph (b) below.

          (b) If this Agreement is terminated by KBI pursuant to Section 11.01(d)(iii) above, then KBI shall pay promptly (and in any event within five (5) business days after such termination) to Peoples a termination fee in the amount of $1,500,000, payable in cash, in addition to any other remedy available to Peoples at law or in equity.


                                 ARTICLE TWELVE
                                  MISCELLANEOUS

         12.01.....Notices

         All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be given in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if sent by certified mail, postage prepaid, return receipt requested. All notices thereunder shall be delivered to the following addresses:

                  If to KBI, to:

                  Kentucky Bancshares Incorporated
                  _________________________________

                  _________________________________

                  Attention:  _____________________

                  Facsimile Number:  ______________

                  with a copy to:

                  Joseph M. Ford
                  Bracewell & Patterson, L.L.P.
                  111 Congress Avenue, Suite 2300
                  Austin, Texas 78701
                  Facsimile Number:  (512) 479-3906
                  Email address:  Jford@bracepatt.com

                  If to Peoples, to:

                  Peoples Bancorp Inc.
                  138 Putnam Street
                  Marietta, Ohio 45750
                  Attention: Charles R. Hunsaker, Esq., General Counsel Facsimile Number: (740) 376-7277

                  with a copy to:

                  Vorys, Sater, Seymour and Pease LLP
                  52 East Gay Street
                  P.O. Box 1008 Columbus, OH 43216-1008
                  Attention:  Charles S. DeRousie, Esq.
                  Facsimile Number:  (614) 719-4687

Any party to this Agreement may, by notice given in accordance with this Section 12.01, designate a new address for notices, requests, demands and other communications to such party.

         12.02....Counterparts

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single instrument.

         12.03....Entire Agreement

         This Agreement (including each exhibit and schedule provided pursuant hereto) represents the entire agreement between the parties hereto in respect of the subject matter of this Agreement and supersedes any and all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement.

         12.04....Successors and Assigns

         This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate, successors and assigns) of the parties hereto. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

         12.05....Captions

         The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as part of this Agreement.

         12.06....Governing Law

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without giving effect to principles of conflicts or choice of laws (except to the extent that mandatory provisions of Federal law are applicable).

         12.07....Payment of Fees and Expenses

         Except as otherwise agreed in writing, each party hereto shall pay all costs and expenses, including legal and accounting fees, and all expenses relating to its performance of, and compliance with, its undertakings herein, except that printing and mailing expenses shall be shared equally between KBI and Peoples. All fees to be paid to Governmental and Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by Peoples.

         12.08....Amendment

         From time to time and at any time prior to the Effective Time, this Agreement may be amended only by an agreement in writing executed in the same manner as this Agreement, after authorization of such action by the Boards of Directors of the Constituent Corporations; except that after the KBI Meeting, this Agreement may not be amended if it would violate the OGCL, the KBCA or the federal securities laws.

         12.09....Waiver

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

         12.10....Disclosure Schedules

         In the event of any inconsistency between the statements in the body of this Agreement and those in the KBI Disclosure Schedule or the Peoples Disclosure Schedule (other than an exception expressly set forth therein with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         12.11....No Third-Party Rights

         Except as specifically set forth herein, nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         12.12....Waiver of Jury Trial

         Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

         12.13....Severability

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed on behalf of Peoples Bancorp Inc. and Kentucky Bancshares Incorporated to be effective as of the date set forth in the first paragraph above.

ATTEST:                               PEOPLES BANCORP INC.


/s/ RUTH I. OTTO                  By: /s/ ROBERT E. EVANS
--------------------                      -------------------------------------
    Ruth I. Otto           Printed Name:  Robert E. Evans
                                  Title:  President and Chief Executive Officer


ATTEST:                               KENTUCKY BANCSHARES INCORPORATED



/s/ SANDRA F. TILTON              By: /s/ C. RONALD CHRISTMAS
---------------------                     -------------------------------------
    Sandra F. Tilton       Printed Name:  C. Ronald Christmas
                                  Title:  President and Chief Executive Officer

                                    EXHIBIT A
                         TO AGREEMENT AND PLAN OF MERGER


____________, 200__


Peoples Bancorp Incorporated
138 Putnam Street
Marietta, Ohio 45750
Attention:


Gentlemen:

         I have been advised that, as of the date hereof, I may be deemed to be an "affiliate" of Kentucky Bancshares Incorporated, a Kentucky corporation ("KBI"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of November ____, 2002 (the "Merger Agreement"), by and between KBI and Peoples Bancorp Inc., an Ohio corporation ("Peoples"), KBI will be merged (the "Merger") with and into Peoples and the name of the surviving corporation will be Peoples Bancorp Inc., an Ohio corporation (the "Surviving Corporation").

         As used herein, "KBI Common Shares" means the Common Shares, no par value, of KBI and "Surviving Corporation Common Shares" means the Common Shares, without par value, of the Surviving Corporation.

         I represent, warrant and covenant to the Surviving Corporation that in the event I receive any Surviving Corporation Common Shares as a result of the
Merger:

                  A. I shall not make any sale, transfer or other disposition of any Surviving Corporation Common Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) acquired by me in the Merger in violation of the 1933 Act or the Rules and Regulations.

                  B. I have carefully read this letter and the Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Surviving Corporation Common Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) to the extent I felt necessary, with my counsel or counsel for KBI.

                  C. I have been advised that the issuance of Surviving Corporation Common Shares to me pursuant to the Merger has been or will be registered with the Commission under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger will be submitted for a vote of the shareholders of KBI, I may be deemed to be an affiliate of KBI, the distribution by me of any Surviving Corporation Common Shares acquired by me in the Merger will not be registered under the 1933 Act and that I may not sell, transfer or otherwise dispose of any Surviving Corporation Common Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) acquired by me in the Merger unless (i) such sale, transfer or other disposition has been registered under the 1933 Act,
         (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the 1933 Act, or (iii) in the opinion of counsel reasonably acceptable to the Surviving Corporation, such sale, transfer or other disposition is otherwise exempt from registration under the 1933 Act.

                  D. I understand that the Surviving Corporation is under no obligation to register under the 1933 Act the sale, transfer or other disposition by me or on my behalf of any Surviving Corporation Common Shares acquired by me in the Merger or to take any other action necessary in order to make an exemption from such registration available.

                  E. I also understand that stop transfer instructions will be given to the Surviving Corporation's transfer agent with respect to Surviving Corporation Common Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) and that there will be placed on the certificates for the Surviving Corporation Common Shares acquired by me in the Merger, or any substitutions therefor, a legend stating in substance:

                  "The common shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The common shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated November ____, 2002 between the registered holder hereof and the issuer of the certificate, a copy of which agreement will be mailed to the holder hereof without charge within five days after receipt of written request therefor."

                  F. I also understand that unless the transfer by me of my Surviving Corporation Common Shares has been registered under the 1933 Act or is a sale made in conformity with the provisions of Rule 145, the Surviving Corporation reserves the right to put the following legend on the certificates issued to my transferee:

                  "The common shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such common shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The common shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legends if the undersigned shall have delivered to the Surviving Corporation a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to the Surviving Corporation, to the effect that such legends are not required for purposes of the 1933 Act.

         I further represent to and covenant with KBI and the Surviving Corporation that I will not, within the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer or otherwise dispose of any KBI Common Shares and that I will not sell, transfer or otherwise dispose of any Surviving Corporation Common Shares (whether or not acquired by me in the Merger) until after such time as results covering at least 30 days of post-Merger combined operations of KBI and Peoples have been published by the Surviving Corporation, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations. Furthermore, I understand that KBI and the Surviving Corporation will give stop transfer instructions to their respective transfer agents in order to prevent the breach of the representations, warranties and covenants made by me in this paragraph.

                                     Very truly yours,




                       Printed Name:
                                     ----------------------------------------

Accepted this _____ day of
____________, 200__



By:
   ----------------------------------------------
Printed Name:
             ------------------------------------
Title:
      -------------------------------------------

                      Exhibits and Disclosure Schedules to
                          Agreement and Plan of Merger,
                         dated as of November 29, 2002,
                                 by and between
                              Peoples Bancorp Inc.
                                       and
                        Kentucky Bancshares Incorporated


1. Exhibit A - Form of Affiliate Letter Restricting Resale of Securities

2. Representations and Warranties Disclosure Schedule of Kentucky Bancshares Incorporated.

3. Updated Representations and Warranties Disclosure Schedule of Kentucky Bancshares Incorporated.

4. Representations and Warranties Disclosure Schedule of Peoples Bancorp Inc.

                                 AMENDMENT NO. 1

                                     TO THE

                          AGREEMENT AND PLAN OF MERGER

                  Amendment No. 1, dated as of March 6, 2003, to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 29, 2002, by and between Peoples Bancorp Inc. ("Peoples") and Kentucky Bancshares Incorporated ("KBI").

                  WHEREAS, Peoples and KBI desire to make certain amendments to the Merger Agreement as more fully set forth herein and permitted by Section
12.08 of the Merger Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and intending to be legally bound hereby, Peoples and KBI agree as follows:

         1. Section 2.02(e)(ii) of the Merger Agreement is hereby amended by deleting the same in its entirety and substituting therefor the following:

                  In the event the Exchange Agent is required pursuant to
                  Section 2.02(d)(ii)(B) to designate from among all holders of Cash Election Shares the Reallocated Stock Shares to receive the Per Share Stock Consideration, each holder of Cash Election Shares shall be allocated a pro rata portion (based on each holder's Cash Election Shares relative to all Cash Election Shares) of the total Reallocated Stock Shares.

         2. All references to "the Agreement" in the Merger Agreement shall mean the Merger Agreement as amended by this Amendment No. 1.

         3. Except as expressly amended by this Amendment No. 1, the Acquisition Agreement shall remain in full force and effect in accordance with its terms.

         4. This Amendment No. 1 may be executed in multiple counterparts, each of which shall be deemed to be a duplicate original, and all of which taken together shall be considered one and the same instrument.

                  IN WITNESS WHEREOF, Peoples and KBI have caused this Amendment No. 1 to be executed by their duly authorized officers to be effective as of the date set forth in the first paragraph hereof.

ATTEST:                             KENTUCKY BANCSHARES INCORPORATED

/s/ JEFFREY D. ELSWICK       By:/s/ SANDRA F. TILTON
------------------------            -------------------------------------
Jeffrey D. Elswick                  Sandra F. Tilton
                                    Secretary/Treasurer


ATTEST:                             PEOPLES BANCORP INC.


/s/ ANNE GILLILAND           By:/s/ ROBERT E. EVANS
------------------------            -------------------------------------
Anne Gilliland                      Robert E. Evans
                                    President and Chief Executive Officer

                                                                      Appendix B


                                 PLAN OF MERGER
                                 --------------


         THIS PLAN OF MERGER (this "Plan"), dated as of March 24, 2003, is entered into by and between Peoples Bancorp Inc., an Ohio corporation ("Peoples") and Kentucky Bancshares Incorporated, a Kentucky corporation ("KBI").


         WHEREAS, Peoples and KBI have entered into an Agreement and Plan of Merger, dated as of November 29, 2002 (the "Agreement"), pursuant to which KBI will merge with and into Peoples (the "Merger"); and

         WHEREAS, Peoples and KBI desire to merge on the terms and conditions herein provided;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

         Section 1.        The Merger

         Subject to the terms and conditions of the Agreement and this Plan, at the Effective Time (as defined in Section 2 below), KBI shall merge with and into Peoples in accordance with the applicable provisions of the Ohio General Corporation Law (the "OGCL") and the Kentucky Business Corporation Act (the "KBCA"). Peoples shall be the continuing and surviving corporation (the "Surviving Corporation") in the Merger, shall continue to exist under the laws of the State of Ohio and shall continue to operate under the name "Peoples Bancorp Inc." Upon consummation of the Merger, the separate corporate existence of KBI shall cease.

         Section 2.        Effective Time

         The Merger shall become effective at 5:00 p.m. on the date that a certificate of merger is filed with the Secretary of State of the State of Ohio and articles of merger are filed with the Secretary of State of the Commonwealth of Kentucky, unless a later time is agreed to in writing by Peoples and KBI and so specified in the certificate of merger and articles of merger.

         Section 3.        Effects of the Merger

         At the Effective Time:

         (a) The articles of incorporation of Peoples in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation;

         (b) The code of regulations of Peoples in effect immediately prior to the Effective Time shall be the code of regulations of the Surviving Corporation;

         (c) the authorized number of directors of the Surviving Corporation shall be the authorized number of directors of Peoples immediately prior to the Effective Time. At the Effective Time, each individual who is serving as a director of Peoples immediately prior to the Effective Time shall continue to be a director of the Surviving Corporation and each such individual shall serve as a director of the Surviving Corporation for the balance of the term for which such individual was elected a director of Peoples. Each director of the Surviving Corporation shall serve as such until his or her successor is duly elected and qualified in the manner provided in the articles and regulations of the Surviving Corporation or as otherwise provided by law or until his or her earlier death, resignation or removal in the manner provided in the articles and regulations of the Surviving Corporation or as otherwise provided by law;

         (d) each individual who is an officer of Peoples immediately prior to the Effective Time shall continue to be an officer of the Surviving Corporation with each such individual to hold the same office in the Surviving Corporation, in accordance with the regulations thereof, as he held in Peoples immediately prior to the Effective Time; and

         (e) the Merger shall have the effects prescribed in the OGCL and the KBCA.

         Section 4.        Effect on Common Shares of KBI

         At the Effective Time, subject to the allocation and proration procedures and the other terms and conditions of the Agreement:

         (a) each common share, no par value, of KBI ("KBI Shares") issued and outstanding as of the Effective Time (other than KBI Shares to be canceled or converted to treasury shares of the Surviving Corporation in accordance with the Agreement and KBI Shares with respect to which the holder thereof has properly exercised dissenters' rights in accordance with Chapter 271B.13 of the KBCA) shall be converted into the right to receive, at the election of the holder thereof:

                  (i) the number of common shares, no par value, of Peoples ("Peoples Shares") which is equal to $2,575.00 divided by the Average Share Price (as defined in Section 2.02(b)(ii) of the Agreement), or

                  (ii) a cash amount equal to $2,575.00; and

         (b) all KBI Shares held by KBI as treasury shares shall be canceled and retired and shall cease to exist, and no Peoples Shares shall be delivered in exchange therefor.

         Section 5.        Effect on Common Shares of Peoples

         All Peoples Shares, if any, that are owned directly by KBI shall become treasury shares of the Surviving Corporation. Each other Peoples Share issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and unaffected by the Merger. Each Peoples Share held by Peoples in treasury shall continue to be a treasury share of the Surviving Corporation.

         Section 6.        Amendment

         From time to time and at any time prior to the Effective Time, this Plan may be amended only by an agreement in writing executed in the same manner as this Plan, after authorization of such action by the Boards of Directors of Peoples and KBI; except that after approval of this Plan by the shareholders of KBI, this Plan may not be amended if it would violate the OGCL, the KBCA or the federal securities laws.

         Section 7.        Assignment; Termination

         This Plan may not be assigned by either party hereto without the prior written consent of the other party. This Plan shall terminate upon the termination of the Agreement in accordance with its terms.

         Section 8.        Counterparts

         This Plan may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single instrument.

         Section 9.        Governing Law

         This Plan shall be governed by, and construed in accordance with, the laws of the State of Ohio, without giving effect to principles of conflicts or choice of laws (except to the extent that mandatory provisions of Federal law are applicable).

         Section 10.       Captions

         The captions contained in this Plan are included only for convenience of reference and do not define, limit, explain or modify this Plan or its interpretation, construction or meaning and are in no way to be construed as part of this Plan.

         IN WITNESS WHEREOF, this Plan of Merger has been executed on behalf of Peoples Bancorp Inc. and Kentucky Bancshares Incorporated to be effective as of the date set forth in the first paragraph above.


ATTEST:                      PEOPLES BANCORP INC.


/S/ RUTH I. OTTO                  By: /S/ ROBERT E. EVANS
--------------------                      -------------------------------------
    Ruth I. Otto            Printed Name: Robert E. Evans
                                   Title: President and Chief Executive Officer


ATTEST:                       KENTUCKY BANCSHARES INCORPORATED



/S/ SANDRA F. TILTON               By: /S/ C. RONALD CHRISTMAS
--------------------                       -------------------------------------
    Sandra F. Tilton        Printed Name:  C. Ronald Christmas
                                   Title:  President and Chief Executive Officer

                                                                      Appendix C

         [Letterhead of Alex Sheshunoff & Co. Investment Banking, L.P.]

March 3, 2003


Board of Directors
Kentucky Bancshares, Inc.
900 Diederich Blvd.
Russell, Kentucky 41169

Members of the Board:

You have requested that we update our oral opinion given to you on November 29, 2002 as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock of Kentucky Bancshares, Inc. ("KBI") of the Merger Consideration, as defined below, in the proposed merger between KBI and Peoples Bancorp, Inc., Marietta, Ohio (the "Corporation"). Pursuant to an Agreement and Plan of Merger dated November 29, 2002 (the "Merger Agreement"), the Corporation has agreed to exchange cash and shares of its common stock equal to $30,467,400 (the "Merger Consideration") for each outstanding share of KBI common stock, subject to possible adjustment as determined in the Merger Agreement. Pursuant to the Merger Agreement, KBI will be merged with and into the Corporation (the "Merger).

Alex Sheshunoff & Co. Investment Banking, LP ("Sheshunoff") is regularly engaged in the valuation of securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes.

In connection with our opinion, we, among other things:

          1.   Reviewed the Merger Agreement;

          2. Evaluated KBI's consolidated results based upon a review of its annual financial statements for the three-year period ending December 31, 2001 and of the year-to-date ended September 30, 2002;

          3. Reviewed Call Report information for the three-year period ending December 31, 2001 and for the period ending September 30, 2002 for KBI;

          4. Conducted conversations with executive management regarding recent and projected financial performance of KBI;

          5. Compared KBI's recent operating results with those of certain other banks in the United States that have recently been acquired;

          6. Compared KBI's recent operating results with those of certain other banks located in Kentucky and selected surrounding states that have recently been acquired;

          7. Compared the pricing multiples for KBI in the Merger to those of certain other banks in the United States that have recently been acquired;

          8. Compared the pricing multiples for KBI in the Merger to those of certain other banks located in Kentucky and selected surrounding states that have recently been acquired;

          9. Analyzed the net present value of the after-tax cash flows KBI could produce through the year 2006, based on assumptions provided by management;

          10. Performed an affordability analysis based on the projections of earnings for the combined entity subsequent to the Merger;

          11. Reviewed the historical stock price data and trading volume of the Corporation's common stock and the lack of any active market for the common stock of KBI; and

          12.  Performed such other analyses as it deemed appropriate.

We assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to us by KBI for the purposes of this opinion. In addition, where appropriate, we relied upon publicly available information that we believe to be reliable, accurate, and complete; however, we cannot guarantee the reliability, accuracy, or completeness of any such publicly available information.

We did not make an independent evaluation of the assets or liabilities of KBI or the Corporation, nor were we furnished with any such appraisals. We are not experts in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for loan and lease losses and assumed that such allowances for each of the companies are, in the aggregate, adequate to cover such losses.

We assumed that all required regulatory approvals will be received in a timely fashion and without any conditions or requirements that could adversely affect the Merger or the Corporation's operations following the Merger.

Our opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion.

Our opinion is limited to the fairness of the Merger Consideration, from a financial point of view, to the holders of KBI common stock. Moreover, this letter and the opinion expressed herein do not constitute a recommendation to any stockholder as to any approval of the Merger or the Merger Agreement. It is understood that this letter is for the information of the Board of Directors of KBI and may not be used for any other purpose without our prior written consent.

Based on the foregoing and such other matters we have deemed relevant, it is our opinion, as of the date hereof, that the Merger Consideration to be received by the KBI stockholders pursuant to the Merger is fair, from a financial point of view.

                                       Very truly yours,

                                   /s/ CHARLES I. MILLER

                                       Charles I. Miller
                                       ALEX SHESHUNOFF & CO.
                                       INVESTMENT BANKING, LP

                                                                      Appendix D


                            KENTUCKY REVISED STATUTES

               TITLE XXIII. PRIVATE CORPORATIONS AND ASSOCIATIONS

                         SUBTITLE 13. DISSENTERS' RIGHTS

271B.13-010 Definitions for subtitle.

As used in this subtitle:

(1) "Corporation" means the issuer of the shares held by a dissenter, except that in the case of a merger where the issuing corporation is not the surviving corporation, then, after consummation of the merger, "corporation" shall mean the surviving corporation.

(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under KRS 271B.13-020 and who exercises that right when and in the manner required by KRS 271B.13-200 to 271B.13-280.

(3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. In any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2), "fair value" shall be at least an amount required to be paid under KRS 271B.12-220(2) in order to be exempt from the requirements of KRS 271B.12-210.

(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) "Shareholder" means the record shareholder or the beneficial shareholder.

271B.13-020 Right to dissent.

(1) A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         (a) Consummation of a plan of merger to which the corporation is a party:

                  1. If shareholder approval is required for the merger by KRS 271B.11-030 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                  2. If the corporation is a subsidiary that is merged with its parent under KRS 271B.11-040;

         (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

         (d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                  1. Alters or abolishes a preferential right of the shares to a distribution or in dissolution;

                  2. Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                  3. Excludes or limits the right of the shares to vote on any matter other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                  4. Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under KRS 271B.6-040;

         (e) Any transaction subject to the requirements of KRS 271B.12-210 or exempted by KRS 271B.12-220(2); or

         (f) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2) A shareholder entitled to dissent and obtain payment for his shares under this chapter shall not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

271B.13-030 Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he shall dissent with respect to all shares beneficially owned by any one (1) person and notify the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         (a) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (b) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

271B.13-200 Notice of dissenters' rights.

(1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this subtitle and the corporation shall undertake to provide a copy of this subtitle to any shareholder entitled to vote at the shareholders' meeting upon request of that shareholder.

(2) If corporate action creating dissenters' rights under KRS 271B.13-020 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in KRS 271B.13-220.

271B.13-210 Notice of intent to demand payment.

(1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

         (a) Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

         (b)      Shall not vote his shares in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) of this section shall not be entitled to payment for his shares under this chapter.

271B.13-220 Dissenters' notice.

(1) If proposed corporate action creating dissenters' rights under KRS 271B.13-020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of KRS 271B.13-210.

(2) The dissenters' notice shall be sent no later than ten (10) days after the date the proposed corporate action was authorized by the shareholders, or, if no shareholder authorization was obtained, by the board of directors, and shall:

         (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30), nor more than sixty (60) days after the date the notice provided in subsection (1) of this section is delivered; and

         (e)      Be accompanied by a copy of this subtitle.

271B.13-230 Duty to demand payment.

(1) A shareholder who is sent a dissenters' notice described in KRS 271B.13-220 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subsection (2)(c) of KRS 271B.13-220, and deposit his certificates in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits his share certificates under subsection (1) of this section shall retain all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(3) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, shall not be entitled to payment for his shares under this subtitle.

271B.13-240 Share restrictions.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under KRS 271B.13-260.

(2) The person for whom dissenters' rights are asserted as to uncertificated shares shall retain all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

271B.13-250 Payment.

(1) Except as provided in KRS 271B.13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with KRS 271B.13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(2)      The payment shall be accompanied by:

         (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         (b) A statement of the corporation's estimate of the fair value of the shares;

         (c)      An explanation of how the interest was calculated; and

         (d) A statement of the dissenter's right to demand payment under KRS 271B.13-280.

271B.13-260 Failure to take action.

(1) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under KRS 271B.13-220 and repeat the payment demand procedure.

271B.13-270 After-acquired shares.

(1) A corporation may elect to withhold payment required by KRS 271B.13-250 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under KRS 271B.13-280.

271B.13-280 Procedure if shareholder dissatisfied with payment or offer.

(1) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under KRS 271B.13-250), or reject the corporation's offer under KRS 271B.13-270 and demand payment of the fair value of his shares and interest due, if:

         (a) The dissenter believes that the amount paid under KRS 271B.13-250 or offered under KRS 271B.13-270 is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (b) The corporation fails to make payment under KRS 271B.13-250 within sixty (60) days after the date set for demanding payment; or

         (c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

(2) A dissenter waives his right to demand payment under this section unless he shall notify the corporation of his demand in writing under subsection (1) of this section within thirty (30) days after the corporation made or offered payment for his shares.

271B.13-300 Court action.

(1) If a demand for payment under KRS 271B.13-280 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the Circuit Court of the county where a corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters shall be entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding shall be entitled to judgment:

         (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

         (b) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under KRS 271B.13-270.

271B.13-310 Court costs and counsel fees.

(1) The court in an appraisal proceeding commenced under KRS 271B.13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under KRS 271B.13-280.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the corporation and in favor of any or all dissenters, if the court finds the corporation did not substantially comply with the requirements of KRS 271B.13-200 to 271B.13-280; or

         (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subtitle.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                     Part II

                     Information not required in prospectus

Item 20....Indemnification of Directors and Officers.

         Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by a corporation and provides as follows:

                  (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                           (a) Any claim, issue, or matter as to which such
                  person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                           (b) Any action or suit in which the only liability
                  asserted against a director is pursuant to section 1701.95 of the Revised Code.

                  (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                  (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                           (a) By a majority vote of a quorum consisting of
                  directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

                           (b) If the quorum described in division (E)(4)(a) of
                  this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                           (c) By the shareholders;

                           (d) By the court of common pleas or the court in
                  which such action, suit, or proceeding referred to in division
                  (E)(1) or (2) of this section was brought.

                  Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
         (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                  (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both of the following:

                                    (i) Repay such amount if it is proved by
                           clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                                    (ii) Reasonably cooperate with the
                           corporation concerning the action, suit, or proceeding.

                           (b) Expenses, including attorney's fees, incurred by
                  a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                  (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),
         (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

                  (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         Article FIVE of Registrant's Code of Regulations governs indemnification by Registrant and provides as follows:

                  SECTION 5.01. MANDATORY INDEMNIFICATION. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

                  Section 5.02. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

                           (A) the corporation shall not indemnify any officer
                  or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

                           (B) the corporation shall promptly make any such
                  unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

                  SECTION 5.03. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

                  SECTION 5.04. DETERMINATION REQUIRED. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Washington County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

                  SECTION 5.05. ADVANCES FOR EXPENSES. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

                           (A) if it shall ultimately be determined as provided
                  in Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

                           (B) if, in respect of any claim, issue or other
                  matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Washington County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

                  SECTION 5.06. ARTICLE FIVE NOT EXCLUSIVE. The indemnification provided by this Article Five shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  SECTION 5.07. INSURANCE. The corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article Five. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  SECTION 5.08. CERTAIN DEFINITIONS. For purposes of this Article Five, and as examples and not by way of limitation:

                           (A) A person claiming indemnification under this
                  Article Five shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

                           (B) References to an "other enterprise" shall include
                  employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that term as used in this Article Five.

                  SECTION 5.09. VENUE. Any action, suit or proceeding to determine a claim for indemnification under this Article Five may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Washington County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Washington County, Ohio in any such action, suit or proceeding.

        In addition, the Registrant has purchased $10 million of insurance that insures its directors and officers against certain liabilities which might be incurred by them in such capacity. The Registrant also maintains fiduciary and lending liability coverage up to a $7 million limit.

Item 21....Exhibits and Financial Statement Schedules

         (a)      Exhibits.


Exhibit Number
                                      Description                                      Exhibit Location
----------------     -----------------------------------------------     ----------------------------------------------
       2.1           Agreement and Plan of Merger, dated as of           Filed herewith.
                     November 29, 2002, by and between Peoples
                     Bancorp Inc. and Kentucky Bancshares
                     Incorporated as amended as of March 6, 2003
                     (excluding schedules) (included in the Proxy
                     Statement/Prospectus as Appendix A).


       2.2           Plan of Merger, dated as of March 24, 2003,         Filed herewith.
                     by and between Peoples Bancorp Inc. and
                     Kentucky Bancshares Incorporated (included in
                     the Proxy Statement/Prospectus as Appendix B).


       3.1           Amended Articles of Incorporation of Peoples        Incorporated herein by reference to Exhibit
                     Bancorp Inc. (as filed with the Ohio                3(a) to the Registrant's Registration
                     Secretary of State on May 3, 1993).                 Statement on Form 8-B filed July 20, 1993
                                                                         (File No. 0-16772).

       3.2           Certificate of Amendment to the Amended             Incorporated herein by reference to Exhibit
                     Articles of Peoples Bancorp Inc. (as filed          3(a)(2) to the Registrant's Annual Report on
                     with the Ohio Secretary of State on April 22,       Form 10-K for fiscal year ended December 31,
                     1994).                                              1997 (File No. 0-16772) (the "1997 Form
                                                                         10-K").

       3.3           Certificate of Amendment to the Amended             Incorporated herein by reference to Exhibit
                     Articles of Peoples Bancorp Inc. (as filed          3(a)(3) to the Registrant's 1997 Form 10-K.
                     with the Ohio Secretary of State on April 9,
                     1996).

       3.4           Amended Articles of Incorporation of Peoples        Incorporated herein by reference to Exhibit
                     Bancorp Inc. (reflecting amendments through         3(a)(4) to the Registrant's 1997 Form 10-K.
                     April 9, 1996) [For SEC reporting compliance
                     purposes only - not filed with Ohio Secretary
                     of State].

       3.5           Regulations of Peoples Bancorp Inc.                 Incorporated herein by reference to Exhibit
                                                                         3(b) to the Registrant's Registration
                                                                         Statement on Form 8-B filed July 20, 1993
                                                                         (File No. 0-16772).

       4.1           Indenture, dated as of April 20, 1999,              Incorporated herein by reference to Exhibit
                     between Peoples Bancorp Inc. and Wilmington         4.1 to the Registration Statement on Form
                     Trust Company, as Debenture Trustee, relating       S-4 (Registration No. 333-81251) filed on
                     to Junior Subordinated Deferrable Interest          June 22, 1999 by the Registrant and PEBO
                     Debentures.                                         Capital Trust I (the "1999 Form S-4").

       4.2           Amended and Restated Declaration of Trust of        Incorporated herein by reference to Exhibit
                     PEBO Capital Trust I, dated as of April 20,         4.5 to the 1999 Form S-4.
                     1999.

       4.3           Series B Capital Securities Guarantee               Incorporated herein by reference to Exhibit
                     Agreement, dated as of September 23, 1999,          4(i) to the Registrant's Annual Report on
                     between Peoples Bancorp Inc. and Wilmington         Form 10-K for the fiscal year ended December
                     Trust Company, as Guarantee Trustee, relating       31, 1999 (File No. 0-16772).
                     to Series B 8.62% Capital Securities.

       4.4           Indenture, dated as of April 10, 2002,              Incorporated herein by reference to Exhibit
                     between Peoples Bancorp Inc. and Wilmington         4.1 to the Registrant's Form 10-Q for the
                     Trust Company, as Trustee, relating to              quarterly period ended September 30, 2002
                     Floating Rate Junior Subordinated Debt              (File No. 0-16772) (the "September 30, 2002
                     Securities.                                         Form 10-Q").

       4.5           Amended and Restated Declaration of Trust of        Incorporated herein by reference to Exhibit
                     PEBO Capital Trust II, dated as of April 10,        4.2 to the September 30, 2002 Form 10-Q.
                     2002.

       4.6           Guarantee Agreement, dated as of April 10,          Incorporated herein by reference to Exhibit
                     2002, between Peoples Bancorp Inc. and              4.3 to the September 30, 2002 Form 10-Q.
                     Wilmington Trust Company, as Guarantee
                     Trustee, relating to Floating Rate MMCapSSM
                     Capital Securities.


       5.1           Opinion of Vorys, Sater, Seymour and Pease          Previously filed.
                     LLP, as to the legality of the securities
                     being issued.

       8.1           Opinion of Vorys, Sater, Seymour and Pease          Filed herewith.
                     LLP, as to tax matters.

      10.1           Stockholder Voting Agreement, dated as of           Previously filed.
                     November 29, 2002, by and among Peoples
                     Bancorp Inc. and the individual directors of
                     Kentucky Bancshares Incorporated.


      10.2           Deferred Compensation Agreement dated               Incorporated herein by reference to Exhibit
                     November 16, 1976, between Robert E. Evans          6(g) to the Registrant's Registration
                     and The Peoples Banking and Trust Company, as       Statement No. 2-68524 on Form S-14 of
                     amended March 13, 1979.*                            Peoples Bancorp Inc., a Delaware
                                                                         corporation, Peoples predecessor.

      10.3           Peoples Bancorp Inc. Deferred Compensation          Incorporated herein by reference to Exhibit
                     Plan for Directors of Peoples Bancorp Inc.          10(a) to the Registrant's Registration
                     and Subsidiaries (Amended and Restated              Statement on Form S-8 filed December 31,
                     Effective January 2, 1998).*                        1997 (Registration No. 333-43629).

      10.4           Amendment No. 1 to Peoples Bancorp Inc.             Incorporated herein by reference to Exhibit
                     Deferred Compensation Plan for Directors of         10(b) to the Registrant's Post-Effective
                     Peoples Bancorp Inc. and Subsidiaries               Amendment No. 1 to Form S-8 filed September
                     effective January 2, 1998.*                         4, 1998 (Registration No. 333-43629).

      10.5           Summary of the Performance Compensation Plan        Incorporated herein by reference to Exhibit
                     for Peoples Bancorp Inc. effective for              10(c) to the Registrant's Annual Report on
                     calendar years beginning on or after January        Form 10-K for the fiscal year ended December
                     1, 2002.*                                           31, 2002 (File No. 0-16772) (the "2002 Form
                                                                         10-K").

      10.6           Peoples Bancorp Inc. Amended and Restated           Incorporated herein by reference to Exhibit
                     1993 Stock Option Plan.*                            4 to the Registrant's Registration Statement
                                                                         on Form S-8 filed August 25, 1993
                                                                         (Registration No. 33-67878).

      10.7           Form of Stock Option Agreement used in              Incorporated herein by reference to Exhibit
                     connection with grant of non-qualified stock        10(g) to the Registrant's Annual Report on
                     options under Peoples Bancorp Inc. Amended          Form 10-K for the fiscal year ended December
                     and Restated 1993 Stock Option Plan.*               31, 1995 (File No. 0-16772) (the "1995 Form
                                                                         10-K").
      10.8           Form of Stock Option Agreement dated May 20,        Incorporated herein by reference to Exhibit
                     1993, used in connection with grant of              10(h) to the Registrant's 1995 Form 10-K.
                     incentive stock options under Peoples
                     Bancorp. Inc. Amended and Restated 1993 Stock
                     Option Plan.*

      10.9           Form of Stock Option Agreement dated November       Incorporated herein by reference to Exhibit
                     10, 1994, used in connection with grant of          10(i) to the Registrant's 1995 Form 10-K.
                     incentive stock options under Peoples Bancorp
                     Inc. Amended and Restated 1993 Stock Option Plan.*

     10.10           Peoples Bancorp inc. 1995 Stock Option Plan.*       Incorporated herein by reference to Exhibit
                                                                         4 to the Registrant's Form S-8 filed May 24,
                                                                         1995 (Registration Statement No. 33-59569).

     10.11           Form of Stock Option Agreement used in              Incorporated herein by reference to Exhibit
                     connection with grant of non-qualified stock        10(k) to the Registrant's 1995 Form 10-K.
                     options to non-employee directors of Peoples
                     under Peoples Bancorp Inc. 1995 Stock Option
                     Plan.*

     10.12           Form of Stock Option Agreement used in              Incorporated herein by reference to Exhibit
                     connection with grant of non-qualified stock        10(l) to the Registrant's 1995 Form 10-K.
                     options to non-employee directors of Peoples'
                     subsidiaries under Peoples Bancorp Inc. 1995
                     Stock Option Plan.*

     10.13           Form of Stock Option Agreement used in              Incorporated herein by reference to Exhibit
                     connection with grant of incentive stock            10(m) to the Registrant's Annual Report on
                     options under Peoples Bancorp Inc. 1995 Stock       Form 10-K for the fiscal year ended December
                     Option Plan.*                                       31, 1998 (File No. 0-16772) (the "1998 Form
                                                                         10-K).

     10.14           Peoples Bancorp Inc. 1998 Stock Option Plan.*       Incorporated herein by reference to Exhibit
                                                                         10 to the Registrant's Form S-8 filed
                                                                         September 4, 1998 (Registration Statement
                                                                         No. 333-62935).

     10.15           Form of Stock Option Agreement used in              Incorporated herein by reference to Exhibit
                     connection with grant of non-qualified stock        10(o) to the Registrant's 1998 Form 10-K.
                     options to non-employee directors of Peoples
                     under Peoples Bancorp Inc. 1998 Stock Option
                     Plan.*

     10.16           Form of Stock Option Agreement used in              Incorporated herein by reference to Exhibit
                     connection with grant of non-qualified stock        10(p) to the Registrant's 1998 Form 10-K.
                     options to consultants/advisors of Peoples
                     under Peoples Bancorp Inc. 1998 Stock Option
                     Plan.*

     10.17           Form of Stock Option Agreement used in              Incorporated herein by reference to Exhibit
                     connection with grant of incentive stock            10(o) to the Registrant's Annual Report on
                     options under Peoples Bancorp Inc. 1998 Stock       Form 10-K for the fiscal year ended December
                     Option Plan.*                                       31, 1999 (File No. 0-16772).

     10.18           Registration Rights Agreement, dated April          Incorporated herein by reference to Exhibit
                     20, 1999, among Peoples Bancorp Inc., PEBO          4.11 to the 1999 Form S-4.
                     Capital Trust I and Sandler O'Neill & Partners, L.P.

     10.19           Peoples Bancorp Inc. 2002 Stock Option Plan.*       Incorporated herein by reference to Exhibit
                                                                         10 to the Registrant's Form S-8 filed April
                                                                         15, 2002 (Registration Statement No.
                                                                         333-86246).

     10.20           Form of Stock Option Agreement used in              Incorporated by reference to Exhibit 10(r)
                     connection with grant of non-qualified stock        to the Registrant's 2002 Form 10-K.
                     options to directors of Peoples under Peoples
                     Bancorp Inc. 2002 Stock Option Plan.*

     10.21           Form of Stock Option Agreement used in              Incorporated by reference to Exhibit 10(s)
                     connection with grant of non-qualified stock        to the Registrant's 2002 Form 10-K.
                     options to subsidiary directors of Peoples
                     under Peoples Bancorp Inc. 2002 Stock Option
                     Plan.*

     10.22           Form of Stock Option Agreement used in              Incorporated by reference to Exhibit 10(t)
                     connection with grant of non-qualified stock        to the Registrant's 2002 Form 10-K.
                     options to employees of Peoples under Peoples
                     Bancorp Inc. 2002 Stock Option Plan.*

     10.23           Form of Stock Option Agreement used in              Incorporated by reference to Exhibit 10(u)
                     connection with grant of incentive stock            to the Registrant's 2002 Form 10-K.
                     options under Peoples Bancorp Inc. 2002 Stock
                     Option Plan.*

     10.24           Loan Agreement dated as of June 13, 2002, by        Incorporated herein by reference to Exhibit
                     and between Peoples Bancorp Inc. and First          10.1 to the Registrant's Current Report on
                     Tennessee Bank National Association.                Form 8-K filed December 13, 2002 (File No.
                                                                         0-16772).

     10.25           Promissory note executed by Peoples Bancorp         Incorporated herein by reference to Exhibit
                     Inc., as Maker in the principal amount of           10.2 to Peoples' Current Report on Form 8-K
                     $17,000,000 dated June 13, 2002.                    filed December 13, 2002 (File No. 0-16772).

     10.26           Commercial Pledge Agreement dated as of June        Incorporated herein by reference to Exhibit
                     13, 2002, by and between Peoples Bancorp Inc.       10.2 to Peoples' Current Report on Form 8-K
                     and First Tennessee Bank National Association.      filed December 13, 2002 (File No. 0-16772).


      12.1           Statements re Computation of Ratios.                Previously filed.

      21.1           Subsidiaries of Peoples Bancorp Inc.                Previously filed.


      23.1           Consent of Ernst & Young LLP, independent           Filed herewith.
                     auditors.


      23.2           Consent of Vorys, Sater, Seymour and Pease          Previously filed.
                     LLP with respect to its opinion relating to
                     the legality of the securities being issued
                     (included in opinion filed as Exhibit 5.1).

      23.3           Consent of Vorys, Sater, Seymour and Pease          Filed herewith.
                     LLP with respect to its tax opinion (included
                     in opinion filed as Exhibit 8.1).


      23.4           Consent of Alex Sheshunoff & Co. Investment         Filed herewith.
                     Banking, L.P., financial advisors to Kentucky
                     Bancshares Incorporated.


      24.1           Powers of Attorney of Directors and Executive       Previously filed.
                     Officers of Peoples Bancorp Inc. authorizing
                     the signing of their names to this
                     Registration Statement and any and all
                     amendments to this Registration Statement and
                     other documents submitted in connection
                     herewith.


      99.1           Form of Fairness Opinion by Alex Sheshunoff &       Filed herewith.
                     Co. Investment Banking, L.P. (included in the
                     Proxy Statement/Prospectus as Appendix C).


      99.2           Form of Notice of Special Meeting of                Filed herewith.
                     Shareholders of Kentucky Bancshares
                     Incorporated (set forth immediately following
                     the cover page of the Proxy Statement/Prospectus).


      99.3           Form of Proxy to be used in connection with         Filed herewith.
                     Special Meeting of Shareholders of Kentucky
                     Bancshares Incorporated.

--------------------------------------------------------------------

*Management Compensation Plan



         (b)      Financial Statement Schedules.

         All supporting schedules have been omitted because they are not required.

Item 22.  Undertakings.

(A) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X not set forth in the prospectus, to deliver, to cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(D) The undersigned Registrant hereby undertakes:

         (1) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(E) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(F) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(G) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Ohio, on March 27, 2003.


                                    PEOPLES BANCORP INC.


                            By: /s/ ROBERT E. EVANS
                                    -------------------------------------
                                    Robert E. Evans
                                    President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.


Signature                   Title                                  Date
---------                   -----                                  ----

 /s/ ROBERT E. EVANS         President and Chief Executive        March 27, 2003
--------------------------   Officer and Director (Principal
 Robert E. Evans             Executive Officer)

*  Carl Baker, Jr.           Director                             March 27, 2003
--------------------------
 Carl Baker, Jr.

*  Mark F. Bradley           Director                             March 27, 2003
--------------------------
 Mark F. Bradley

*  George W. Broughton       Director                             March 27, 2003
--------------------------
 George W. Broughton

*  Frank L. Christy          Director                             March 27, 2003
--------------------------
 Frank L. Christy

*  Wilford D. Dimit          Director                             March 27, 2003
--------------------------
 Wilford D. Dimit

*  Rex E. Maiden             Director                             March 27, 2003
--------------------------
 Rex E. Maiden

*  Robert W. Price           Director                             March 27, 2003
--------------------------
 Robert W. Price

*  Paul T. Theisen           Director                             March 27, 2003
--------------------------
 Paul T. Theisen

*  Thomas C. Vadakin         Director                             March 27, 2003
--------------------------
 Thomas C. Vadakin

*  Joseph H. Wesel           Chairman of the Board and Director   March 27, 2003
--------------------------
 Joseph H. Wesel

*  John W. Conlon            Chief Financial Officer and          March 27, 2003
--------------------------   Treasurer (Principal Accounting
 John W. Conlon              Officer)

*  Gary L. Kriechbaum        Controller                           March 27, 2003
--------------------------
 Gary L. Kriechbaum




* By Robert E. Evans pursuant to Powers of Attorney executed by the directors and executive officers listed above, which Powers of Attorney were previously filed with the Securities and Exchange Commission.



   /s/ ROBERT E. EVANS
       --------------------------------------------------
Name:  Robert E. Evans
Title: President and Chief Executive Officer and Director

                                  EXHIBIT INDEX


Exhibit Number
                                      Description                                      Exhibit Location
----------------     -----------------------------------------------     ----------------------------------------------
       2.1           Agreement and Plan of Merger, dated as of           Filed herewith.
                     November 29, 2002, by and between Peoples
                     Bancorp Inc. and Kentucky Bancshares
                     Incorporated as amended as of March 6, 2003
                     (excluding schedules) (included in the Proxy
                     Statement/Prospectus as Appendix A).


       2.2           Plan of Merger, dated as of March 24, 2003,         Filed herewith.
                     by and between Peoples Bancorp Inc. and
                     Kentucky Bancshares Incorporated (included in
                     the Proxy Statement/Prospectus as Appendix B).


       3.1           Amended Articles of Incorporation of Peoples        Incorporated herein by reference to Exhibit
                     Bancorp Inc. (as filed with the Ohio                3(a) to the Registrant's Registration
                     Secretary of State on May 3, 1993).                 Statement on Form 8-B filed July 20, 1993
                                                                         (File No. 0-16772).

       3.2           Certificate of Amendment to the Amended             Incorporated herein by reference to Exhibit
                     Articles of Peoples Bancorp Inc. (as filed          3(a)(2) to the Registrant's Annual Report on
                     with the Ohio Secretary of State on April 22,       Form 10-K for fiscal year ended December 31,
                     1994).                                              1997 (File No. 0-16772) (the "1997 Form
                                                                         10-K").

       3.3           Certificate of Amendment to the Amended             Incorporated herein by reference to Exhibit
                     Articles of Peoples Bancorp Inc. (as filed          3(a)(3) to the Registrant's 1997 Form 10-K.
                     with the Ohio Secretary of State on April 9,
                     1996).

       3.4           Amended Articles of Incorporation of Peoples        Incorporated herein by reference to Exhibit
                     Bancorp Inc. (reflecting amendments through         3(a)(4) to the Registrant's 1997 Form 10-K.
                     April 9, 1996) [For SEC reporting compliance
                     purposes only - not filed with Ohio Secretary
                     of State].

       3.5           Regulations of Peoples Bancorp Inc.                 Incorporated herein by reference to Exhibit
                                                                         3(b) to the Registrant's Registration
                                                                         Statement on Form 8-B filed July 20, 1993
                                                                         (File No. 0-16772).

       4.1           Indenture, dated as of April 20, 1999,              Incorporated herein by reference to Exhibit
                     between Peoples Bancorp Inc. and Wilmington         4.1 to the Registration Statement on Form
                     Trust Company, as Debenture Trustee, relating       S-4 (Registration No. 333-81251) filed on
                     to Junior Subordinated Deferrable Interest          June 22, 1999 by the Registrant and PEBO
                     Debentures.                                         Capital Trust I (the "1999 Form S-4").

       4.2           Amended and Restated Declaration of Trust of        Incorporated herein by reference to Exhibit
                     PEBO Capital Trust I, dated as of April 20,         4.5 to the 1999 Form S-4.
                     1999.

       4.3           Series B Capital Securities Guarantee               Incorporated herein by reference to Exhibit
                     Agreement, dated as of September 23, 1999,          4(i) to the Registrant's Annual Report on
                     between Peoples Bancorp Inc. and Wilmington         Form 10-K for the fiscal year ended December
                     Trust Company, as Guarantee Trustee, relating       31, 1999 (File No. 0-16772).
                     to Series B 8.62% Capital Securities.

       4.4           Indenture, dated as of April 10, 2002,              Incorporated herein by reference to Exhibit
                     between Peoples Bancorp Inc. and Wilmington         4.1 to the Registrant's Form 10-Q for the
                     Trust Company, as Trustee, relating to              quarterly period ended September 30, 2002
                     Floating Rate Junior Subordinated Debt              (File No. 0-16772) (the "September 30, 2002
                     Securities.                                         Form 10-Q").

       4.5           Amended and Restated Declaration of Trust of        Incorporated herein by reference to Exhibit
                     PEBO Capital Trust II, dated as of April 10,        4.2 to the September 30, 2002 Form 10-Q.
                     2002.

       4.6           Guarantee Agreement, dated as of April 10,          Incorporated herein by reference to Exhibit
                     2002, between Peoples Bancorp Inc. and              4.3 to the September 30, 2002 Form 10-Q.
                     Wilmington Trust Company, as Guarantee
                     Trustee, relating to Floating Rate MMCapSSM
                     Capital Securities.

       5.1           Opinion of Vorys, Sater, Seymour and Pease          Previously filed.
                     LLP, as to the legality of the securities
                     being issued.

       8.1           Opinion of Vorys, Sater, Seymour and Pease          Filed herewith.
                     LLP, as to tax matters.

      10.1           Stockholder Voting Agreement, dated as of           Previously filed.
                     November 29, 2002, by and among Peoples
                     Bancorp Inc. and the individual directors of
                     Kentucky Bancshares Incorporated.

      10.2           Deferred Compensation Agreement dated               Incorporated herein by reference to Exhibit
                     November 16, 1976, between Robert E. Evans          6(g) to the Registrant's Registration
                     and The Peoples Banking and Trust Company, as       Statement No. 2-68524 on Form S-14 of
                     amended March 13, 1979.*                            Peoples Bancorp Inc., a Delaware
                                                                         corporation, Peoples predecessor.

      10.3           Peoples Bancorp Inc. Deferred Compensation          Incorporated herein by reference to Exhibit
                     Plan for Directors of Peoples Bancorp Inc.          10(a) to the Registrant's Registration
                     and Subsidiaries (Amended and Restated              Statement on Form S-8 filed December 31,
                     Effective January 2, 1998).*                        1997 (Registration No. 333-43629).

      10.4           Amendment No. 1 to Peoples Bancorp Inc.             Incorporated herein by reference to Exhibit
                     Deferred Compensation Plan for Directors of         10(b) to the Registrant's Post-Effective
                     Peoples Bancorp Inc. and Subsidiaries               Amendment No. 1 to Form S-8 filed September
                     effective January 2, 1998.*                         4, 1998 (Registration No. 333-43629).

      10.5           Summary of the Performance Compensation Plan        Incorporated herein by reference to Exhibit
                     for Peoples Bancorp Inc. effective for              10(c) to the Registrant's Annual Report on
                     calendar years beginning on or after January        Form 10-K for the fiscal year ended December
                     1, 2002.*                                           31, 2002 (File No. 0-16772) (the "2002 Form
                                                                         10-K").

      10.6           Peoples Bancorp Inc. Amended and Restated           Incorporated herein by reference to Exhibit
                     1993 Stock Option Plan.*                            4 to the Registrant's Registration Statement
                                                                         on Form S-8 filed August 25, 1993
                                                                         (Registration No. 33-67878).

      10.7           Form of Stock Option Agreement used in              Incorporated herein by reference to Exhibit
                     connection with grant of non-qualified stock        10(g) to the Registrant's Annual Report on
                     options under Peoples Bancorp Inc. Amended          Form 10-K for the fiscal year ended December
                     and Restated 1993 Stock Option Plan.*               31, 1995 (File No. 0-16772) (the "1995 Form
                                                                         10-K").
      10.8           Form of Stock Option Agreement dated May 20,        Incorporated herein by reference to Exhibit
                     1993, used in connection with grant of              10(h) to the Registrant's 1995 Form 10-K.
                     incentive stock options under Peoples
                     Bancorp. Inc. Amended and Restated 1993 Stock
                     Option Plan.*

      10.9           Form of Stock Option Agreement dated November       Incorporated herein by reference to Exhibit
                     10, 1994, used in connection with grant of          10(i) to the Registrant's 1995 Form 10-K.
                     incentive stock options under Peoples Bancorp
                     Inc. Amended and Restated 1993 Stock Option Plan.*

     10.10           Peoples Bancorp inc. 1995 Stock Option Plan.*       Incorporated herein by reference to Exhibit
                                                                         4 to the Registrant's Form S-8 filed May 24,
                                                                         1995 (Registration Statement No. 33-59569).

     10.11           Form of Stock Option Agreement used in              Incorporated herein by reference to Exhibit
                     connection with grant of non-qualified stock        10(k) to the Registrant's 1995 Form 10-K.
                     options to non-employee directors of Peoples
                     under Peoples Bancorp Inc. 1995 Stock Option
                     Plan.*

     10.12           Form of Stock Option Agreement used in              Incorporated herein by reference to Exhibit
                     connection with grant of non-qualified stock        10(l) to the Registrant's 1995 Form 10-K.
                     options to non-employee directors of Peoples'
                     subsidiaries under Peoples Bancorp Inc. 1995
                     Stock Option Plan.*

     10.13           Form of Stock Option Agreement used in              Incorporated herein by reference to Exhibit
                     connection with grant of incentive stock            10(m) to the Registrant's Annual Report on
                     options under Peoples Bancorp Inc. 1995 Stock       Form 10-K for the fiscal year ended December
                     Option Plan.*                                       31, 1998 (File No. 0-16772) (the "1998 Form
                                                                         10-K).

     10.14           Peoples Bancorp Inc. 1998 Stock Option Plan.*       Incorporated herein by reference to Exhibit
                                                                         10 to the Registrant's Form S-8 filed
                                                                         September 4, 1998 (Registration Statement
                                                                         No. 333-62935).

     10.15           Form of Stock Option Agreement used in              Incorporated herein by reference to Exhibit
                     connection with grant of non-qualified stock        10(o) to the Registrant's 1998 Form 10-K.
                     options to non-employee directors of Peoples
                     under Peoples Bancorp Inc. 1998 Stock Option
                     Plan.*

     10.16           Form of Stock Option Agreement used in              Incorporated herein by reference to Exhibit
                     connection with grant of non-qualified stock        10(p) to the Registrant's 1998 Form 10-K.
                     options to consultants/advisors of Peoples
                     under Peoples Bancorp Inc. 1998 Stock Option
                     Plan.*

     10.17           Form of Stock Option Agreement used in              Incorporated herein by reference to Exhibit
                     connection with grant of incentive stock            10(o) to the Registrant's Annual Report on
                     options under Peoples Bancorp Inc. 1998 Stock       Form 10-K for the fiscal year ended December
                     Option Plan.*                                       31, 1999 (File No. 0-16772).

     10.18           Registration Rights Agreement, dated April          Incorporated herein by reference to Exhibit
                     20, 1999, among Peoples Bancorp Inc., PEBO          4.11 to the 1999 Form S-4.
                     Capital Trust I and Sandler O'Neill & Partners, L.P.

     10.19           Peoples Bancorp Inc. 2002 Stock Option Plan.*       Incorporated herein by reference to Exhibit
                                                                         10 to the Registrant's Form S-8 filed April
                                                                         15, 2002 (Registration Statement No.
                                                                         333-86246).

     10.20           Form of Stock Option Agreement used in              Incorporated by reference to Exhibit 10(r)
                     connection with grant of non-qualified stock        to the Registrant's 2002 Form 10-K.
                     options to directors of Peoples under Peoples
                     Bancorp Inc. 2002 Stock Option Plan.*

     10.21           Form of Stock Option Agreement used in              Incorporated by reference to Exhibit 10(s)
                     connection with grant of non-qualified stock        to the Registrant's 2002 Form 10-K.
                     options to subsidiary directors of Peoples
                     under Peoples Bancorp Inc. 2002 Stock Option
                     Plan.*

     10.22           Form of Stock Option Agreement used in              Incorporated by reference to Exhibit 10(t)
                     connection with grant of non-qualified stock        to the Registrant's 2002 Form 10-K.
                     options to employees of Peoples under Peoples
                     Bancorp Inc. 2002 Stock Option Plan.*

     10.23           Form of Stock Option Agreement used in              Incorporated by reference to Exhibit 10(u)
                     connection with grant of incentive stock            to the Registrant's 2002 Form 10-K.
                     options under Peoples Bancorp Inc. 2002 Stock
                     Option Plan.*

     10.24           Loan Agreement dated as of June 13, 2002, by        Incorporated herein by reference to Exhibit
                     and between Peoples Bancorp Inc. and First          10.1 to the Registrant's Current Report on
                     Tennessee Bank National Association.                Form 8-K filed December 13, 2002 (File No.
                                                                         0-16772).

     10.25           Promissory note executed by Peoples Bancorp         Incorporated herein by reference to Exhibit
                     Inc., as Maker in the principal amount of           10.2 to Peoples' Current Report on Form 8-K
                     $17,000,000 dated June 13, 2002.                    filed December 13, 2002 (File No. 0-16772).

     10.26           Commercial Pledge Agreement dated as of June        Incorporated herein by reference to Exhibit
                     13, 2002, by and between Peoples Bancorp Inc.       10.2 to Peoples' Current Report on Form 8-K
                     and First Tennessee Bank National Association.      filed December 13, 2002 (File No. 0-16772).


      12.1           Statements re Computation of Ratios.                Previously filed.

      21.1           Subsidiaries of Peoples Bancorp Inc.                Previously filed.

      23.1           Consent of Ernst & Young LLP, independent           Filed herewith.
                     auditors.

      23.2           Consent of Vorys, Sater, Seymour and Pease          Previously filed.
                     LLP with respect to its opinion relating to
                     the legality of the securities being issued
                     (included in opinion filed as Exhibit 5.1).

      23.3           Consent of Vorys, Sater, Seymour and Pease          Filed herewith.
                     LLP with respect to its tax opinion (included
                     in opinion filed as Exhibit 8.1).


      23.4           Consent of Alex Sheshunoff & Co. Investment         Filed herewith.
                     Banking, L.P., financial advisors to Kentucky
                     Bancshares Incorporated.


      24.1           Powers of Attorney of Directors and Executive       Previously filed.
                     Officers of Peoples Bancorp Inc. authorizing
                     the signing of their names to this
                     Registration Statement and any and all
                     amendments to this Registration Statement and
                     other documents submitted in connection
                     herewith.


      99.1           Form of Fairness Opinion by Alex Sheshunoff &       Filed herewith.
                     Co. Investment Banking, L.P. (included in the
                     Proxy Statement/Prospectus as Appendix C).


      99.2           Form of Notice of Special Meeting of                Filed herewith.
                     Shareholders of Kentucky Bancshares
                     Incorporated (set forth immediately following
                     the cover page of the Proxy Statement/Prospectus).


      99.3           Form of Proxy to be used in connection with         Filed herewith.
                     Special Meeting of Shareholders of Kentucky
                     Bancshares Incorporated.

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
*Management Compensation Plan